UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No.  )
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
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Preliminary Proxy Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material under § 240.14a-12

Quoin Pharmaceuticals Ltd.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
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No fee required.

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Fee paid previously with preliminary materials.

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

July   , 2025
Dear Shareholder,
You are cordially invited to attend the 2025 Annual General Meeting of Shareholders (the “Annual Meeting”) of Quoin Pharmaceuticals Ltd. The Annual Meeting will be held on August 21, 2025 at 12 p.m., US Eastern Time, at the offices of Blank Rome LLP located at One Logan Square, Philadelphia, PA 19103.
Our notice of the Annual Meeting and the accompanying proxy statement describe in detail the matters to be acted upon at the Annual Meeting. Our board of directors recommends a vote “FOR” each of the proposals set forth in the accompanying proxy statement.
The notice, the proxy statement, the Annual Report on Form 10-K for the year ended December 31, 2024, as well as the proxy card and voting instruction form, as applicable, are being first distributed and made available to shareholders on or about July [•], 2025.
We have fixed the close of business on July 16, 2025 as the record date for the determination of shareholders entitled to get the notice of, and to vote on the matters proposed at, the Annual Meeting and any adjournment or postponement thereof.
YOUR VOTE IS IMPORTANT.
It is important that your shares be represented and voted at the Annual Meeting. Accordingly, I urge you to vote by marking, signing and dating the accompanying proxy card if you hold ordinary shares, or voting instruction form if you hold ordinary shares represented by American Depositary Shares, and returning it promptly. If your shares are held in an account at a bank, broker or other nominee, please check the materials provided to you by your broker, bank or other nominee to determine how you may vote your shares.
We look forward to seeing you at the Annual Meeting.
Very truly yours,
Dr. Michael Myers
Chairman of the Board of Directors
and Chief Executive Officer

NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS
To be held on Thursday, August 21, 2025
Notice is hereby given to the holders of ordinary shares, as well as holders of ordinary shares that are represented by American Depositary Shares (“ADSs”), collectively referred to as “shareholders,” of Quoin Pharmaceuticals Ltd. (“Quoin,” “we,” “us,” “our”) in connection with the solicitation by our board of directors (the “Board”) of proxies for use at the Annual General Meeting of Shareholders (the “Annual Meeting”) to be held on Thursday, August 21, 2025, at 12 p.m., US Eastern Time, at the offices of Blank Rome LLP located at One Logan Square, Philadelphia, PA 19103.
The Annual Meeting is being called for the following purposes:
1.
To elect each of Dr. Michael Myers, Denise Carter, Joseph Cooper, James Culverwell, Dennis H. Langer, Natalie Leong, and Michael Sember to serve as a director of Quoin until Quoin’s next annual general meeting of shareholders and until such director’s successor is duly elected and qualified, or until such director’s earlier resignation or retirement;

2.
To approve an amendment to the Company’s Amended and Restated Articles of Association, as amended (the “Articles of Association”) to increase the Company’s authorized ordinary share capital from 100,000,000 shares to 5,000,000,000 shares;

3.
To approve a new Compensation Policy for the Company’s Executive Officers and Directors;

4.
To approve the Quoin Pharmaceuticals Ltd. 2025 Equity Incentive Plan;

5.
To approve changes to our non-employee directors’ compensation program;

6.
To approve certain options grants to certain non-employee directors; and

7.
To appoint CBIZ CPAs P.C. to serve as our independent registered public accounting firm until our next annual general meeting of shareholders.

In addition to considering and voting on the foregoing proposals, members of the Company’s management will be available at the Annual Meeting to discuss the financial statements of the Company for the fiscal year ended December 31, 2024.
The Board recommends that the shareholders vote “FOR” Proposals 1-7 as described in the accompanying proxy statement.
We are currently not aware of any other matters that will come before the Annual Meeting. If any other matters are presented properly at the Annual Meeting, it is intended that the persons designated as proxies will vote upon such matters in accordance with their best judgment.
In order for us to conduct business at the Annual Meeting, two or more shareholders must be present, in person or by proxy, representing not less than thirty-three and one-third percent (33 1∕3%) of the voting power of our issued and outstanding shares. If such quorum is not present within half an hour from the time scheduled for the Annual Meeting, the Annual Meeting will be adjourned for one day (to the same time and place), or to a later date or other place as may be specified by the Board by notice to shareholders eligible to vote. At the reconvened meeting, if there is no quorum within half an hour from the time scheduled for the meeting, any number of our shareholders present in person or by proxy shall constitute a lawful quorum.
The Board of Directors has fixed the close of business on July 16, 2025 as the record date (the “Record Date”) for determining those shareholders who will be entitled to (i) receive copies of this Notice and the attached proxy statement, and (ii) vote on each of the proposals described in the attached proxy statement.

A proxy statement describing the various matters to be voted upon at the Annual Meeting, along with a proxy card or voting instruction form, as applicable, enabling the shareholders to indicate their vote on each matter, and our Annual Report on Form 10-K for the year ended December 31, 2024, are being distributed and made available to all of the Company’s shareholders as of the Record Date on or about July [•], 2025.
Holders of ordinary shares must submit their proxy cards to Quoin c/o Quoin Pharmaceuticals Ltd. at 42127 Pleasant Forest Ct., Ashburn, VA 20148, so that such proxy cards are received no later than twenty-four (24) hours prior to the scheduled date and time of the Annual Meeting. Holders of ADSs, with each ADS representing thirty-five (35) ordinary shares, should return their voting instructions by the date and in the manner set forth on their voting instruction form.
If you hold ADSs in “street name” (meaning held through a bank, broker or other nominee), such bank, broker or other nominee will provide you with instructions on how you may give voting instructions with respect to the ordinary shares underlying your ADSs. Please check with your broker, bank or other nominee, as applicable, and carefully follow the voting procedures provided to you.
Effective April 9, 2025, the ratio of ADSs evidencing ordinary shares changed from 1 ADS representing one (1) ordinary share to 1 ADS representing thirty-five (35) ordinary shares, which resulted in a 1 for 35 reverse split of the issued and outstanding ADSs (the “Reverse Split”). Except as specifically provided, ADSs and related option and warrant information presented in this proxy statement has been retroactively adjusted to reflect the ratio change and the Reverse Split. Our Annual Report on Form 10-K for the year ended December 31, 2024 (the “Annual Report”) accompanying this proxy statement was filed on March 13, 2025 and as such, the Annual Report (including the financial statements included therein) does not reflect the Reverse Split.
Important Notice Regarding the Availability of Proxy Materials
for the Annual General Meeting of Shareholders
to be held on Thursday, August 21, 2025 at 12 p.m., US Eastern Time,
at the offices of Blank Rome LLP located at One Logan Square, Philadelphia, PA 19103
The proxy statement and Annual Report on Form 10-K are available at
https://quoinpharma.gcs-web.com/annual-report-and-proxy-statement
BY ORDER OF THE BOARD OF DIRECTORS
July [•], 2025
Dr. Michael Myers
Chairman of the Board of Directors
and Chief Executive Officer

PROXY STATEMENT SUMMARY	1
QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING	2
PROPOSAL ONE – ELECTION OF DIRECTORS	7
EXECUTIVE OFFICERS	11
DIRECTOR COMPENSATION	23
PROPOSAL TWO – APPROVAL OF AN AMENDMENT TO THE ARTICLES OF ASSOCIATION TO INCREASE THE COMPANY’S AUTHORIZED ORDINARY SHARE CAPITAL	24
PROPOSAL THREE – APPROVAL OF A NEW COMPENSATION POLICY FOR EXECUTIVE OFFICERS AND DIRECTORS	26
PROPOSAL FOUR – APPROVAL AND ADOPTION OF THE QUOIN PHARMACEUTICALS LTD. 2025 EQUITY INCENTIVE PLAN	29
PROPOSAL FIVE – APPROVAL OF CHANGES TO OUR NON-EMPLOYEE DIRECTORS’ COMPENSATION PROGRAM	36
PROPOSAL SIX – APPROVAL OF THE GRANT OF CERTAIN OPTIONS TO CERTAIN NON-EMPLOYEE DIRECTORS PURSUANT TO OUR NON-EMPLOYEE DIRECTORS’ COMPENSATION PROGRAM	37
PROPOSAL SEVEN – APPOINTMENT OF CBIZ CPAs P.C. TO SERVE AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM UNTIL OUR NEXT ANNUAL GENERAL MEETING OF SHAREHOLDERS	38
FINANCIAL STATEMENTS FOR THE YEAR ENDED DECEMBER 31, 2024	40
EXECUTIVE COMPENSATION	41
PAY VERSUS PERFORMANCE	50
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	52
BENEFICIAL OWNERSHIP OF SECURITIES BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	53
SHAREHOLDER PROPOSALS	55
HOUSEHOLDING OF PROXY MATERIALS	55
OTHER BUSINESS	56
ANNUAL REPORT	56
Annex A Quoin Pharmaceuticals Ltd. Compensation Policy for Executive Officers and Directors
Annex B Quoin Pharmaceuticals Ltd. 2025 Equity Incentive Plan

PROXY STATEMENT
FOR THE 2025 ANNUAL GENERAL MEETING OF SHAREHOLDERS
THURSDAY, AUGUST 21, 2025
PROXY STATEMENT SUMMARY
This summary highlights information contained elsewhere in this proxy statement. It does not contain all of the information you should consider, and you should read the entire proxy statement carefully before voting. References in this proxy statement to the “Company,” “Quoin,” “Quoin Ltd.,” “we,” “us,” and “our” refer to Quoin Pharmaceuticals Ltd., an Israeli company. The Notice of Annual General Meeting of Shareholders, proxy statement and a proxy card or voting instruction form, as applicable, are being distributed and made available to the holders of our ordinary shares, as well as holders of our ordinary shares that are represented by American Depositary Shares (“ADSs”), collectively referred to as “shareholders,” starting on or about July [•], 2025. Our principal executive offices are located at 42127 Pleasant Forest Ct., Ashburn, VA 20148.
Annual Meeting Information
Date and Time:	Thursday, August 21, 2025, beginning at 12:00 p.m., US Eastern Time
Meeting Place:	Offices of Blank Rome LLP located at One Logan Square, Philadelphia, PA 19103
Record Date:	July 16, 2025
Voting:	Each ordinary share is entitled to one vote per share on all matters presented at the Annual Meeting. Each ADS represents one of our ordinary shares.
It is important that your shares be represented and voted at the Annual Meeting. Shareholders should vote by marking, signing and dating the accompanying proxy card if you hold ordinary shares, or voting instruction form if you hold ordinary shares represented by ADSs, and returning it promptly. If your shares are held in an account at a bank, broker or other nominee, please check the materials provided to you by your broker, bank or other nominee to determine how you may vote your shares.
Voting Matters and the Board’s Recommendation
Agenda Item	Board Vote Recommendation	Page Reference
Election of seven directors	FOR each Director Nominee	7
Approval of an amendment to the Company’s Amended and Restated Articles of Association, as amended (the “Articles of Association”) to increase the Company’s authorized ordinary share capital from 100,000,000 shares to 5,000,000,000 shares;	FOR	24
Approval of a new Compensation Policy for the Company’s Executive Officers and Directors	FOR	26
Approval of the Quoin Pharmaceuticals Ltd. 2025 Equity Incentive Plan	FOR	29
Approval of changes to our non-employee directors’ compensation program	FOR	36
Approval of certain options grants to certain non-employee directors	FOR	37
Appointment CBIZ CPAs P.C. to serve as our independent registered public accounting firm until our next annual general meeting of shareholders	FOR	38

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING
Why am I receiving these materials?
The Notice of Annual General Meeting of Shareholders, proxy statement and a proxy card or voting instruction form, as applicable, are being distributed and made available to our shareholders starting on or about July [•], 2025. We are providing these proxy materials in connection with the solicitation by the Company’s board of directors (the “Board”) of proxies to be voted at the 2025Annual General Meeting of Shareholders (the “Annual Meeting”), or any adjournment or postponement of the Annual Meeting. This proxy statement provides you with information on the proposals to be voted on at the Annual Meeting, as well as other information about us, so that you can make an informed decision as to whether and how to vote your shares.
How do I attend the Annual Meeting?
The Annual Meeting will be held on Thursday, August 21, 2025, beginning at 12:00 p.m., US Eastern Time, at the offices of Blank Rome LLP located at One Logan Square, Philadelphia, PA 19103. Attendance at the Annual Meeting is limited to shareholders of Quoin as of July 16, 2025 (the “Record Date”).
If you attend the Annual Meeting, you will be asked to present valid, government-issued photo identification, such as a driver’s license. If you hold your shares in “street name” through a bank, broker or other nominee, you will need proof of ownership to be admitted to the Annual Meeting. A recent brokerage statement or a letter from your bank, broker or other nominee are examples of proof of ownership.
Who is entitled to vote at the Annual Meeting?
Holders of record of the Company’s ordinary shares at the close of business on the Record Date are entitled to vote at the Annual Meeting. If you held ADSs (whether the ADSs are registered directly in your name or are held in “street name”) at the close of business on the Record Date, you are entitled to receive notice of the Annual Meeting but may not actually vote your shares in person at the Annual Meeting.
As of the Record Date, there were [20,585,830] ordinary shares issued and outstanding and entitled to vote at the Annual Meeting, represented by [588,166] ADSs. Each ordinary shares is entitled to one vote per share on all matters presented at the Annual Meeting. Each ADS represents thirty-five of our ordinary shares.
What proposals will be voted on at the Annual Meeting?
At the Annual Meeting, shareholders will consider and vote on the following proposals:
1.
To elect each of Dr. Michael Myers, Denise Carter, Joseph Cooper, James Culverwell, Dennis H. Langer, Natalie Leong, and Michael Sember to serve as a director of Quoin until Quoin’s next annual general meeting of shareholders and until such director’s successor is duly elected and qualified, or until such director’s earlier resignation or retirement;

2.
To approve an amendment to the Company’s Articles of Association, to increase the Company’s authorized ordinary share capital from 100,000,000 Shares to 5,000,000,000 Shares;

3.
To approve a new Compensation Policy for the Company’s Executive Officers and Directors;

4.
To approve the Quoin Pharmaceuticals Ltd. 2025 Equity Incentive Plan;

5.
To approve changes to our non-employee directors’ compensation program;

6.
To approve certain options grants to certain non-employee directors; and

7.
To appoint CBIZ CPAs P.C. to serve as our independent registered public accounting firm until our next annual general meeting of shareholders.

In addition, shareholders attending the Annual Meeting will have an opportunity to review and ask questions regarding our financial statements for the year ended December 31, 2024.

What if another matter is properly brought before the Annual Meeting?
As of the date of this proxy statement, our Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is intended that the person named as proxy will vote, pursuant to his discretionary authority, according to his best judgment and discretion.
How do I vote?
If you are a record holder of ordinary shares, you can (i) vote at the Annual Meeting, or (ii) submit your vote by completing, signing and submitting a proxy card. Please follow the instructions on the proxy card. All Shares represented by properly executed proxy cards will be voted as specified in the instructions indicated in such proxy. If you sign and return a proxy card, but do not specify how you want your Shares voted on a specific proposal, the Shares represented by a properly executed and received proxy card will be deemed to have abstained with respect to such proposal.
If you are a record holder of ADSs, you will receive a voting instruction form from The Bank of New York Mellon (which acts as the Depositary for the ADSs). Please follow the instructions on the voting instruction form and return it in the manner specified on the voting instruction form so that it will be received no later than the date and time indicated thereon.
If you hold ADSs in “street name,” that is, you are an underlying beneficial holder who holds ADSs through a bank, broker or other nominee, such intermediary will provide you with instructions on how you may give voting instructions with respect to the ordinary shares underlying your ADSs. Please check with your broker, bank or other nominee, as applicable, and carefully follow the voting procedures provided to you.
Can I change my vote after submitting my proxy?
If you are a record holder of ordinary shares, you may revoke a proxy at any time before the deadline for receipt of proxies by (i) sending a written notice of revocation, or a duly executed proxy bearing a later date, to Quoin at its offices at 42127 Pleasant Forest Ct., Ashburn, VA 20148, Attention: Corporate Secretary; or (ii) attending and voting in person at the Annual Meeting. Attendance at the Annual Meeting will not in and of itself constitute a revocation of your proxy.
If you are a record holder of ADSs, you may revoke your voting instructions at any time before the deadline for receipt of voting instructions by sending a written notice of revocation, or a duly executed voting instruction form bearing a later date to voteadr@mediant.com. The last instructions you submit prior to the deadline indicated by the Depositary will be used to instruct the Depositary how to vote the ordinary shares underlying your ADSs.
If you hold ADSs in “street name,” you must follow the instructions provided by your broker, bank or other nominee in order to change your vote. The last instructions you submit prior to the deadline indicated by the broker, bank or other nominee, will be used to instruct the Depositary how to vote the ordinary shares underlying your ADSs.
What happens if I do not vote?
If you are a record holder of ordinary shares and do not vote in person or by proxy, your shares will not be voted.
If you are a record holder of ADSs and do not instruct the Depositary how to vote, your shares will not be voted. Under the terms of our Deposit Agreement with The Bank of New York Mellon, as Depositary, and the holders of the ADSs, the Depositary shall endeavor (to the extent practicable and in accordance with applicable law and the Articles of Association of the Company) to vote or cause to be voted the number of ordinary shares represented by ADSs in accordance with the instructions provided by the holders of ADSs to the Depositary. If no instructions are received by the Depositary from a holder of ADSs on or before the date established by the Depositary for such purpose, the Depositary will not exercise any discretion in voting the ADSs.

If you hold ADSs in “street name” and do not instruct your broker, bank, or other agent how to vote your ADSs, the question of whether your broker or nominee will still be able to vote your shares depends on whether the New York Stock Exchange (the “NYSE”) deems the particular proposal to be a “routine” matter. Brokers and nominees can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. If the broker or nominee that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization that holds your shares will not be able to vote your shares on such matter, often referred to as a broker non-vote.
Under the rules and interpretations of the NYSE, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation (including any advisory stockholder votes on executive compensation and on the frequency of stockholder votes on executive compensation), and certain corporate governance proposals, even if management-supported. We believe that Proposal Nos. 1 and 3-6 are non-routine matters and Proposal Nos. 2 and 7 will be treated by the NYSE as routine matters. Accordingly, your broker may register your shares as being present at the Annual Meeting for purposes of determining the presence of a quorum, may not vote your shares on Proposal Nos. 1 and 3-6 without your instructions (referred to as broker non-votes), but may vote your shares on Proposal Nos. 2 and 7 even in the absence of your instruction. This belief is based on preliminary guidance from the NYSE and may be incorrect or change before the Annual Meeting.
What are the voting requirements to elect the directors and to approve each of the other proposals discussed in this proxy statement?
The approval of each of the proposals requires the affirmative vote of the holders of a majority of the shares that are voted in person or by proxy on such proposal at the Annual Meeting, with abstentions not taken into account for voting purposes.
The approval of Proposal No. 3 is subject to the fulfillment of one of the following additional special majority voting requirements: (i) the majority of the shares that are voted at the Annual Meeting in favor of such proposals, excluding abstentions, includes a majority of the votes of shareholders who are not controlling shareholders or do not have a personal interest in the approval of the Proposal (each, an “Interested Shareholder”); or (ii) the total number of shares of the shareholders mentioned in clause (i) above that are voted against the proposals do not exceed two percent (2%) of the total voting rights in the Company (a “special majority”).
For this purpose, a “controlling shareholder” is any shareholder that has the ability to direct the Company’s activities (other than by means of being a director or office holder of the Company). A person is presumed to be a controlling shareholder if it holds or controls, by himself or together with others, one half or more of any one of the “means of control” of a company. “Means of control” is defined as any one of the following: (i) the right to vote at a general meeting of a company, or (ii) the right to appoint directors of a company or its chief executive officer. A “personal interest” of a shareholder in an action or transaction of a company includes a personal interest of any of the shareholder’s relatives (i.e. spouse, brother or sister, parent, grandparent, child as well as child, brother, sister or parent of such shareholder’s spouse or the spouse of any of the above) or an interest of a company with respect to which the shareholder or the shareholder’s relative (as defined above) holds 5% or more of such company’s issued shares or voting rights, in which any such person has the right to appoint a director or the chief executive officer or in which any such person serves as director or the chief executive officer, including the personal interest of a person voting pursuant to a proxy which the proxy grantor has a personal interest, whether or not the person voting pursuant to such proxy has discretion with regards to the vote; and excludes an interest arising solely from the ownership of ordinary shares of a company. For the purpose of a holding, two or more persons holding voting rights in the company each of which has a personal interest in the approval of the transaction being brought for approval of the company will be considered to be joint holders.
Notwithstanding the foregoing, the Companies Law allows the Board to approve Proposal No. 3 even if the shareholders have voted against its approval, provided that the Compensation Committee, and thereafter the Board, each determines, based on detailed arguments and after having reconsidered the matter, that approving such proposal is in the best interest of the Company. Only in special circumstances prescribed by the Companies Law, and subject to certain conditions, can the Compensation Committee and Board override the shareholders’ decision to oppose Proposal No. 3.
Under Israeli law, every voting shareholder is required to notify the Company whether such shareholder is an Interested Shareholder. To avoid confusion, every shareholder voting by means of the enclosed proxy card or voting instruction form, or via telephone or internet voting, will be deemed to confirm that such shareholder is NOT an Interested Shareholder. If you are an Interested Shareholder (in which case your vote will only count for or against the ordinary majority, and not for or against the special tally under Proposals No. 3), please notify Quoin Pharmaceuticals Ltd., 42127 Pleasant Forest Ct., Ashburn, VA 20148, Attn: Rensi Sutaria, the Company’s VP Global Regulatory Affairs, telephone: (703) 980-4182, or by email rsutaria@quoinpharma.com. If your shares are held in “street name” by your broker, bank or other nominee and you are an Interested Shareholder, you should notify your broker, bank or other nominee of that status, and they in turn should notify the Company as described in the preceding sentence.
We do not believe we have a controlling shareholder as of the Record Date of the Annual Meeting, and therefore, we believe that (other than our directors and officers) none of our shareholders should have a personal interest in Proposal No. 3 and be deemed an Interested Shareholder.
The shareholders’ vote with respect to the approval of each of Proposal No. 5 and Proposal No. 6 is binding under Israeli law and not merely advisory, unlike the “say-on-pay” votes found in some proxy statements for U.S. domestic companies.
Abstentions and broker non-votes will not be treated as either a vote “FOR” or “AGAINST” any proposal at the Annual Meeting and therefore will not impact whether the requisite majority has been achieved for any proposal.
What is the quorum requirement for the Annual Meeting?
In order for us to conduct business at the Annual Meeting, two or more shareholders must be present, in person or by proxy, representing not less than thirty-three and one-third percent (33 1∕3%) of the voting power of our issued and outstanding shares. If such quorum is not present within half an hour from the time scheduled for the Annual Meeting, the Annual Meeting will be adjourned for one day (to the same time and place), or to a later date or other place as may be specified by the Board by notice to shareholders eligible to vote. At the reconvened meeting, if there is no quorum within half an hour from the time scheduled for the meeting, any number of our shareholders present in person or by proxy shall constitute a lawful quorum.
Abstentions and broker non-votes are counted as present for purposes of determining whether a quorum is present at the Annual Meeting.
How can I find out the Annual Meeting voting results?
Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file with the U.S. Securities and Exchange Commission (the “SEC”) within four business days after the Annual Meeting.
Who is paying for this proxy solicitation?
We will bear the costs of solicitation of proxies for the Annual Meeting, including the preparation, assembly, printing, mailing and distribution of the proxy materials. In addition to solicitation by mail, our directors, officers and employees may solicit proxies from shareholders by telephone, personal interview or otherwise. Such directors, officers and employees will not receive additional compensation, but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. Banks, brokers or other nominees have been requested to forward soliciting material to the beneficial owners of shares held of record by them, and such custodians will be reimbursed by us for their reasonable out-of-pocket expenses. We have engaged Kingsdale Advisors to assist in soliciting proxies on our behalf. Kingsdale Advisors may solicit proxies personally, electronically or by telephone. We have agreed to pay Kingsdale Advisors a fee of $15,500 plus reimburse them for certain out-of-pocket disbursements and expenses.

What proxy materials are available online?
Copies of the Notice of Annual General Meeting of Shareholders, this proxy statement and our Annual Report on Form 10-K for the year ended December 31, 2024 are available at https://quoinpharma.gcs-web.com/annual-report-and-proxy-statement. Information contained on or accessible through this website is not incorporated by reference in, or otherwise a part of, this proxy statement, and any references to this website are intended to be inactive textual references only.
Whom may I contact if I have other questions about the Annual Meeting or voting?
If you have any questions or need assistance voting your shares, please contact our proxy solicitor:
Kingdale Advisors
745 Fifth Avenue, Suite 500New York, New York 10151
North American Toll-Free Phone Number: +1-800-266-8319
Email: contactus@kingsdaleadvisors.com
Call Collect or Text Outside North America: +1-917-813-1256

PROPOSAL ONE — ELECTION OF DIRECTORS
The Board of Directors
The Board currently consists of seven members. Following the recommendation of our Nominating and Governance Committee, our Board has nominated for election each of our incumbent directors: Dr. Michael Myers, Denise Carter, Joseph Cooper, James Culverwell, Dr. Dennis Langer, Natalie Leong, and Michael Sember. Each of the seven nominees, if elected, will serve as our director until our next annual general meeting of shareholders and until his or her successor is duly elected and qualified, or until such director’s earlier resignation or retirement.
In accordance with the Israeli Companies Law, 5759-1999 (the “Companies Law”), all nominees for election as directors at the Annual Meeting have declared in writing that they possess the requisite skills and expertise, as well as sufficient time, to perform their duties as directors.
All nominees have consented to be named and have indicated their intent to serve if elected. In the event any of the nominees is unable or unwilling to serve as a director, the person named in the proxy intends to vote “FOR” the election of any person that may be nominated by the Board in substitution. We have no reason to believe that any of the nominees named in this proxy statement will be unable to serve as a director if elected.
The following table sets forth certain information, as of the Record Date, as to each nominee for the office of director:
Name	Age	Position
Dr. Michael Myers	63	Chairman of the Board and Chief Executive Officer
Denise Carter	56	Director and Chief Operating Officer
Joseph Cooper(1)(3)	67	Director
James Culverwell(2)(4)	68	Director
Dr. Dennis H. Langer(5)	73	Director
Natalie Leong(1)(6)	40	Director
Michael Sember(2)	75	Director

(1)
Member of our Audit Committee.

(2)
Member of our Compensation Committee.

(3)
Member of our Nominating and Governance Committee.

(4)
Chairperson of our Audit Committee.

(5)
Chairperson of our Compensation Committee.

(6)
Chairperson of our Nominating and Governance Committee.

Set forth below is a summary of the business experience of each of our directors.
Dr. Michael Myers, Chief Executive Officer and Director.   Dr. Myers is the co-founder of Quoin Inc. and has served as Chairman and Chief Executive Officer of Quoin Inc. since its inception in 2018. Dr. Myers has served as Chairman and Chief Executive Officer of Quoin Ltd. since October 28, 2021. Dr. Myers has over 36 years of industry experience in the drug delivery and specialty pharmaceutical sectors. From 2003 to October 2015, he served as Chief Executive Officer of Innocoll AG (n/k/a Innocoll Biotherapeutics N.A. Inc.), a biotherapeutics pharmaceutical company, and was responsible for taking that company public in 2014. From 2001 to 2002, he served as President of the drug delivery division of West Pharmaceutical Services, Inc., a publicly traded company and a designer and manufacturer of injectable pharmaceutical packaging and delivery systems. From 1996 to 1999, Dr. Myers served as the President of Pharmaceutical Operations for Fuisz Technologies (Biovail), a developer of food and drug delivery systems and technologies. From 2000 to 2001, Dr. Myers served as Executive Vice President and Chief Commercial Officer of Flamel Technologies (n/k/a Avadel Pharmaceuticals PLC, a publicly traded company and a specialty pharmaceutical company.

From 1987 to 1995, Dr. Myers served as the Head of Pharmaceutical Development for Elan Corporation, a biotechnology drug company. Since 2019, Dr. Myers has served as a director of Sonoran Bioscience and Wellesley Pharmaceuticals, each a specialty pharmaceutical company. Dr. Myers has served as a director of Cranial Devices, a medical device company, since 2023. Dr. Myers earned his Ph.D. in Chemistry from University College Cork, Ireland. We believe Dr. Myers is qualified to serve on our Board due to his extensive knowledge as one of Quoin Inc.’s co-founders and Chief Executive Officer, and his extensive clinical development, commercial and management experience with both public and private life sciences companies.
Denise Carter, Chief Operating Officer and Director.   Ms. Carter is the co-founder of Quoin Inc. and has served as a director and Chief Operating Officer of Quoin Inc. since its inception in 2018. Ms. Carter has served as a director and Chief Operating Officer of Quoin Ltd. since October 28, 2021. Ms. Denise Carter has over 30 years of experience in the drug delivery and specialty pharmaceutical industries. From June 2003 to October 2015, Ms. Carter held various positions at Innocoll AG (n/k/a Innocoll Biotherapeutics N.A. Inc.), including President of Innocoll Pharmaceuticals and Executive Vice President of Business Development and Corporate Affairs of Innocoll AG. From 2001 to 2003, Ms. Carter was the Vice President of Business Development of the drug delivery division of West Pharmaceuticals, Inc., a publicly traded company. From 2000 to 2001, she was the Senior Director of Business Development of Eurand, a specialty pharmaceutical company. From 1996 to 1999, Ms. Carter was the Director of Business Development and Alliance Management of Fuisz Technologies (Biovail). From 1999 to 2000, Ms. Carter was the Director of Business Development of Cardinal Health, Inc., a multi-national health care service company. Ms. Carter earned her MBA from Wharton School of Business, University of Pennsylvania and a B.S. in Chemistry from the College of William and Mary. We believe Ms. Carter is qualified to serve on our Board due to her extensive knowledge as one of Quoin Inc.’s co-founders and Chief Operating Officer, and her extensive business development, sales and marketing and fundraising experience in the life sciences industry.
Joseph Cooper, Director.   Mr. Cooper has served as a director of Quoin Inc. since May 2021. Mr. Cooper has served as a director of Quoin Ltd. since October 28, 2021. Mr. Cooper has significant experience in finance, operation, corporate development and general management roles within the pharmaceutical and healthcare industry. Since July 2023, Mr. Cooper has served as Chief Financial Officer for Hydrinity Skin Sciences, a medical aesthetics company. From 2012 to 2023, Mr. Cooper served as the President of Boulder Cove LC, a pharmaceutical and healthcare consulting company. From September 2019 to December 2022, Mr. Cooper served as the Chief of Strategy and Corporate Development for Resonea, Inc., a digital health company. From August 2018 to December 2019, Mr. Cooper served as the Chief Business Officer of NuvOx Pharmaceuticals, a clinical stage pharmaceutical company. From January 2015 to August 2018, Mr. Cooper served as Chief Financial and Operating Officer for First Place, AZ, a non-profit healthcare services organization. From 1996 to 2010, Mr. Cooper served as the Executive Vice President of Corporate and Product Development of Medicis Pharmaceutical Corp., a publicly traded pharmaceutical and medical aesthetics company. Since January 2018, Mr. Cooper has served as a director of Sonoran Biosciences, a specialty pharmaceutical company. From 2006 to 2007, Mr. Cooper served as a director of Bioenvision, a publicly traded pharmaceutical company. Mr. Cooper holds an MBA from the WP Carey School of Business at Arizona State University and a BA from Northeastern Illinois University. We believe Mr. Cooper is qualified to serve on our Board due to his extensive executive and board experience with pharmaceutical and healthcare companies.
James Culverwell, Director.   Mr. Culverwell has served as a director of Quoin Inc. since April 2021. Mr. Culverwell has served as a director of Quoin Ltd. since October 28, 2021. Since May 2013, Mr. Culverwell has served as the Chief Executive Officer and is currently Chairman of the Board of Directors of HOX Therapeutics, a prostate cancer research company. In 2005, Mr. Culverwell founded Sudbrook Associates, which provided strategic advice and fund raising services for life science companies. From 1992 to 2004, Mr. Culverwell was Senior Vice President and Global Coordinator Healthcare Research at Merrill Lynch. From 1982 to 1992, Mr. Culverwell was Director of Healthcare Equity Research at ABN Amro Bank N.V., a private banking company. Since February 2022, Mr. Culverwell has served as a director and Audit Committee Chairman of TC BioPharm (Holdings) plc, a publicly traded company and a cancer treatment development company. Since January 2005, Mr. Culverwell has served as a director, Audit Committee Chairman, and member of the Compensation Committee of SafeGuard Biosystems, a high throughput molecular diagnostics company. From April 2016 to September 2019, Mr. Culverwell served as a director and Audit Committee Chairman of Amryt Pharma PLC, a publicly traded company and a commercial-stage biopharmaceutical company. From February 2013 to July 2017, Mr. Culverwell served as a director and Audit Committee Chairman of Innocoll AG. He received an MSc with honors from the University of Aberdeen. We believe Mr. Culverwell is qualified to serve on our Board due to his extensive experience serving on the audit and compensation committees for multiple public and private life sciences and healthcare companies.
Dennis H. Langer, M.D., J.D., Director.   Dr. Langer has served as a director of Quoin Inc. since 2019. Dr. Langer has served as a director of Quoin Ltd. since October 28, 2021. From 2005 to 2010, Dr. Langer served as the Managing Partner at Phoenix IP Ventures, LLC, a private equity and venture capital fund specializing in life sciences companies. From 2004 to 2005, Dr. Langer was the President, North America for Dr. Reddy’s Laboratories, Inc., a multi-national pharmaceutical company. Dr. Langer was with GlaxoSmithKline, a multi-national pharmaceutical and biotechnology company, from 1994-2004, where he served as Senior Vice President, Project, Portfolio and Alliance Management, Senior Vice President, Product Development Strategy, and Senior Vice President, Healthcare Services R&D. From 1991 to 1994, he served as President and Chief Executive Officer at Neose Technologies, Inc., a clinical stage biopharmaceutical company. From 2004 to June 2022, Dr. Langer served as a director of Myriad Genetics, Inc., a publicly traded company and a genetic testing and precision medicine company. From 2021 to June 2022, Dr. Langer served as a director of Brooklyn ImmunoTherapeutics, Inc. (n/k/a Eterna Therapeutics Inc.), a publicly traded company and a biotechnology company. From 2007 to 2019, Dr. Langer served as a director of Dicerna Pharmaceuticals Inc., a publicly traded company and a biopharmaceutical company. Dr. Langer has served on the Dean’s Advisory Board of Harvard Law School since 2010, and as a Director of the Whitehead Institute for Biomedical Research since 2020. He received an M.D. from Georgetown University School of Medicine, a J.D. from Harvard Law School, and a B.A. in Biology from Columbia University. We believe Dr. Langer is qualified to serve on our Board due to his extensive experience as an executive and board member of public and private life sciences and healthcare companies.
Natalie Leong, Director.   Ms. Leong has served as a director of Quoin Inc. since April 2021. Ms. Leong has served as a director of Quoin Ltd. since October 28, 2021. Since January 2023, Ms. Leong has been the Senior Vice President of Product Management for B.S.D. Capital, Inc. (d/b/a Lendistry), a minority-led small business lender. Ms. Leong was the Head of Finance and Product Strategy (October 2019 – October 2020) and subsequently Head of Product Management (October 2020 – November 2022) for LoanStreet Inc., a financial SaaS company. From May 2016 to July 2019, Ms. Leong served as the Lead for the Asset Liability Committee for the US at RBC Capital Markets. In addition, from August 2018 to October 2019, she served as the Lead for Global Originations FP&A for RBC Capital Markets. From October 2011 to May 2016, Ms. Leong worked as the Vice President of Capital Insights at National Australia Bank. From February 2008 to October 2011, Ms. Leong served as a Senior Auditor at National Australia Bank. Ms. Leong earned her MBA at The Wharton School, University of Pennsylvania. She earned a B.Comm degree (Finance and Economics) and a B.A. degree (French and Literature) from the University of Melbourne in 2007. We believe Ms. Leong is qualified to serve on our Board of directors due to her extensive financial and business management experience.
Michael Sember, Director.   Mr. Sember has served as a director of Quoin Inc. since May 2021. Mr. Sember has served as a director of Quoin Ltd. since October 28, 2021. Since 2007, he has served as a Principal of Accela Advisors, a biopharmaceutical consulting firm specializing in strategic planning, business development and coaching for startups. From 2022 until 2023, Mr. Sember served as the Chief Executive Officer of RaeSedo, Inc, a startup therapeutics company spin out of the University of Arizona. From January 2018 to October 2020, Mr. Sember served as the Chief Executive Officer of Regulonix Holding, Inc., a drug development company. From October 2015 to March 2019, he served as the Mentor in Residence to companies formed from inventions discovered at the University of Arizona. From 2013 to 2015, Mr. Sember was the Corporate Turnaround Specialist and Chief Executive Officer of Palyon Medical Corporation, a drug delivery system company. From 1991 to 2002, Mr. Sember was Executive Vice President of Corporate Business Development for Élan Corporation, responsible for strategic collaborations and mergers and acquisitions. From 1973 to 1991, Mr. Sember served as the Senior director of Global Program Management at Marion Laboratories (later Marion Merrell Dow). From 2013 to 2015, Mr. Sember was the Chairman of the Board of Paylon Medical Corporation, a drug delivery system company. From 2012 to 2013, Mr. Sember was the Chairman of the Board of BioIndustry Organization of Southern Arizona, a non-profit trade group. Mr. Sember earned a Bachelor of Science degree from the University of Pittsburgh and an MBA from Rockhurst University. We believe Mr. Sember is qualified to serve on our Board due to his broad executive and capital raising experience in the life sciences industry.
Our Board of Directors will present the following resolutions for adoption at the Annual Meeting:
“Resolved, hereby that each of:
A. Dr. Michael Myers;
B. Denise Carter;
C. Joseph Cooper;
D. James Culverwell,
E. Dr. Dennis H. Langer;
F. Natalie Leong; and
G: Michael Sember;
shall hereby be re-elected as directors of Quoin, each to serve in such capacity until Quoin’s next annual general meeting of shareholders and until such director’s successor is duly elected and qualified, or until such director’s earlier resignation or retirement.”
THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ELECTION OF EACH OF DR. MICHAEL MYERS, DENISE CARTER, JOSEPH COOPER, JAMES CULVERWELL, DR. DENNIS H. LANGER, NATALIE LEONG, AND MICHAEL SEMBER TO SERVE AS A DIRECTOR OF QUOIN UNTIL QUOIN’S NEXT ANNUAL GENERAL MEETING OF SHAREHOLDERS AND UNTIL SUCH DIRECTOR’S SUCCESSOR IS DULY ELECTED AND QUALIFIED, OR UNTIL SUCH DIRECTOR’S EARLIER RESIGNATION OR RETIREMENT, BY VOTING “FOR” EACH OF RESOLUTIONS 1.A., 1.B., 1.C., 1.D., 1.E., 1.F. AND 1.G. OF THIS PROPOSAL ONE.

EXECUTIVE OFFICERS
Executive Officers
Set forth below is certain information regarding our executive officers.
Name	Age	Position(s)
Dr. Michael Myers	63	Chairman of the Board and Chief Executive Officer
Denise Carter	56	Director and Chief Operating Officer
Gordon Dunn	61	Chief Financial Officer
For a summary of the business experience of each of our executive officers, see “Proposal One — Election of Directors” above, with respect to Dr. Myers and Ms. Carter, and below, with respect to Mr. Dunn.
Gordon Dunn, Chief Financial Officer.   Mr. Dunn has served as Chief Financial Officer of Quoin Ltd. since November 1, 2021. Mr. Dunn has over 30 years of finance experience. He served as Chief Financial Officer of Health Technologies Ltd. (d/b/a Qured), a UK-based healthcare provider, from March 2020 to October 2021, and as Chief Financial Officer of U-Research, an online company information platform, from July 2017 to March 2020. Mr. Dunn also served as Chief Financial Officer of Anton Corporation, a film and media finance company, from September 2016 to July 2017, and as Chief Financial Officer of Innocoll AG from 2012 to 2016. Prior to these roles, he had deep experience in investment banking and private equity, serving as Portfolio Manager of NewSmith Asset Management, a private equity fund from 2004 to 2014, and as Director of Investment Banking and Co-Head of Private Equity at Merrill Lynch, in addition to other roles, from 1994 to 2003. Mr. Dunn also serves as a director of Oddonos Gelati Italiani Ltd. Mr. Dunn was an associate at Morrison & Foerster LLP from 1991 to 1993. Mr. Dunn earned his JD from New York University School of Law and a BA from Stanford University.

CORPORATE GOVERNANCE
Independence of the Board
Under the corporate governance standards of Nasdaq, a majority of our directors must meet the independence requirements specified in those rules. The Board determined that Joseph Cooper, James Culverwell, Dr. Dennis Langer, Natalie Leong, and Michael Sember, qualify as independent directors, as such term is defined under Nasdaq listing rules.
Meetings of the Board and Committees
The Board met four times during the last fiscal year. The Board has established three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Governance Committee. The Audit Committee held four meetings, the Compensation Committee held four meetings and the Nominating and Corporate Governance Committee held two meetings during the last fiscal year. In addition, the Board and each Board committee took action by written consent during the last fiscal year. Each member of the Board attended 75% or more of the aggregate number of meetings of the Board and of the committees on which he or she served, held during the portion of the last fiscal year for which he or she was a director or committee member.
Attendance at Annual General Meeting of Shareholders
It is the policy of the Board that, absent sufficient cause, all of our directors attend our annual general meeting, either in person or by remote communication. A director who is unable to attend our annual general meeting is expected to notify the Chairman of the Board. Two of our directors attended last year’s annual general meeting.
Committees of the Board
The Board of Directors has established three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Governance Committee.
Audit Committee
The Audit Committee of the Board of Directors consists of Joseph Cooper, James Culverwell, and Natalie Leong, with Mr. Culverwell chairing the committee.
Under the Nasdaq listing standards, we are required to maintain an audit committee consisting of at least three independent directors, each of whom is financially literate and one of whom has accounting or related financial management expertise. Our Board has determined that each member of the Audit Committee satisfies the independence requirements under Nasdaq listing standards and Rule 10A-3(b)(1) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), has the requisite financial sophistication as required by the Nasdaq listing standards and is an audit committee financial expert, as defined by the SEC rules.
Our Board adopted the Amended and Restated Charter of the Audit Committee that sets forth the responsibilities of the Audit Committee under Nasdaq listing standards, as well as the requirements for such committee under the Companies Law, including the following:
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overseeing our independent registered public accounting firm and recommending the engagement, compensation or termination of engagement of our independent registered public accounting firm to the board of directors in accordance with Israeli law;

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recommending the engagement or termination of the person filling the office of our internal auditor;

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recommending the terms of audit and non-audit services provided by the independent registered public accounting firm for pre-approval by our board of directors;

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determining whether there are deficiencies in the business management practices of our company, including in consultation with our internal auditor or the independent auditor, and making recommendations to the board of directors to improve such practices;

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determining the approval process for transactions that are ‘non-negligible’ (i.e., transactions with a controlling shareholder that are classified by the audit committee as non-negligible, even though they are not deemed extraordinary transactions), as well as determining which types of transactions would require the approval of the audit committee, which determination may be based on annually pre-determined criteria;

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determining whether to approve certain related party transactions (including transactions in which an office holder (as defined below) has a personal interest and whether such transaction is extraordinary or material under the Companies Law);

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review and discuss the Company’s policies regarding information technology security and protection from cyber risks

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examining the work plan of the internal auditor before its submission to our board of directors and proposing amendments thereto or, upon a decision of the board of directors, acting as the corporate body to approve such work plan;

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examining our internal controls and internal auditor’s performance, including whether the internal auditor has sufficient resources and tools at his disposal to fulfill his responsibilities;

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examining the scope of our independent auditor’s work and compensation and submitting a recommendation with respect thereto to our board of directors; and

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establishing procedures for the handling of employees’ complaints as to the management of our business and the protection to be provided to such employees.

A copy of the Audit Committee Charter is available on the “Investors” page of our website www.quoinpharma.com.
Report of the Audit Committee of the Board
The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any of our filings under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.
The Audit Committee has reviewed and discussed the audited financial statements for the year ended December 31, 2024, with management of Quoin. The Audit Committee has discussed with the U.S. independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence, and has discussed with the U.S. independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2024.
The Audit Committee of the Board of Directors
Joseph Cooper
James Culverwell
Natalie Leong
Compensation Committee
The Compensation Committee of the Board consists of James Culverwell, Dennis Langer and Michael Sember, with Dr. Langer chairing the committee. The Board of Directors has determined that each member of the Compensation Committee is independent under Nasdaq listing standards.
Our Board adopted the Amended and Restated Charter of the Compensation Committee that sets forth the responsibilities of such committee under Nasdaq listing standards, as well as the requirements for such committee under the Companies Law, including the following:

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recommending to our board of directors a policy regarding the terms of engagement of the company’s office holders, to which we refer as a “compensation policy”;

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recommending whether the compensation policy should continue in effect, if the then-current policy has a term of greater than three years (approval of either a new compensation policy or the continuation of an existing compensation policy must in any case occur every three years);

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recommending to the board of directors updates to the compensation policy from time to time;

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assessing implementation of the compensation policy;

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resolving whether to approve arrangements with respect to the terms of office and employment of office holders, which require the approval of the compensation committee pursuant to the Companies Law;

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exempting, under certain circumstances, a transaction with our Chief Executive Officer from the approval of our shareholders;

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making other determinations that the Companies Law assigns to a compensation committee;

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reviewing and recommending for approval by the board of directors the overall compensation policies with respect to our Chief Executive Officer and other executive officers;

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reviewing and recommending for approval by the board of directors the corporate goals and objectives relevant to the compensation of our Chief Executive Officer and other executive officers;

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evaluating the performance of our Chief Executive Officer and other executive officers in light of such goals and objectives;

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reviewing and approving the granting of options and other incentive awards, including the exercise of authorities delegated by the board of directors regarding the grant of equity incentives under our equity compensation plans;

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reviewing, evaluating and making recommendations regarding the compensation and benefits for our non-employee directors;

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overseeing our compliance with SEC and Nasdaq rules related to shareholder approval of certain executive compensation matters and equity compensation plans;

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considering and implementing policies with respect to oversight, assessment and management of risks associated with our compensation polices; and

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reviewing and establishing appropriate insurance coverage for our office holders.

A copy of the Compensation Committee Charter is available on the “Investors” page of our website www.quoinpharma.com.
Nominating and Governance Committee
Our Nominating and Governance Committee consists of Natalie Leong and Joseph Cooper, with Ms. Leong chairing the committee. The Board of Directors has determined that each member of the Nominating and Governance Committee is independent under Nasdaq listing standards.
Our Board adopted the Amended and Restated Charter of the Nominating and Governance Committee that sets forth the responsibilities of such committee under Nasdaq listing standards, as well as the requirements for such committee under the Companies Law, including the following:
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evaluating our corporate leadership structure, and reviewing important issues and developments in corporate governance, and developing appropriate recommendations for the Board; and

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overseeing and assisting our board in reviewing and recommending nominees for election as directors and members of committees of our board.

A copy of the Nominating and Governance Committee Charter is available on the “Investors” page of our website www.quoinpharma.com.

Director Nomination Process
Nominating and Governance Committee.   Our Nominating and Governance Committee is responsible for, among other matters, annually presenting to the Board a list of individuals recommended for nomination for election as directors at the annual general meeting. Before recommending a director candidate, our Nominating and Governance Committee reviews his or her qualifications to determine whether the director candidate meets the qualifications described below. In the case of an incumbent director, our Nominating and Governance Committee also reviews the director’s service on the Board during the past term, including the number of Board and committee meetings attended, the quality of participation and whether the candidate continues to meet the qualifications for director as described below. After completing its evaluation, our Nominating and Governance Committee makes a recommendation to the full Board as to election or re-election of the candidate.
Candidates may come to the attention of the Nominating and Governance Committee through current and former Board members, management, shareholders or other persons. The Nominating and Governance Committee evaluates candidates for the Board on the basis of the needs of the Board and the standards and qualifications set forth below, regardless of the source of the candidate referral.
Director Qualifications.   In order to be nominated for director, a director candidate must be a natural person at least eighteen (18) years of age and must meet the requirements for a director under the Companies Law, including submission of a declaration in writing that they possess the requisite skills and expertise, as well as sufficient time, to perform their duties as directors. Characteristics expected of all directors include: integrity, high personal and professional ethics, sound business judgment, and the ability and willingness to commit sufficient time to the Board. In evaluating the suitability of individual Board members, the Board considers many factors, including capability, experience, diversity, skills, expertise, dedication, conflicts of interest, and such other relevant factors that may be appropriate in the context of the needs of the Board. The Board believes that the Board, as a whole, should include members who collectively bring the strengths in the areas of finance, corporate governance, financial statement analysis, business operations and strategic planning, and mergers and acquisitions. Additional criteria apply to directors being considered to serve on particular committees of the Board. For example, members of the Audit Committee must meet additional standards of independence and have the ability to read and understand our financial statements.
Internal Auditor
Under the Companies Law, the board of directors of a public company must appoint an internal auditor based on the recommendation of the audit committee. The role of the internal auditor is, among other things, to review the company’s compliance with applicable law and orderly business procedure. Under the Companies Law, the internal auditor cannot be an interested party, an office holder, or a relative of an interested party or an office holder. Nor may the internal auditor be the company’s independent auditor or its representative. An “interested party” is defined in the Companies Law as (i) a holder of 5% or more of the issued share capital or voting power in a company, (ii) any person or entity who has the right to designate one or more directors or to designate the chief executive officer of the company, or (iii) any person who serves as a director or as chief executive officer of the company. The role of the internal auditor is to examine, among other things, our compliance with applicable law and orderly business procedures. The audit committee is required to oversee the activities of the internal auditor and to assess his or her work plan and performance. Our internal auditor is Mr. Edo Pollack, a Certified Public Accountant and partner-in-charge of the Israel office of Eisner Advisory Group LLC.
Fiduciary Duties of Directors and Executive Officers
The Companies Law codifies the fiduciary duties that office holders owe to a company. An office holder is defined in the Companies Law as a general manager, chief business manager, deputy general manager, vice general manager, any other person assuming the responsibilities of any of these positions regardless of such person’s title, a director, and any other manager directly subordinate to the general manager. Each person listed in the table under “Management” is an office holder under the Companies Law.
An office holder’s fiduciary duties consist of a duty of care and a duty of loyalty. The duty of care requires an office holder to act with the level of care with which a reasonable office holder in the same position would act under the same circumstances. The duty of loyalty requires that an office holder act in good faith and in the best interests of the company.
The duty of care includes a duty to use reasonable means to obtain:
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information on the advisability of a given action brought for the office holder’s approval or performed by virtue of his or her position; and

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all other important information pertaining to any such action.

The duty of loyalty includes a duty to:
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refrain from any conflict of interest between the performance of the office holder’s duties to the company and his or her other duties or personal affairs;

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refrain from any activity that is competitive with the company;

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refrain from exploiting any business opportunity of the company to receive a personal gain for himself or herself or others; and

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disclose to the company any information or documents relating to the company’s affairs which the office holder received as a result of his or her position as an office holder.

Shareholder duties
Pursuant to the Companies Law, a shareholder has a duty to act in good faith and in a customary manner toward the company and other shareholders and to refrain from abusing his or her power with respect to the company, including, among other things, in voting at a general meeting and at shareholder class meetings with respect to the following matters:
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an amendment to the company’s articles of association;

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an increase of the company’s authorized share capital;

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a merger; or

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interested party transactions that require shareholder approval.

In addition, a shareholder has a general duty to refrain from discriminating against other shareholders.
Certain shareholders also have a duty of fairness toward the company. These shareholders include any controlling shareholder, any shareholder who knows that it has the power to determine the outcome of a shareholder vote, and any shareholder who has the power to appoint or to prevent the appointment of an office holder of the company or exercise any other rights available to it under the company’s articles of association with respect to the company. The Companies Law does not define the substance of this duty of fairness, except to state that the remedies generally available upon a breach of contract will also apply in the event of a breach of the duty of fairness.
Disclosure of Personal Interests of an Office Holder and Approval of Certain Transactions
The Companies Law requires that an office holder promptly disclose to the board of directors any personal interest and all related material information known to such office holder concerning any existing or proposed transaction with the company. A personal interest includes an interest of any person in an act or transaction of a company, including a personal interest of one’s relative or of a corporate body in which such person or a relative of such person is a 5% or greater shareholder, director, or general manager or in which such person has the right to appoint at least one director or the general manager, but excluding a personal interest stemming solely from one’s ownership of shares in the company. A personal interest includes the personal interest of a person for whom the office holder holds a voting proxy or the personal interest of the office holder with respect to the officer holder’s vote on behalf of a person for whom he or she holds a proxy even if such shareholder has no personal interest in the matter.
If it is determined that an office holder has a personal interest in a non-extraordinary transaction (meaning any transaction that is in the ordinary course of business, on market terms or that is not likely to have a material impact on the company’s profitability, assets or liabilities), approval by the board of directors is required for the transaction unless the company’s articles of association provide for a different method of approval. Any such transaction that is adverse to the company’s interests may not be approved by the board of directors.
Approval first by the company’s audit committee and subsequently by the board of directors is required for an extraordinary transaction (meaning any transaction that is not in the ordinary course of business, not on market terms or that is likely to have a material impact on the company’s profitability, assets or liabilities) in which an office holder has a personal interest.
A director and any other office holder who has a personal interest in a transaction which is considered at a meeting of the board of directors or the audit committee may generally (unless it is with respect to a transaction which is not an extraordinary transaction) not be present at such a meeting or vote on that matter unless a majority of the directors or members of the audit committee, as applicable, have a personal interest in the matter. If a majority of the members of the audit committee or the board of directors have a personal interest in the matter, then all of the directors may participate in deliberations of the audit committee or board of directors, as applicable, with respect to such transaction and vote on the approval thereof and, in such case, shareholder approval is also required.
Certain disclosure and approval requirements apply under Israeli law to certain transactions with controlling shareholders, certain transactions in which a controlling shareholder has a personal interest, and certain arrangements regarding the terms of service or employment of a controlling shareholder. For these purposes, a controlling shareholder is any shareholder that has the ability to direct the company’s actions, including any shareholder holding 25% or more of the voting rights if no other shareholder owns more than 50% of the voting rights in the company. Two or more shareholders with a personal interest in the approval of the same transaction are deemed to be one shareholder.
Exculpation, insurance and indemnification of office holders
Under the Companies Law, a company may not exculpate an office holder from liability for a breach of the duty of loyalty. An Israeli company may exculpate an office holder in advance from liability to the company, in whole or in part, for damages caused to the company as a result of a breach of duty of care, but only if a provision authorizing such exculpation is included in its articles of association. Our Articles of Association include such a provision. An Israeli company may not exculpate a director from liability arising out of a prohibited dividend or distribution to shareholders.
An Israeli company may indemnify an office holder from the following liabilities and expenses incurred for acts performed as an office holder, either in advance of an event or following an event, provided a provision authorizing such indemnification is contained in its articles of association:
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a financial liability imposed on him or her in favor of another person pursuant to a judgment, including a settlement or arbitrator’s award approved by a court. However, if an undertaking to indemnify an office holder with respect to such liability is provided in advance, then such an undertaking must be limited to events which, in the opinion of the board of directors, can be foreseen based on the company’s activities when the undertaking to indemnify is given, and to an amount or according to criteria determined by the board of directors as reasonable under the circumstances, and such undertaking shall detail the above mentioned events and amount or criteria;

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reasonable litigation expenses, including legal fees, incurred by the office holder (1) as a result of an investigation or proceeding instituted against him or her by an authority authorized to conduct such investigation or proceeding, provided that (i) no indictment was filed against such office holder as a result of such investigation or proceeding; and (ii) no financial liability, such as a criminal penalty, was imposed upon him or her as a substitute for the criminal proceeding as a result of such investigation or proceeding or, if such financial liability was imposed, it was imposed with respect to an offense that does not require proof of criminal intent; and (2) in connection with a monetary sanction;

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reasonable litigation expenses, including legal fees, incurred by the office holder or imposed by a court in proceedings instituted against him or her by the company, on its behalf or by a third-party or in connection with criminal proceedings in which the office holder was acquitted or as a result of a conviction for an offense that does not require proof of criminal intent;
•
expenses, including reasonable litigation expenses and legal fees, incurred by an office holder in relation to an administrative proceeding instituted against such office holder, or certain compensation payments made to an injured party imposed on an office holder by an administrative proceeding, pursuant to certain provisions of the Israeli Securities Law; and

•
expenses, including reasonable litigation expenses and legal fees, incurred by an office holder in relation to an administrative proceeding instituted against such office holder pursuant to certain provisions of the Israeli Economic Competition Law, 5758-1988.

An Israeli company may insure an office holder against the following liabilities incurred for acts performed as an office holder if and to the extent provided in the company’s articles of association:
•
a breach of the duty of loyalty to the company, to the extent that the office holder acted in good faith and had a reasonable basis to believe that the act would not prejudice the company;

•
a breach of the duty of care to the company or to a third-party, including a breach arising out of the negligent conduct of the office holder;

•
a financial liability imposed on the office holder in favor of a third-party;

•
a financial liability imposed on the office holder in favor of a third-party harmed by a breach in an administrative proceeding, pursuant to certain provisions of the Israeli Securities Law; and

•
expenses, including reasonable litigation expenses and legal fees, incurred by the office holder as a result of an administrative proceeding instituted against him or her, pursuant to certain provisions of the Israeli Securities Law.

An Israeli company may not exempt, indemnify or insure an office holder against any of the following:
•
a breach of the duty of loyalty, except with respect to insurance coverage or indemnification, to the extent that the office holder acted in good faith and had a reasonable basis to believe that the act would not prejudice the company;

•
a breach of the duty of care committed intentionally or recklessly, excluding a breach arising out of the negligent conduct of the office holder;

•
an act or omission committed with intent to derive illegal personal benefit; or

•
a fine, monetary sanction, or forfeit levied against the office holder.

Under the Companies Law, exculpation, indemnification, and insurance of office holders must be approved by the compensation committee and the board of directors (and, with respect to directors and the chief executive officer, by the shareholders). However, under regulations promulgated under the Companies Law, the insurance of office holders shall not require shareholder approval and may be approved by only the compensation committee if the engagement terms are determined in accordance with the company’s compensation policy, which was approved by the shareholders by the same special majority required to approve a compensation policy, provided that the insurance policy is on market terms and the insurance policy is not likely to materially impact the company’s profitability, assets, or obligations.
Our Articles of Association allow us to exculpate, indemnify, and insure our office holders to the maximum extent permitted by law. Our office holders are currently covered by a directors and officers’ liability insurance policy.
We have entered enter into agreements with each of our directors and executive officers exculpating them in advance, to the fullest extent permitted by law, from liability to us for damages caused to us as a result of a breach of duty of care, and undertaking to indemnify them to the fullest extent permitted by law. This indemnification is limited to events determined as foreseeable by the board of directors based on our activities and to an amount or according to criteria determined by the board of directors as reasonable under the circumstances.

In the opinion of the SEC, indemnification of directors and office holders for liabilities arising under the Securities Act, however, is against public policy and therefore unenforceable.
Approvals Required for the Compensation of Directors and Executive Officers
Directors
Under the Companies Law, the compensation of a public company’s directors requires the approval of (i) its compensation committee, (ii) its board of directors and, unless exempted under regulations promulgated under the Companies Law, (iii) its shareholders at a general meeting. In addition, if the compensation of a public company’s directors is inconsistent with the company’s compensation policy, then those inconsistent provisions must be separately considered by the compensation committee and board of directors, and approved by the shareholders by a special vote in one of the following two ways:
•
at least a majority of the shares held by all shareholders who are not controlling shareholders and do not have a personal interest in such matter, present and voting at such meeting, vote in favor of the inconsistent provisions of the compensation package, excluding abstentions; or

•
the total number of shares of non-controlling shareholders and shareholders who do not have a personal interest in such matter voting against the inconsistent provisions of the compensation package does not exceed two percent (2%) of the aggregate voting rights in the Company.

Executive Officers other than the Chief Executive Officer
The Companies Law requires the compensation of a public company’s officer holders (other than the chief executive officer and who does not also serve as a director) be approved in the following order: (i) the compensation committee, (ii) the company’s board of directors, and (iii) if such compensation arrangement is inconsistent with the company’s stated compensation policy, the company’s shareholders (by a special vote as discussed above with respect to the approval of director compensation that is inconsistent with the compensation policy).
However, there are exceptions to the foregoing approval requirements with respect to such non-director executive officers. If the shareholders of the company do not approve the compensation of such a non-director executive officer, the compensation committee and board of directors may override the shareholders’ disapproval for such non-director executive officer provided that the compensation committee and the board of directors each document the basis for their decision to override the disapproval of the shareholders and approve the compensation.
An amendment to an existing compensation arrangement with a non-director executive officer requires only the approval of the compensation committee, if the compensation committee determines that the amendment is immaterial. However, if such non-director executive officer is subordinate to the chief executive officer, an immaterial amendment to an existing compensation arrangement shall not require the approval of the compensation committee if (i) such amendment is approved by the chief executive officer, (ii) the company’s compensation policy allows for such immaterial amendments to be approved by the chief executive officer and (iii) the engagement terms are consistent with the company’s compensation policy.
Chief Executive Officer
Under the Companies Law, the compensation of a public company’s chief executive officer is required to be approved by: (i) the company’s compensation committee, (ii) the company’s board of directors and (iii) the company’s shareholders (by a special vote as discussed above with respect to the approval of director compensation that is inconsistent with the compensation policy). However, if the shareholders of the company do not approve the compensation arrangement with a chief executive officer who does not serve as a director, the compensation committee and board of directors may override the shareholders’ decision provided that they each document the basis for their decision and the compensation is in accordance with the company’s compensation policy. The approval of each of the compensation committee and board of directors should be in accordance with the company’s compensation policy; however, in special circumstances, they may approve compensation terms of a chief executive officer that are inconsistent with such policy provided that they have considered those provisions that must be included in the compensation policy according to the Companies Law and that shareholder approval was obtained (by a special majority vote as discussed above with respect to the approval of director compensation that is inconsistent with the compensation policy).
In the case of a new chief executive officer, the compensation committee may waive the shareholder approval requirement with regard to the compensation of a candidate for the chief executive officer position if the compensation committee determines that: (i) the compensation arrangement is consistent with the company’s compensation policy, (ii) the chief executive officer candidate did not have, on the date of his appointment or during the two-year period preceding his appointment, an “affiliation” (including an employment relationship, a business or professional relationship or control) with the company or a controlling shareholder of the company or a relative thereof and (iii) subjecting the approval of the engagement to a shareholder vote would impede the company’s ability to employ the chief executive officer candidate. However, if the chief executive officer candidate will serve as a member of the board of directors, such candidate’s compensation terms as chief executive officer must be approved in accordance with the rules applicable to approval of compensation of directors.
Role of Independent Compensation Consultant
Our Compensation Committee has the authority under its charter to retain compensation consultants to assist it in the performance of its duties and responsibilities. For 2022 and 2023, the Compensation Committee engaged Aon’s Human Capital Solutions practice, a division of Aon plc (“Aon”) (formerly known as Radford), as its independent executive compensation consultant. Aon reported directly to, and was directly accountable to, the Compensation Committee. For 2024, the Compensation Committee took into consideration the prior recommendations of Aon when making decisions about our executive officer compensation.
The Compensation Committee assessed the independence of Aon pursuant to the SEC rules and in accordance with Nasdaq listing standards noting that Aon does not provide any services to Quoin other than advice to the Compensation Committee regarding executive and director compensation, and concluded that no conflict of interest exists that would prevent Aon from serving as an independent consultant to our Compensation Committee.
Board Leadership Structure
Our Articles of Association provide that the Chairman of the board of directors is appointed by the members of the board of directors and serves as Chairman of the board of directors throughout his term as a director, unless resolved otherwise by the board of directors. Under the Companies Law, the Chief Executive Officer or a relative of the Chief Executive Officer may not serve as the Chairman of the board of directors, and the Chairman or a relative of the Chairman may not be vested with authorities of the Chief Executive Officer, unless such service or the vesting of such authority is approved, for a period not greater than three years, by a majority vote of the shares present and voting at an annual or special general meeting of shareholders, provided that either:
•
such majority includes at least a majority of the shares held by all shareholders who are not controlling shareholders and do not have a personal interest in such appointment, present and voting at such meeting (not including abstaining shareholders); or

•
the total number of shares of non-controlling shareholders and shareholders who do not have a personal interest in such appointment voting against such appointment does not exceed 2% of the aggregate voting rights in the company.

In addition, a person subordinated, directly or indirectly, to the Chief Executive Officer may not serve as the Chairman of the board of directors; the Chairman of the board of directors may not be vested with authorities that are granted to those subordinated to the Chief Executive Officer; and the Chairman of the board of directors may not serve in any other position in the company or a controlled company, other than as a director or Chairman of a controlled company.
Dr. Michael Myers has served as the Chief Executive Officer and Chairman of the Board of Quoin Pharmaceuticals, Inc., a Delaware company and our wholly-owned subsidiary, since its inception. Effective as of October 28, 2021, Dr. Myers was appointed to our Board and has served as our Chief Executive Officer and was acting as chairman pro tempore of our Board. Based on the recommendation of our Nominating and Governance Committee, our Board recommended that our shareholders ratify and approve the service of Dr. Myers as both Chief Executive Officer and Chairman of the Board, for a three-year period commencing on October 28, 2021, which was so ratified and approved at the Annual General Meeting of Shareholders held on April 12, 2022. The three-year period expired on October 28, 2024, at which point our Board appointed Dr. Dennis Langer to assume the role of Interim Chairman until the Company’s shareholders approved Dr. Myers’ reappointment as Chairman of the Board for another three-year period at the Annual General Meeting of Shareholders held on December 4, 2024 (the “2024 Annual Meeting”). Dr. Michael Myers’s service as both the Company’s Chief Executive Officer and Chairman of the Board for a period of three-years was approved by shareholders at the 2024 Annual Meeting. The Board believes that Quoin’s current leadership structure is appropriate for Quoin as it makes the best use of Dr. Myer’s extensive experience in the life sciences industry, skills, expertise, as well as knowledge of Quoin’s business and industry. It also fosters real-time communication between management and the Board.
Role of the Board in Risk Oversight
One of the key functions of our Board is oversight of our risk management process. The Board takes an active role, as a whole and at the committee level, in overseeing the management of our risks. In particular, our Board is responsible for monitoring and assessing strategic risk exposure and our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures. The Audit Committee also monitors compliance with legal and regulatory requirements.
Shareholder Communications with the Board
The Board expects that the views of our shareholders will be heard by the Board, its committees or individual directors, as applicable, and that appropriate responses be provided to shareholders on a timely basis. Shareholders wishing to formally communicate with the Board, any committee of the Board, the independent directors as a group or any individual director may send communications directly to us at 42127 Pleasant Forest Ct., Ashburn, VA 20148, Attention: Chief Operating Officer. All clearly marked written communications, other than unsolicited advertising or promotional materials, are logged and copied, and forwarded to the director(s) to whom the communication was addressed. The Chief Operating Officer will review all such communications but may disregard any communication that he or she believes is not related to the duties and responsibilities of the Board. If deemed an appropriate communication, the Chief Operating Officer will share the communication with the applicable director or directors.
Code of Ethics
We have adopted a Code of Ethics and Business Conduct (the “Code of Ethics”) that applies to all of our directors, officers and employees, including our principal executive officer and our principal financial and accounting officer. A copy of our Code of Ethics has been posted to the “Investors-Corporate Governance” section of our website www.quoinpharma.com. If we make any amendment to the Code of Ethics or grant any waivers, including any implicit waiver, from a provision of the Code of Ethics, we will disclose the nature of such amendment or waiver on our website to the extent required by the rules and regulations of the SEC. The information on the website is not and should not be considered part of this proxy statement and is not incorporated by reference in this proxy statement.
Insider Trading Policy
We maintain an Insider Trading Policy governing the purchase, sale and other disposition of our securities by our officers, directors and employees. We believe our Insider Trading Policy is reasonably designed to promote compliance with insider trading laws, rules and regulations, as well as the Nasdaq listing standards applicable us. The Insider Trading Policy prohibits trading while in possession of material, non-public information and during blackout periods. While our executive officers and directors are not required to enter into trading plans in advance of any transactions in our securities, executive officers and directors are permitted to enter into trading plans that are intended to comply with the requirements of

Rule 10b5-1 of the Exchange Act. The Insider Trading Policy requires all directors, officers and certain other specified employees who have regular access to material, non-public information about us in the normal course of their duties to comply with pre-clearance procedures prior to engaging in any transaction our securities. The Insider Trading Policy also requires the Company to comply with all insider trading laws, rules and regulations, and any applicable listing standards when engaging in transactions in our own securities. A copy of our Insider Trading Policy is attached as an exhibit to our Annual Report on Form 10-K.
Hedging Policy
As part of our Insider Trading Policy, no director, officer or other employee may engage in hedging transactions, including through the use of such financial instruments as prepaid variable forwards, equity swaps, collars and exchange funds, at any time.
Clawback Policy
The Board adopted a clawback policy which requires the clawback of erroneously awarded incentive-based compensation of past or current executive officers awarded during the three full fiscal years preceding the date on which the issuer is required to prepare an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under the federal securities laws. There is no fault or misconduct required to trigger a clawback.
The Compensation Committee shall determine, in its sole discretion, the timing and method for promptly recouping such erroneously awarded compensation, which may include without limitation: (a) seeking reimbursement of all or part of any cash or equity-based award, (b) cancelling prior cash or equity-based awards, whether vested or unvested or paid or unpaid, (c) cancelling or offsetting against any planned future cash or equity-based awards, (d) forfeiture of deferred compensation, subject to compliance with Section 409A of the Internal Revenue Code (the “Code”) and the regulations promulgated thereunder, and (e) any other method authorized by applicable law or contract. Subject to compliance with any applicable law, the Compensation Committee may affect recovery under this policy from any amount otherwise payable to the executive officer, including amounts payable to such individual under any otherwise applicable Company plan or program, including base salary, bonuses or commissions and compensation previously deferred by the executive officer.

DIRECTOR COMPENSATION
Our independent director compensation program is designed to provide competitive compensation to attract and retain high-quality outside directors. Our Compensation Committee periodically reviews the compensation of our non-employee directors and periodically reviews the compensation of our independent directors and makes recommendations to our Board for adjustments. For 2024, our non-employee directors’ compensation program consisted of the following:
Amount ($)
Annual Cash Retainers
Board Member	82,500
Committee Chairperson	15,000
Member of Standing Committee	5,000
Annual Equity Grant	(1)
Initial Equity Grant	(2)

(1)
Each non-employee director is entitled to receive an annual award of options with a value of no less than $20,000 and no more than $60,000, with such value being determined annually at the discretion of the Compensation Committee and the Board.

(2)
Each non-employee director who joins the Board is granted an inaugural award of options valued at $165,000.

The following table sets forth information concerning the compensation awarded to, earned by or paid to non-employee directors for the year ended December 31, 2024.
Name	Fees Earned or Paid in Cash ($)	Option Awards(1) ($)	Total ($)
Joseph Cooper	92,500	33,363	125,863
James Culverwell	102,500	33,363	135,863
Dr. Dennis H. Langer	97,500	33,363	130,863
Natalie Leong	102,500	33,363	135,863
Michael Sember	87,500	33,363	120,863

(1)
Represents the grant date fair value of option awards granted to each of our non-employee directors on December 9, 2024, calculated in accordance with FASB ASC Topic 718. These options have an exercise price of $27.30 per ADS and vest in four annual installments with 20% vesting on each of December 9, 2025, 2026 and 2027 and 40% vesting on December 9, 2028. The option values were calculated using a Black-Scholes Model for pricing options. See Note 6 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for all relevant valuation assumptions (on a pre-split basis) used to determine the grant date fair value of these options. As of December 31, 2024, the aggregate number of outstanding options held by each of our non-employee directors was 1,699 ADSs.

PROPOSAL TWO — APPROVAL OF AN AMENDMENT TO THE ARTICLES OF ASSOCIATION TO INCREASE THE COMPANY’S AUTHORIZED ORDINARY SHARE CAPITAL
The Board has approved and is asking shareholders to approve an amendment (the “Articles Amendment”) to the Company’s Articles of Association to increase the number of the Company’s authorized ordinary shares from 100,000,000 shares to 5,000,000,000 shares (the “Authorized Ordinary Share Increase”).
Purpose of the Authorized Ordinary Share Increase
The purpose of the Authorized Ordinary Share Increase is so that the Company will have ordinary shares available to provide additional flexibility to promptly and appropriately use its ordinary shares for business and financial purposes in the future, as well as to have sufficient shares available to provide appropriate equity incentives for our employees and other eligible service providers. Under its Articles of Association, the Company is currently authorized to issue up to 100,000,000 ordinary shares. As of [July 16], 2025, there were 20,585,830 ordinary shares issued and outstanding. There are also (i) 46,188,892 ordinary shares reserved for issuance pursuant to outstanding options and warrants (including options issued to certain Non-Executive Directors to be ratified under Proposal Six below); and (ii) 2,612,810 ordinary shares reserved for future issuance under our Amended and Restated Equity Incentive Plan (the “Incentive Plan”), leaving a balance of 30,612,468 shares available for issuance.
The availability of additional ordinary shares for issuance is, in management’s view, prudent and will afford us flexibility in acting upon financing transactions to strengthen our financial position and/or commercial partnership opportunities that may arise. Other possible business and financial uses for the additional ordinary shares include, without limitation, potential strategic transactions, including, among other things, acquisitions, strategic partnerships, joint ventures, restructurings, business combinations and investment. Although at this time, we do not have any commitments, arrangements, or agreements regarding the issuance of ordinary shares other than upon the exercise of currently outstanding options and warrants; we anticipate seeking future equity financing opportunities and will evaluate opportunities that are presented to us. We believe that the Authorized Ordinary Share Increase will help ensure that we have sufficient authorized shares available for issuance to allow us to pursue equity financings if the Board of Directors determines that it would be in our best interests based on our working capital needs and prevailing market conditions.
We believe that the additional authorized shares would enable us to act quickly in response to opportunities that may arise for these types of transactions, in most cases without the necessity of obtaining further shareholder approval and holding a special stockholders’ meeting before such issuance(s) could proceed, except as provided under applicable Nasdaq rules.
Possible Effects of the Authorized Ordinary Share Increase
The newly authorized ordinary shares will have all the powers, preferences, and rights of the ordinary presently authorized. The Articles Amendment will not affect the rights of current holders of ordinary shares or ADSs, none of whom have preemptive or similar rights to acquire the newly authorized shares. Therefore, approval of the Authorized Ordinary Share Increase and any subsequent issuance of additional ordinary shares would not affect a current shareholder’s rights as a shareholder, except for any dilutive effects of a potential increase in the number of outstanding ordinary shares to, among other things, earnings per share, book value per share, and the voting power of current shareholders. The Authorized Ordinary Share Increase would not have any immediate dilutive effect on the proportionate voting power or other rights of existing shareholders until additional shares are issued.
As is true for shares presently authorized but unissued, the future issuance of ordinary shares authorized by the Authorized Ordinary Share Increase may, among other things, decrease existing shareholders’ percentage equity ownership and, depending on the price at which they are issued, could be dilutive to the voting rights of existing shareholders and have a negative effect on the market price of our ADSs.
Potential Anti-takeover Effects of the Articles Amendment
Release No. 34-15230 of the staff of the SEC requires disclosure and discussion of the effects of any action, including the proposals discussed herein, that may be used as an anti-takeover mechanism. The increase in the number of ordinary shares available for issuance could, under certain circumstances, have an anti-takeover effect, although this is not the purpose or intent of the Board. It could potentially deter takeovers, including takeovers that the Board has determined are not in the best interest of our shareholders, in that additional shares could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover more difficult. For example, we could issue additional shares so as to dilute the stock ownership or voting rights of persons seeking to obtain control without our agreement. Similarly, the issuance of additional shares to certain persons allied with our management could have the effect of making it more difficult to remove our current management by diluting the stock ownership or voting rights of persons seeking to cause such removal. The increase in the number authorized ordinary shares therefore may have the effect of discouraging unsolicited takeover attempts. By potentially discouraging initiation of any such unsolicited takeover attempts, the authorized shares increase may limit the opportunity for our shareholders to dispose of their shares at the higher price generally available in takeover attempts or that may be available under a merger proposal.
We have not proposed the increase in the number of authorized ordinary shares with the intention of using the additional authorized shares for anti-takeover purposes, but we would be able to use the additional shares to oppose a hostile takeover attempt or delay or prevent changes in our control or our management. Although the Authorized Ordinary Share Increase has been prompted by business and financial considerations and not by the threat of any known or threatened hostile takeover attempt, shareholders should be aware that the effect of the Authorized Ordinary Share Increase could facilitate future attempts by us to oppose changes in our control and perpetuate our management, including transactions in which the shareholders might otherwise receive a premium for their shares over then current market prices. We cannot provide assurances that any such transactions will be consummated on favorable terms or at all, that they will enhance shareholder value, or that they will not adversely affect our business or the trading price of our ADSs.
Consequences if Shareholder Approval of Proposal No. 2 Is Not Obtained
If shareholder approval for this proposal is not obtained, we will not be able to file the Articles Amendment to effect the Authorized Ordinary Share Increase, and our limited number of authorized ordinary shares that are neither outstanding nor reserved for issuance could adversely affect our ability to raise capital through equity financings or engage in acquisitions or other transactions.
Text of Articles Amendment
If approved at the Annual Meeting, Section 4 of Part One of the Articles of Association will be amended to read as follows (additions are bold and underlined, and deletions are struck through):
Registered Share Capital
The registered share capital of the Company is 5,000,000,000 (five billion) ~~100,000,000 (one hundred million)~~ ordinary shares without any nominal value each (hereinafter: “Ordinary Shares”).
No further changes to the Articles of Association will be made pursuant to this Proposal No. 2.
Our Board of Directors will present the following resolution for adoption at the Annual Meeting:
“Resolved, to amend the Company’s Amended and Restated Articles of Association, as amended, to increase the Company’s authorized share capital from 100,000,000 ordinary shares to 5,000,000,000 ordinary shares, as set forth in the Proxy Statement, dated July [•] 2025.”
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE AMENDMENT TO OUR ARTICLES OF ASSOCIATION TO INCREASE THE NUMBER OF AUTHORIZED ORDINARY SHARES.

PROPOSAL THREE — APPROVAL OF A NEW COMPENSATION POLICY FOR EXECUTIVE OFFICERS AND DIRECTORS
Background
Pursuant to the Companies Law, all Israeli public companies, such as the Company, are required to adopt a written compensation policy regarding the terms of engagement of office holders. The term “office holders,” as defined in the Companies Law, includes directors and most executive officers. Under the Companies Law, our compensation policy must be reviewed by the Compensation Committee of our Board, and by our Board, from time to time. In addition, the Compensation Committee, followed by the Board (based on the recommendation of the Compensation Committee) and our shareholders, are each required to approve and adopt the compensation policy once every three years. The shareholders’ approval is further subject to the fulfillment of special voting requirements, as detailed under “Questions and Answers About These Proxy Materials and Voting” above.
The compensation policy sets forth a framework for the terms of office and employment of our office holders, including with respect to the grant of any benefit, other payment or undertaking to provide payment, such as salary, bonus, equity awards, severance and other compensation (including in connection with termination of services or change of control over the Company), as well as exemption from liability, insurance or indemnification. We note that this approval vote of a company’s compensation policy is due to Israeli law requirements and is in addition to, and not in lieu, of any advisory “say-on-pay” votes required by the Exchange Act.
Our existing compensation policy was approved by our Compensation Committee, our Board and shareholders and became effective on April 12, 2022, in accordance with the provisions of the Companies Law (the “Existing Compensation Policy”).
Our Compensation Committee, and Board reviewed our Existing Compensation Policy during the period leading up to the convening of the Annual Meeting. Based on that review, the Compensation Committee and the Board proposed a new compensation policy (the “New Compensation Policy”) which is now being brought to the approval of the shareholders in accordance with the requirements under the Companies Law. A copy of the proposed policy is attached to this Proxy Statement as Annex A. In the event the New Compensation Policy is not approved by the shareholders by the required majority, our Board may nonetheless approve the New Compensation Policy, provided that our Compensation Committee and thereafter our Board have each concluded, following further discussion of the matter and for specified reasons, that such approval is in the best interests of the Company. Only in special circumstances prescribed by the Companies Law, and subject to certain conditions, can the Compensation Committee and Board override the shareholders’ decision to oppose this Proposal No 3.
We have highlighted below certain key substantive features of the New Compensation Policy. The following description is merely a summary of such key features of the New Compensation Policy. We urge you to review Annex A in its entirety for the complete text of the New Compensation Policy.
Overall Compensation — Ratio Between Fixed and Variable Compensation
The New Compensation Policy aims to balance the mix of “Fixed Compensation” (comprised of base salary and benefits) and “Variable Compensation” (comprised of cash bonuses and equity-based compensation).
The total annual bonus and equity-based compensation of each executive officer shall not exceed 95% of the total compensation package of such executive officer on an annual basis.
Annual Cash Bonus:
Executive Officers (other than the CEO):
The target annual cash bonus for an executive officer, other than our chief executive officer (the “CEO”), for any given calendar year, will not exceed 100% of such executive officer’s annual base salary.

The maximum annual cash bonus — including for overachievement performance — that an executive officer, other than the CEO, will be entitled to actually receive for any given calendar year, will not exceed 200% of such executive officer’s annual base salary.
The performance objectives for the annual cash bonus of our executive officers, other than CEO, may be approved by our CEO (in lieu of the Compensation Committee) and may be based on Company and individual objectives. Measurable performance objectives will include the objectives and the weight to be assigned to each achievement in the overall evaluation, and will be based on actual results. The Company may also grant annual cash bonuses to our executive officers, other than the CEO, on a discretionary basis.
Actual annual cash bonus to be awarded to each executive officer, other than the CEO, must be approved by the Compensation Committee and the Board.
CEO:
The target annual cash bonus for the CEO for any given calendar year will not exceed 100% of his or her annual base salary.
The maximum annual cash bonus — including for overachievement performance — that the CEO will be entitled to actually receive for any given calendar year, will not exceed 200% of his or her annual base salary.
The annual cash bonus of our CEO will be mainly based on measurable performance objectives and subject to minimum thresholds, subject to adjustment, as determined by the Compensation Committee and the Board. The less significant part of the annual cash bonus granted to our CEO, and in any event not more than 40% of the annual cash bonus, may be based on a discretionary evaluation of the CEO’s overall performance by the Compensation Committee and the Board based on quantitative and qualitative criteria.
Actual annual cash bonus to be awarded to the CEO must be approved by the Compensation Committee and the Board.
Annual Equity Awards:
The total fair market value of an annual equity-based compensation award at the time of grant (not including bonuses paid in equity in lieu of cash) shall not exceed 500% of such executive officer’s total fixed component (base salary and benefits) to which such executive officer is entitled in the grant year.
The fair market value of the equity-based compensation for the executive officers will be determined according to acceptable valuation practices at the time of grant.
The equity-based compensation shall be granted from time to time and be individually determined and awarded according to the performance, educational background, prior business experience, qualifications, role and the personal responsibilities of the executive officer.
Non-Material Changes to Compensation:
The Companies Law regulations allow for a non-material change in the terms of compensation of an executive officer other than the CEO to be approved by the CEO alone. According to the New Compensation Policy non-material change in the terms of compensation of an executive officer other than the CEO to be approved by the CEO alone so long as (i) the amended compensation terms are in accordance with the New Compensation Policy, and (ii) the annual total cost to our Company from that change does not exceed an amount equal to two (2) monthly base salary payments of the relevant executive officer.
Compensation for Directors:
The New Compensation Policy also governs the compensation of our Board members and provides that our chairperson and non-employee directors will be entitled to an annual cash fee retainer and that additional payment may be made to Board members for their service on the audit, compensation, nominating, or other committees of the Board, as well as for their service as chairpersons of such committees.

Under the New Compensation Policy, our Board members may also be awarded annual equity-based awards and welcome equity-based awards. In addition, directors will be entitled to reimbursement of expenses incurred in the performance of their duties to the Company.
Automatic Update Based on Updates to Companies Law:
The New Compensation Policy includes a general provision allowing the Company to rely on any amendment to provisions of the Companies Law and any other applicable rules and regulations that facilitates our ability to more readily approve or pay executive officer or director compensation, even if that amendment contradicts the principles of the New Compensation Policy.
We believe that the proposed executive compensation framework under the New Compensation Policy will be effective in achieving our objectives of:
•
To closely align the interests of the executive officers with those of the Company’s shareholders in order to enhance shareholder value;

•
To align a significant portion of the executive officers’ compensation with the Company’s short and long-term goals and performance;

•
To provide the executive officers with a structured compensation package, including competitive salaries, performance-motivating cash and equity incentive programs and benefits, and to be able to present to each executive officer an opportunity to advance in a growing organization;

•
To strengthen the retention and the motivation of executive officers in the long-term;

•
To provide appropriate awards in order to incentivize superior individual excellence and corporate performance; and

•
To maintain consistency in the way executive officers are compensated.

Proposal
It is proposed that the following resolution be adopted at the Annual Meeting:
“RESOLVED, to approve and adopt the New Compensation Policy for Executive Officers and Directors of the Company, in the form attached as Annex A to the Proxy Statement.”
THE BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL AND ADOPTION OF
THE NEW COMPENSATION POLICY.

PROPOSAL FOUR — APPROVAL AND ADOPTION OF THE QUOIN PHARMACEUTICALS LTD. 2025 EQUITY INCENTIVE PLAN
Background
Our Board approved the Quoin Pharmaceuticals Ltd. 2025 Equity Incentive Plan (the “2025 Plan”) on July [•], 2025, subject to shareholder approval. The Board adopted the 2025 Plan to replace our Amended and Restated Equity Incentive Plan (the “2022 Plan”). Upon approval of the 2025 Plan, no further award will be granted under the 2022 Plan.
Summary of 2025 Plan
The material terms of the 2025 Plan are summarized below. The summary is subject to and qualified in its entirety by reference to the full text of the 2025 Plan, which is included as Annex B to this Proxy Statement and incorporated herein by reference.
Purpose
The 2025 Plan provides for the grant of equity-based incentive awards (“Awards”) to our employees, directors, officers, consultants, advisers and service providers in order to incentivize them to increase their efforts on behalf of the Company and to promote the success of the Company’s business.
Shares
Subject to certain adjustments, the maximum number of ordinary shares (or American Depositary Shares representing such ordinary shares) (collectively “Shares”) available for issuance under the 2025 Plan upon the effective date of the 2025 Plan shall be 3,000,000 Shares.
In addition, the maximum number of Shares that may be issued under the 2025 Plan as adopted will automatically increase the first day of each year beginning in 2026 and on January 1st of each calendar year thereafter and ending on January 1, 2035, by a number of Shares equal to the smaller of (A) 15% of the number of Shares issued and outstanding of the Company on a fully diluted basis on the last day of the immediately preceding calendar year; and (B) such amount as determined by our Board if so determined. Shares issued under this Plan may be, in whole or in part, authorized but unissued Shares, treasury shares, or otherwise Shares that shall have been or may be repurchased by the Company.
Any Shares (a) underlying an Award granted hereunder that has expired, or was cancelled, terminated, forfeited, or settled in cash in lieu of issuance of Shares, for any reason, without resulting in the issuance of Shares; (b) if permitted by the Company, subject to an Award that are tendered to pay the exercise price of an Award or withholding tax obligations with respect to an Award; or (c) if permitted by the Company, subject to an Award that are not delivered to a grantee because such Shares are withheld to pay the exercise price of such Award or withholding tax obligations with respect to such Award; shall automatically, and without any further action on the part of the Company or any grantee, again be available for the grant of Awards and for issuance upon exercise or (if applicable) vesting thereof for the purposes of this Plan (unless this Plan shall have been terminated), unless the Board determines otherwise.
The maximum aggregate number of Shares that may be issued pursuant to the exercise of incentive stock options granted under the 2025 Plan (the “ISO Limit”) shall be 3,000,000. To the extent permitted under Section 422 of the Code, any Shares covered by an Award that has expired, or was cancelled, terminated, forfeited, or settled in cash without the issuance of Shares shall not count against the ISO Limit. Shares that actually have been issued under the 2025 Plan shall not become available for future issuance hereunder pursuant to incentive stock options.
Administration
The Board has appointed the Compensation Committee of the Board to administer the 2025 Plan. Subject to applicable law, the Compensation Committee will have the power to, among other things, determine the types of Awards to be granted thereunder, establish policies applicable to Awards, approve eligible participants, determine the type or types of incentives to be granted to each participant, and the terms and conditions of any Awards granted, and interpret and administer the 2025 Plan and any Award agreement. The terms and provisions of Awards and the related agreements need not be uniform among participants, whether or not such participants are similarly situated.
The Board may take any actions that are stated to be vested in the Compensation Committee and shall not be restricted or limited from exercising all rights, powers and authorities under the 2025 Plan or applicable law.
Eligibility
Generally, all directors, officers, employees and consultants of our Company and affiliates are eligible to receive awards under the 2025 Plan. As of the date hereof, three executive officers, five non-employee members of the Board of Directors and approximately one other employee were eligible to participate in the 2025 Plan.
The 2025 Plan provides for granting Awards under various tax regimes, including, without limitation, in compliance with Section 102 of the Israeli Income Tax Ordinance (New Version) 5271-1961, and the regulations and rules (including the Rules) promulgated thereunder, all as amended from time to time (the “Ordinance”), and Section 3(i) of the Ordinance and in compliance with Section 422 of the Code as they relate to U.S. service providers who are employees when granted incentive stock options and Section 409A of the Code as they relate to U.S. service providers when granted other Awards.
Grants
All Awards granted pursuant to the 2025 Plan will be evidenced by a grant notification letter, in a form approved, from time to time, by the Compensation Committee. The grant notification letter will set forth the terms and conditions of the Award, including the type of Award, number of shares subject to such Award, vesting schedule and conditions (including performance goals or measures) and the exercise price, if applicable. Certain Awards under the 2025 Plan may constitute or provide for a deferral of compensation, subject to Section 409A of the Code, which may impose additional requirements on the terms and conditions of such Awards. The Compensation Committee shall have the authority to accelerate the vesting of any outstanding Award at such time and under such circumstances as it, in its sole discretion, deems appropriate. The exercise period of an Award will be determined by the Compensation Committee and stated in the grant notification letter, but will in no event be longer than ten years from the date of the grant thereof.
Awards
The 2025 Plan provides for the grant of stock options (including incentive stock options and nonqualified stock options), restricted shares, restricted stock units (“RSUs”), stock appreciation rights (“SARs”) and other share-based awards.
Options.   Options granted under the 2025 Plan to the Company employees who are U.S. residents may qualify as “incentive stock options” within the meaning of Section 422 of the Code, or may be non-qualified stock options. The exercise price for options granted under the 2025 Plan must be equal to at least 100% (or 110% in the case of ISOs granted to ten percent stockholders) of the fair market value (as defined the 2025 Plan) of our Shares as of the date of the grant of the option.
Stock options granted under the 2025 Plan are exercisable as determined by the Compensation Committee and specified in the applicable award agreement. In no event will a stock option be exercisable after ten years (or 5 years in the case of ISOs granted to ten percent stockholders) from the date of grant.
ISOs may be granted only to U.S. service providers who are employees of the Company or a parent or subsidiary thereof. However, if for any reason an Award (or portion thereof) does not qualify as an ISO , then, to the extent of such non-qualification, such Award (or portion thereof) shall be treated as a nonqualified stock option granted under the 2025 Plan.
No option will be transferable otherwise than by will or the laws of descent and distribution.
Restricted Shares.   Each Award of Restricted Shares under the 2025 Plan shall be evidenced by a grant notification letter. Restricted shares granted under the 2025 Plan are, for a period of time determined by the Compensation Committee, subject to forfeiture if certain conditions established by the Compensation Committee, including performance goals set by the Compensation Committee, are not met. The Compensation Committee will establish the terms and conditions upon which the restrictions on those shares will lapse. The provisions of the various grant notification letters need not be identical with respect to any two Awards or grantees. No payment of exercise price shall be required as consideration for Restricted Shares, unless included in the grant notification letter.
Grantee holding restricted shares may have such rights with respect to such shares as may be determined by the Compensation Committee and set forth in the applicable grant notification letter, including the right to vote such shares and receive dividends. Restricted shares will not be transferable otherwise than by will or the laws of descent and distribution until vested.
RSUs.   Each Award of RSUs under the 2025 Plan shall be evidenced by a grant notification letter. Subject to applicable law, RSUs may be granted in consideration of a reduction in the recipient’s other compensation. Each award of RSUs will be subject to such terms and conditions consistent with the 2025 Plan as determined by the Compensation Committee and as set forth in the grant notification letter. An RSU is an award denominated in shares that will be settled, subject to the terms and conditions of the RSUs, in an amount in cash, shares, or both. The Compensation Committee will establish the terms and conditions upon which the restrictions on those units will lapse. The provisions of the various grant notification letters need not be identical with respect to any two Awards or grantees. No payment of exercise price shall be required as consideration for RSUs, unless included in the grant notification letter.
Grantee holding RSUs do not possess any voting rights with respect to those units. Grantees holding RSUs will not be eligible to receive dividends but may be eligible to receive dividend equivalents. Grantee shall not possess or own any ownership rights in the Shares underlying the RSUs and no rights as a shareholder shall exist prior to the actual issuance of Shares in the name of the Grantee.
Settlement of vested RSUs shall be made in the form of Shares. Distribution to a grantee of an amount (or amounts) from settlement of vested RSUs can be deferred to a date after vesting as determined by the Compensation Committee; provided, that no such deferral shall be made with respect to RSUs held by a U.S. service provider if such deferral would cause such RSUs to fail to qualify for an exemption under Section 409A of the Code and become subject to the requirements of Section 409A of the Code, unless expressly determined by the Compensation Committee, or would violate the requirements of Section 409A. Any RSUs granted under the 2025 Plan that are not exempt from the requirements of Section 409A of the Code shall contain such restrictions or other provisions so that such RSUs will comply with the requirements of Section 409A of the Code.
RSUs will not be transferable otherwise than by will or the laws of descent and distribution.
Other Share or Share-Based Awards.   The 2025 Plan provides that other stock-based awards may be granted either alone or in conjunction with other awards granted under the 2025 Plan.
Exercise
An Award under the 2025 Plan may be exercised by providing the Company with a written or electronic notice of exercise and full payment of the exercise price for such Shares underlying the Award, if applicable, in such form and method as may be determined by the Compensation Committee and permitted by applicable law.
The exercise period of an Award will be determined by the Compensation Committee and stated in the grant notification letter, but will in no event be longer than ten (10) years from the date of grant of the Award. The Compensation Committee has have the authority to determine the vesting schedule and accelerate the vesting of any outstanding Award at such time and under such circumstances as it, in its sole discretion, deems appropriate.

Termination of Employment
Unless otherwise provided in the grant notification letter, in the event of termination of a grantee’s employment or service with the Company or any of its affiliates, all vested and exercisable Awards will be subject to the following treatment:
•
vested and exercisable Awards SARS will expire on the earliest to occur of:

•
if the grantee’s termination of employment occurs for reasons other than cause, disability, death, the date that is three months after such termination of employment or service;

•
if the grantee’s termination of employment or service occurs by reason of disability or death, the one-year anniversary of such termination of employment or service; and

•
the last day of the term of the stock option or SAR.

If a grantee dies after his or her termination of employment or service but while an Award is otherwise exercisable, the portion of the Award that is vested and exercisable on the date of such termination of employment or service will expire upon the earlier to occur of the last day of the term of the Award and the one-year anniversary of the date of death.
Notwithstanding any of the foregoing, if a grantee’s employment or services with the Company or any of its affiliates is terminated for “cause” (as defined in the 2025 Plan), all outstanding Awards held by such grantee (whether vested or unvested) will terminate on the date of such termination.
Notwithstanding anything to the contrary, the Compensation Committee may extend the periods for which Awards held by any grantee may continue to vest and/or be exercisable; it being clarified that such Awards may lose their entitlement to certain tax benefits under applicable law; if done so with respect to a U.S service provider, the Compensation Committee shall act in accordance with Section 409A of the Code, as applicable.
Adjustments to Awards
In the event of a share split, reverse share split, share dividend, recapitalization, combination or reclassification of the Company’s shares, the Compensation Committee in its sole discretion may, and where required by applicable law shall, without the need for a consent of any holder, make an appropriate adjustment in order to adjust (i) the number and class of Shares reserved and available for the outstanding Awards, (ii) the number and class of Shares covered by outstanding Awards, (iii) the exercise price per Share covered by any Award, (iv) the terms and conditions concerning vesting and exercisability and the term and duration of the outstanding Awards, (v) the type or class of security, asset or right underlying the Award (which need not be only that of the Company, and may be that of the surviving corporation or any affiliate thereof or such other entity party to any of the above transactions), and (vi) any other terms of the Award that in the opinion of the Compensation Committee should be adjusted; provided that any fractional shares resulting from such adjustment shall be rounded to the nearest whole share unless otherwise determined by the Compensation Committee.
In the event of a merger or consolidation of the Company or a sale of all, or substantially all, of the Company’s shares or assets or other transaction having a similar effect on the Company, or change in the composition of the Board, or liquidation or dissolution, or such other transaction or circumstances that our Board determines to be a relevant transaction, then without the consent of the grantee, (i) unless otherwise determined by the Compensation Committee, any outstanding Award will be assumed or substituted by the Company or such successor corporation, or (ii) regardless of whether or not the successor corporation assumes or substitutes the Award (a) provide the grantee with the option to exercise the Award as to all or part of the Shares, and may provide for an acceleration of vesting of unvested Awards, (b) cancel the Award and pay in cash, Shares of the Company, the acquirer or other corporation which is a party to such transaction or other property as determined by the Compensation Committee as fair in the circumstances, or (c) provide that the terms of any Award shall be otherwise amended, modified or terminated, as determined by the Compensation Committee to be fair in the circumstances.
Changes with respect to awards held by U.S. service providers shall be made in accordance with the requirements of Section 409A of the Code or Section 424 of the Code, as applicable and to the extent necessary to avoid adverse tax consequences under Section 409A of the Code, a transaction or other event will not be deemed a Merger/Sale for purposes of awards granted to U.S. service providers unless the transaction or other event qualifies as a change in control event within the meaning of Section 409A of the Code.
Term of the 2025 Plan
Awards may be granted pursuant to the 2025 Plan from time to time within a period of ten (10) from the date the 2025 Plan was approved by the Board.
Federal Income Tax Information
The following is a general summary of the current federal income tax treatment of incentive awards that would be authorized to be granted under the 2025 Plan, based upon the current provisions of the Code, and regulations promulgated thereunder. As the rules governing the tax treatment of such awards are technical in nature, the following discussion of tax consequences is necessarily general in nature and does not purport to be complete. In addition, statutory provisions are subject to change, as are their interpretations, and their application may vary in individual circumstances. This discussion does not address the tax consequences under applicable state and local law.
ISOs.   A participant generally will not recognize income on the grant or exercise of an ISO. However, the difference between the exercise price and the fair market value of the stock on the date of exercise is an adjustment item for purposes of the alternative minimum tax. If a participant disposes of the stock received upon the exercise of an ISO within two years from the date of grant or one year from the date of exercise (a “disqualifying disposition”), the participant will recognize ordinary income in connection with the exercise of such ISO in the same manner as on the exercise of a nonqualified stock option, as described below.
Non-qualified Stock Options and SARs.   A participant generally is not required to recognize income on the grant of a nonqualified stock option or a SAR. Instead, ordinary income generally is required to be recognized on the date the nonqualified stock option or SAR is exercised. In general, the amount of ordinary income required to be recognized is (i) in the case of a nonqualified stock option an amount equal to the excess, if any, of the fair market value of the shares on the exercise date over the aggregate exercise price and (ii) in the case of a SAR, the amount of cash and/or the fair market value of any shares received upon exercise.
Restricted Stock.   Unless a participant who receives an award of restricted stock makes an election under Section 83(b) of Code, as amended, as described below, the participant generally is not required to recognize ordinary income on the award of restricted stock. Instead, on the date the restrictions lapse and the shares vest (that is, become transferable and no longer subject to forfeiture), the participant will be required to recognize ordinary income in an amount equal to the excess, if any, of the fair market value of the vesting shares on that date over the amount paid, if any, for those shares. If a participant makes a Section 83(b) election to recognize ordinary income on the date the shares are awarded, the amount of ordinary income required to be recognized is an amount equal to the excess, if any, of the fair market value of the shares on the date of award over the amount paid, if any, for those shares. In that case, the participant will not be required to recognize additional ordinary income when the restrictions lapse and the shares vest.
RSUs.   A participant generally is not required to recognize income on the grant of an RSU. In general, on the date the RSUs vest, the participant will be required to recognize ordinary income in an amount equal to the fair market value of the stock deliverable on the vesting date.
Gain or Loss on Sale or Exchange of Shares.   In general, gain or loss from the sale or exchange of shares granted under the 2025 Plan will be treated as capital gain or loss. Gain or loss will be long-term capital gain or loss for shares held for more than one year.
Deductibility by the Company.   We generally are not allowed a deduction in connection with the grant or exercise of an ISO. However, if a participant is required to recognize income as a result of a disqualifying disposition, we will be entitled to a deduction equal to the amount of ordinary income so recognized. In the case of a nonqualified stock option (including an ISO that is treated as a nonqualified stock option), a

SAR, or restricted stock or RSU, in general, we will be allowed a deduction in an amount equal to the amount of ordinary income recognized by a participant, provided that certain income tax reporting requirements are satisfied.
New Plan Benefits
Because awards to be granted in the future under the 2025 Plan are generally at the discretion of the Compensation Committee and the Board, it is generally not possible to determine the benefits or the amounts that will be received under the 2025 Plan by eligible participants. If the 2025 Plan is approved by our shareholders, the Company is expected to make grants to:
•
Non-employee directors consistent with the Quoin non-employee directors’ compensation program which provides that each of the Company’s non-employee directors is entitled to an annual award of options valued at no less than $20,000 and no more than $60,000, with such value being determined annually at the discretion of the Compensation Committee and the Board;

•
Dr. Michael Myers consistent with the CEO Compensation Package approved at the 2024 annual meeting of shareholders which provides the Compensation Committee and the Board the authority to approve an annual equity grant with a value of up to 500% of the maximum total fixed component (base salary and benefits) to which Dr. Myers is entitled in the grant year; and

•
Ms. Carter consistent with the CCO Compensation Package approved at the 2024 annual meeting of shareholders which provides the Compensation Committee and the Board the authority to approve an annual equity grant with a value of up to 500% of the maximum total fixed component (base salary and benefits) to which Ms. Carter is entitled in the grant year.

Any Awards to be made under the 2025 Plan, including the Awards described above to be made to the Company’s non-employee directors, Dr. Myers and Ms. Carter, will be subject to the discretion of our Compensation Committee and Board. As a result, it is not possible to determine the number or type of Awards that will be granted to any person under the 2025 Plan. Accordingly, the Awards granted during 2025 under our 2022 Plan are set forth in the following table.
Name and Position	Number of Stock Options (# of ADSs)
Dr. Michael Myers, Chief Executive Officer	42,857
Denise Carter, Chief Commercial Officer	42,857
Gordon Dunn, Chief Financial Officer	—
Current Executive Officers as a Group	38,800
Current Non-Executive Director Group	—
Current Non-Executive Officer Employee Group	—
Market Price of Shares
The closing price of our ADSs, as reported on Nasdaq on July 3, 2025, was $8.80.

Equity Compensation Plan Information
The following details information regarding the Company’s existing equity compensation plans as of December 31, 2024:
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)	Weighted-average exercise price of outstanding options, warrants and rights(2)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)(1)
	(a)	(b)	(c)
Equity compensation plans approved by security holders	55,541	$150.15	207,243
Equity compensation plans not approved by security holders	—	—	—
Total	55,541	$150.15	207,243

(1)
Represents the number of ADSs issuable upon the exercise of options.

(2)
Represents the exercise price per ADS.

The Proposed Resolution
It is proposed that the following resolution be adopted at the Annual Meeting:
“Resolved, to approve the Quoin Pharmaceuticals Ltd. 2025 Equity Incentive Plan, as detailed in the Proxy Statement.”
THE BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE QUOIN PHARMACEUTICALS LTD. 2025 EQUITY INCENTIVE PLAN

PROPOSAL FIVE — APPROVAL OF CHANGES
TO OUR NON-EMPLOYEE DIRECTORS’ COMPENSATION PROGRAM
Under Quoin’s non-employee directors’ compensation program (the “NED Program”) approved by our shareholders at the 2022 annual shareholder meeting, and the amendment to the NED Program which was approved by our shareholders at the 2024 annual shareholder meeting (the “2024 Annual Meeting”) each non-employee director is entitled to receive as compensation for his or her service (a) an annual base retainer (the “Annual Retainer”) of $82,500; (b) for committee chairpersons, an additional $15,000 per year for service as the chairperson of a board committee; and (c) for standing committee members, an additional $5,000 per year for such service on a standing committee. In addition, each of our non-employee directors is entitled to receive an inaugural award of options valued at $165,000, and an annual award of options valued at no less than $20,000 and no more than $60,000, with such value being determined annually at the discretion of the Compensation Committee and the Board.
After receiving the recommendation of our Compensation Committee, our Board has approved, and recommends that the shareholders approve, the following changes to the NED Program: (i) the Annual Retainer being increased to up to $125,000, which amount shall be determined annually at the discretion of the Compensation Committee and the Board; and (ii) to provide for the right of each non-employee director to receive all or a portion of his or her Annual Retainer in the form of an option to purchase ADSs under the Company’s equity plan. For the avoidance of any doubt, the remaining terms set forth in the NED Program, as previously approved by the shareholders, would remain unchanged. Our Compensation Committee and our Board have determined that such changes to the NED Program are reasonable, in our best interest, and in line with the both our Existing Compensation Policy and the proposed New Compensation Policy.
Assuming the amended terms of the NED Program are approved at the Annual Meeting, the Compensation Committee and the Board intend to set the non-employee directors’ Annual Retainer for 2025 at $100,000, retroactive to January 1, 2025. In addition, three of the Company’s non-employee directors have requested that a portion of their 2025 Annual Retainer be paid in the form of an option grant to purchase ADSs (a feature being added to the NED Program by the amended terms contained in this Proposal Five). The Company is asking shareholders to approve such option grants to these three directors in Proposal Six.
Our Board of Directors will present the following resolution for adoption at the Annual Meeting:
“Resolved, that the changes to our non-employee directors’ compensation program, as described in the Proxy Statement dated July [•], 2025, are hereby approved.”
THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE CHANGES TO OUR NON-EMPLOYEE DIRECTORS’ COMPENSATION PROGRAM.

PROPOSAL SIX — APPROVAL OF THE GRANT OF CERTAIN OPTIONS
TO CERTAIN NON-EMPLOYEE DIRECTORS
The following non-employee directors, Mr. James Culverwell, Dr. Dennis H. Langer and Ms. Natalie Leong each provided notice to the Compensation Committee and the Board that they wanted to receive a portion of their 2025 Annual Retainer in the form of options to purchase ADSs in the amount of 13,682, 13,682 and 4,105, respectively (the “Additional Option Grants”). On May 29, 2025, after receiving the recommendation of our Compensation Committee, our Board granted, subject to shareholder approval, the Additional Option Grants at an exercise price of $9.07 per share, the then current fair market value, to Messrs. Culverwell and Langer and Ms. Leong. The options vest in four annual installments with 20% vesting on each of May 29, 2026, 2027 and 2028 and 40% vesting on May 29, 2029.
Our Compensation Committee and our Board have determined that the Additional Option Grants are reasonable, in the best interest of the Company and its shareholders, and in line with the Existing Compensation Policy, the proposed New Compensation Policy and our NED Program (assuming shareholder approval of Proposal Five at this Annual Meeting).
Our Board of Directors will present the following resolution for adoption at the Annual Meeting:
“Resolved, that the additional option grants to Messrs. Culverwell and Langer and Ms. Leong in lieu of a portion of their annual cash retainer, as described in the Proxy Statement dated July [•], 2025, are hereby ratified and approved.”
THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE GRANT OF CERTAIN OPTIONS TO CERTAIN NON-EMPLOYEE DIRECTORS

PROPOSAL SEVEN — APPOINTMENT OF CBIZ CPAs P.C.
TO SERVE AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
UNTIL OUR NEXT ANNUAL GENERAL MEETING OF SHAREHOLDERS
Under the Companies Law, an independent auditor (“auditor”) must be appointed by our shareholders at a general meeting. Under the Companies Law and our Articles of Association, the Board is authorized to determine the independent auditor’s remuneration, and must notify our shareholders of the terms of such remuneration. The Nasdaq listing standards require that our Audit Committee approve the appointment and remuneration of our independent auditor.
Quoin’s Independent Registered Public Accounting Firm
Our shareholders approved the appointment of Marcum LLP (“Marcum”) as our independent registered public accounting firm and auditor for the year ended December 31, 2024, and to continue to serve as the Company’s independent registered public accounting firm until our next annual general meeting of shareholders. CBIZ CPAs P.C. (“CBIZ CPAs”) acquired the attest business of Marcum, effective November 1, 2024. Marcum continued to serve as the Company’s independent registered public accounting firm through March 18, 2025. On March 18, 2025, Marcum resigned as the Company’s independent registered public accounting firm, and CBIZ CPAs was appointed to serve as the independent registered public accounting firm of the Company for the year ending December 31, 2025, effective immediately. The engagement of CBIZ CPAs was approved by the Audit Committee. Our Audit Committee and the Board recommend that our shareholders reappoint CBIZ CPAs as our independent registered public accounting firm and auditor until our 2026 annual general meeting of shareholders.
The key provisions with respect to the remuneration of CBIZ CPAs for the services it will provide to Quoin include: (a) $127,000 for an audit of the balance sheet as of December 31, 2025 and the statements of operations, comprehensive loss, shareholders’ equity, cash flows and related notes for the year ending December 31, 2025 in accordance with PCAOB standards; and (b) $28,000 for interim period quarterly review(s); etc.; excluding reimbursement for travel and other out-of-pocket expenses and excluding certain currently unforeseen circumstances. Following the approval and recommendation by our Audit Committee, the Board has approved these terms of remuneration for the services which CBIZ CPAs would provide as our auditor until our 2026 annual general meeting of shareholders, subject to CBIZ CPASs’ appointment as our auditor by our shareholders at the Annual Meeting.
It is therefore proposed that the following resolution be adopted at the Annual Meeting:
“Resolved, CBIZ CPAs P.C. is hereby appointed to serve as the Company’s auditor and independent registered public accounting firm, until the Company’s next annual general meeting of shareholders.”
Representatives of CBIZ CPAs are expected to be present at the Annual Meeting and will also be available to respond to appropriate and applicable questions. They also will have the opportunity to make a statement if they desire to do so.
Change in Certifying Accountant During Two Most Recent Fiscal Years
Our shareholders appointed Marcum as our independent registered public accounting firm and auditor for the year ended December 31, 2024. On March 18, 2025, Marcum resigned as the Company’s independent registered public accounting firm, and CBIZ CPAs was appointed to serve as the independent registered public accounting firm of the Company for the year ending December 31, 2025, effective immediately. As state above, the engagement of CBIZ CPAs was approved by the Audit Committee.
Marcum’s reports on the Company’s consolidated financial statements for the fiscal years ended December 31, 2024 and 2023 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.
During the Company’s two most recent fiscal years ended December 31, 2024 and 2023, and the subsequent interim period through March 18, 2025, there were no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) between the Company and Marcum on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Marcum, would have caused Marcum to make reference to the subject matter of the disagreements in connection with its reports on the Company’s consolidated financial statements for such years. In addition, during the Company’s two most recent fiscal years ended December 31, 2024 and 2023, and the subsequent interim period through March 18, 2025, there were no “reportable events,” as defined in Item 304(a)(1)(v) of Regulation S-K.
During the fiscal years ended December 31, 2024 and 2023 and through March 18, 2025, neither the Company nor anyone on its behalf consulted with CBIZ CPAs regarding (i) the application of accounting principles to any specified transaction, either completed or proposed or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report nor oral advice was provided to the Company that CBIZ CPAs concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue, or (ii) any matter that was either the subject of a “disagreement,” as defined in Item 304(a)(1)(iv) of Regulation S-K, or a “reportable event,” as defined in Item 304(a)(1)(v) of Regulation S-K.
Independent Registered Public Accounting Firm’s Fee Information
The following table sets forth the aggregate accounting fees paid by us to Marcum for all services, including audit services, for the years ended December 31, 2024 and 2023, as applicable.
	December 31, 2024	December 31, 2023
Type of Fees(a) (in thousands):
Audit Fees	$350	$244
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total	$350	$244

(a)
The aggregate fees included in Audit Fees are fees billed for the fiscal years.

Audit Fees.   Audit fees refer to the aggregate fees, including expenses, for the audit of our annual financial statements and review of financial statements included in our quarterly reports and other services that are normally provided in connection with statutory and regulatory filings or engagements.
Audit-Related Fees.   Audit-Related fees refer to the aggregate fees, including expenses, for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements not reported under “Audit Fees” above.
Tax Fees.   Our independent registered public accounting firm did not provide any tax services during the periods.
All Other Fees.   Our independent registered public accounting firm did not provide any “other services” during the periods.
Pre-Approval Policy
Our Audit Committee has a pre-approval policy for the engagement of our independent registered public accounting firm to perform audit and non-audit services. Pursuant to this policy, which is designed to assure that such engagements do not impair the independence of our auditors, the Audit Committee pre-approves annually a catalog of specific audit and non-audit services in the categories of audit services, audit-related services and tax services, if any, that may be performed by our independent registered public accounting firm. Unless the specific service has been previously pre-approved with respect to that year, the Audit Committee must approve the permitted service before the independent registered public accounting firm is engaged to perform it. The Audit Committee pre-approved all of the audit services provided by our independent registered public accounting firm to us during the fiscal years ended December 31, 2024 and December 31, 2023.
THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE APPOINTMENT OF CBIZ CPAs P.C., AS OUR AUDITOR AND INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM UNTIL OUR NEXT ANNUAL GENERAL MEETING OF SHAREHOLDERS.

FINANCIAL STATEMENTS FOR THE YEAR ENDED DECEMBER 31, 2024
In accordance with Section 171(c) of the Companies Law, we are required to present our audited annual financial statements at our annual general meeting of shareholders. Our audited financial statements for the year ended December 31, 2024 were included in our Annual Report on Form 10-K filed with the SEC on March 13, 2025 and are available on our website at www.quoinpharma.com.
This item will not involve a vote by the shareholders.

EXECUTIVE COMPENSATION
Summary Compensation Table for Fiscal 2024
The following table sets forth information concerning the compensation awarded to, earned by, or paid to our Chief Executive Officer, Chief Operating Officer and Chief Financial Officer (collectively referred to as “named executive officers”) during the years ended December 31, 2024 and 2023.
Name and Principal Position	Year	Salary ($)	Bonus(1) ($)	Option Awards(2) ($)	All Other Compensation(3) ($)	Total(4) ($)
Dr. Michael Myers Chief Executive Officer	2024	662,475	331,238	353,013	60,075	1,406,801
	2023	602,250	301,125	292,263	59,550	1,255,188
Denise Carter Chief Operating Officer	2024	529,980	264,640	353,017	63,625	1,211,262
	2023	481,800	240,900	292,266	56,000	1,070,966
Gordon Dunn Chief Financial Officer	2024	433,620	—	223,012	—	656,632
	2023	394,200	197,100	184,635	—	775,935

(1)
For bonuses earned during each of the years ended December 31, 2023 and 2024, represents a discretionary cash bonus granted in recognition of the applicable officer’s promotion of our long-term goals, strategy and operating plan, the need to have appropriate incentives for our officers, and contribution to the achievement of our objectives in accordance with the applicable officer’s respective corporate role during each of the years ended December 31, 2023 and 2024. Dr. Myers’ and Ms. Carter’s bonuses were approved and/or ratified by the Board and the Compensation Committee, consistent with the Company’s Existing Compensation Policy and within the limitations of the CEO Compensation Program (as described below) and the COO Compensation Program (as described below). The CEO Compensation Program and the COO Compensation Program were approved at our 2024 Annual Meeting. The amount of bonus earned by Mr. Dunn, if any, during the year ended December 31, 2024 is not calculable through the date of this proxy statement.

(2)
Represents the grant date fair value of option awards granted to each of our named executive officers on October 26, 2023 and December 9, 2024, respectively, calculated in accordance with FASB ASC Topic 718. The 2023 options have an exercise price of $201.25 per ADS and vest in in three annual installments of 20% and a fourth annual installment of 40% beginning on October 26, 2024. The 2024 options have an exercise price of $27.30 per ADS and vest in in three annual installments of 20% and a fourth annual installment of 40% beginning on December 9, 2025. The option values were calculated using a Black-Scholes Model for pricing options. See Note 6 to the Consolidated Financial Statements included in our Annual Report for all relevant valuation assumptions (on a pre-split basis) used to determine the grant date fair value of these options.

(3)
Represents amounts paid as office and automobile allowance to Dr. Myers and Ms. Carter under their respective employment agreements, as well as the employer matching contribution to the executive’s 401(k) plan contributions under our Section 401(k) retirement plan (the “Section 401(k) Plan”), broken down as follows:

		Office Allowance ($)	Car Allowance ($)	401(k) Contributions ($)	Total ($)
Michael Myers	2024	30,000	18,000	12,075	60,075
	2023	30,000	18,000	11,550	59,550
Denise Carter	2024	30,000	18,000	15,625	63,625
	2023	30,000	18,000	8,000	56,000
Gordon Dunn	2024	—	—	—	—
	2023	—	—	—	—

Employment Agreements
We entered into written employment agreements with our Covered Office Holders that contain customary provisions, including non-compete and confidentiality provisions.
Dr. Myers.   Pursuant to his Executive Employment Agreement with Quoin Inc., dated March 9, 2018, which was amended as of November 9, 2021 (as amended, the “Myers Agreement”), Dr. Myers is entitled to an annual base salary of $550,000, which accrued monthly until paid by Quoin Inc. Dr. Myers may also receive, subject to employment by us on the applicable date of bonus payout, an annual target discretionary bonus of not less than 45% of his annual base salary, payable at the discretion of the board of directors after approval of our compensation committee, subject to shareholder approval by a Special Majority for Compensation Matters. Pursuant to the Myers Agreement, Dr. Myers is also eligible to receive healthcare benefits as may be provided from time to time by us to our employees generally, and to receive paid time off annually in accordance with our policies in effect from time to time. Additionally, the Myers Agreement provides Dr. Myers with a monthly office allowance of $2,500 and a monthly automobile allowance of $1,500. At the annual general meeting of shareholders held on October 26, 2023, shareholders approved an amendment to Dr. Myers’ employment agreement to increase Dr. Myer’s annual base salary by 9.5%, retroactive to January 1, 2023, to $602,250. After the 2024 Annual Meeting, on December 9, 2024, the Compensation Committee and the Board took the following actions which were consistent with the Company’s Existing Compensation Policy and within the limitations of the CEO Compensation Program: (i) approved and ratified Dr. Myers’ 2024 annual base salary at $662,475 (retroactive to January 1, 2024), (ii) approved and ratified a discretionary cash bonus for Dr. Myers for fiscal 2023 services of $301,125; and (iii) granted Dr. Myers an option to purchase 15,332 ADSs under Quoin’s Amended and Restated Equity Incentive Plan (the “2022 Plan”), with an exercise price equal to $27.30 per ADS. On May 29, 2025, the Compensation Committee approved a 2024 annual cash for Dr. Michael Myers of $331,238, consistent with the terms of the CEO Compensation Program.
Ms. Carter.   Pursuant to her Executive Employment Agreement with Quoin Inc., dated March 9, 2018, which was amended as of November 9, 2021 (as amended, the “Carter Agreement”), Ms. Carter is entitled to an annual base salary of $440,000, which accrued monthly until paid by Quoin Inc. Ms. Carter may also receive, subject to employment by us on the applicable date of bonus payout, an annual target discretionary bonus of not less than 45% of her annual base salary, payable at the discretion of the board of directors after approval of our compensation committee, subject to shareholder approval by a Special Majority for Compensation Matters. Pursuant to the Carter Agreement, Ms. Carter is also eligible to receive healthcare benefits as may be provided from time to time by us to our employees generally, and to receive paid time off annually in accordance with Quoin’s policies in effect from time to time. Additionally, the Carter Agreement provides Ms. Carter with a monthly office allowance of $2,500 and a monthly automobile allowance of $1,500. At the annual general meeting of shareholders held on October 26, 2023, shareholders approved an amendment to Ms. Carter’s employment agreement to increase to Ms. Carter’s annual base salary by 9.5%, retroactive to January 1, 2023, to $481,800. After the 2024 Annual Meeting, on December 9, 2024, the Compensation Committee and the Board took the following actions which were consistent with the Company’s Existing Compensation Policy and within the limitations of the COO Compensation Program: (i) approved and ratified Ms. Carter’s 2024 annual base salary at $529,980 (retroactive to January 1, 2024), (ii) approved and ratified a discretionary cash bonus for Ms. Carter for fiscal 2023 services of $240,900; and (iii) granted Ms. Carter an option to purchase 15,332 ADSs under the 2022 Plan, with an exercise price equal to $27.30 per ADS. On May 29, 2025, the Compensation Committee approved a 2024 annual cash for Ms. Carter of $264,640, consistent with the terms of the COO Compensation Program.
Mr. Dunn.   Pursuant to his Service Agreement with Quoin Inc., dated November 1, 2021 (as amended, the “Dunn Agreement”), Mr. Dunn is entitled to an annual base salary of $360,000. In addition, Mr. Dunn received a signing bonus equal to one-twelfth of his annual base salary, and is entitled to receive subject to employment by us on the applicable date of bonus payout, an annual target discretionary bonus of not less than 45% of his annual base salary, payable at the discretion of the Board, which was prorated for 2021. Under the Dunn Agreement, we granted an option to Mr. Dunn to purchase our ordinary shares, with a $1.25 million grant date value. Mr. Dunn is also eligible to receive healthcare benefits as may be provided from time to time by us to our employees generally and paid time off annually in accordance with our policies in effect from time to time. Effective October 26, 2023, Mr. Dunn’s annual base salary was amended to provide for an increase to his annual base salary by 9.5%, retroactive to January 1, 2023, to $394,200. On December 9, 2024, the Compensation Committee and the Board took the following actions which were consistent with the Company’s Existing Compensation Policy: (i) approved and ratified the setting of the 2024 annual base salary for Gordon Dunn, our Chief Financial Officer, at $433,620 (retroactive to January 1, 2024), (ii) approved and ratified a discretionary cash bonus for Mr. Dunn for fiscal 2023 services of $197,100; and (iii) granted Mr. Dunn an option to purchase 338,994 ADSs under the 2022 Plan, with an exercise price equal to $0.78 per ADS, the fair market value on the date of grant.
Compensation Program for Dr. Michael Myers
At the 2024 Annual Meeting, the Company’s shareholders approved a compensation program for the Company’s Chief Executive Officer and Chairman of the Board, Dr. Michael Myers. The program sets forth the following compensation limitations applicable to Dr. Myers which the Compensation Committee and the Board can utilize in setting Dr. Myers’ compensation, beginning with the compensation to be paid in fiscal 2024, without the need to obtain further shareholder approval:
(i)
an annual increase of base salary of up to 15% of Dr. Myers’ then effective base salary;

(ii)
an annual cash bonus of up to 50% of Dr. Myers’ annual base salary during the fiscal year for which the annual cash bonus is paid (for example, Dr. Myers’ bonus to be paid in fiscal 2025 for fiscal 2024 services would be based upon a percentage, up to 50%, of Dr. Myers’ annual base salary in fiscal 2024); and

(iii)
an annual equity grant in any form permitted under the Company’s equity incentive plan in effect from time to time with an annual value (determined in accordance with the Black-Scholes formula or another widely accepted and suitable formula for calculating the value of equity awards) of up to 500% of the maximum total fixed component (base salary and benefits) to which Dr. Myers is entitled in the grant year.

(together the “CEO Compensation Program”).
In setting future compensation for Dr. Myers consistent with the terms of the CEO Compensation Program, the Compensation Committee and the Board will continue to annually review market competitive compensation as a reference, individual performance, the need to have appropriate incentives for our officers, and Dr. Myers’ experience and expected contributions.
Compensation Program for Denise Carter
Also at the 2024 Annual Meeting, the Company’s shareholders approved a compensation program for the Company’s Chief Operating Officer and a member of the Board, Denise Carter. The program sets forth the following compensation limitations applicable to Ms. Carter which the Compensation Committee and the Board can utilize in setting Ms. Carter’s compensation, beginning with the compensation to be paid in fiscal 2024, without the need to obtain further shareholder approval:
(i)
an annual increase of base salary of up to 15% of Ms. Carter’s then effective base salary;

(ii)
an annual cash bonus of up to 50% of Ms. Carter’s annual base salary during the fiscal year for which the annual cash bonus is paid (for example, Ms. Carter’s bonus to be paid in fiscal 2025 for fiscal 2024 services would be based upon a percentage, up to 50%, of Ms. Carter’s annual base salary in fiscal 2024); and

(iii)
an annual equity grant in any form permitted under the Company’s equity incentive plan in effect from time to time with an annual value (determined in accordance with the Black-Scholes formula or another widely accepted and suitable formula for calculating the value of equity awards) of up to 500% of the maximum total fixed component (base salary and benefits) to which Ms. Carter is entitled in the grant year.

(together the “COO Compensation Program”).
In setting future compensation for Ms. Carter consistent with the terms of the CEO Compensation Program, the Compensation Committee and the Board will continue to annually review market competitive compensation as a reference, individual performance, the need to have appropriate incentives for our officers, and Ms. Carter’s experience and expected contributions.
Health and Welfare Benefits
Our named executive officers are eligible to participate in the same employee benefit plans, and on the same terms and conditions, as all other full-time, salaried U.S. employees. These benefits include medical, dental, and vision insurance, an employee assistance program, health and dependent care flexible spending accounts, basic life insurance, accidental death and dismemberment insurance, short-term and long-term disability insurance, and commuter benefits.
We also maintain the “Section 401(k) Plan that provides eligible employees, including our named executive officers, with an opportunity to save for retirement on a tax-advantaged basis. Eligible employees are able to participate in the Section 401(k) Plan as of the first day of the month following the date they meet the plan’s eligibility requirements. Participants are able to defer up to 100% of their eligible compensation subject to applicable annual limits under the Code. All participants’ interests in their deferrals are 100% vested when contributed. Currently, we match up to 100% of a participant’s first 1% of his or her eligible contributions to the Section 401(k) Plan, and we match up to 50% of the next 5% of his or her eligible contributions.
Outstanding Equity Awards at December 31, 2024
The following table sets forth information with respect to outstanding equity awards for each named executive officer as of December 31, 2024.
Name	Option Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)(2)	Option Expiration Date
Dr. Michael Myers	4/12/2022	102	102	7,350.00	04/12/2032
	10/26/2023	463	1,850	201.25	10/26/2033
	12/9/2024	—	15,332	27.30	12/9/2034
Denise Carter	4/12/2022	102	102	7,350.00	04/12/2032
	10/26/2023	463	1,850	201.25	10/26/2033
	12/9/2024	—	15,332	27.30	12/9/2034
Gordon Dunn	4/12/2022	85	85	7,350.00	04/12/2032
	10/26/2023	292	1,169	201.25	10/26/2033
	12/9/2024	—	9,686	27.30	12/9/2034

(1)
Represents the number of ADSs issuable upon the exercise of options. The 2022 options vest in four equal annual installments beginning on April 12, 2023. The 2023 options vest in three annual installments of 20% and a fourth annual installment of 40% beginning on October 26, 2024. The 2024 options vest in three annual installments of 20% and a fourth annual installment of 40% beginning on December 9, 2025.

(2)
Represents the exercise price per ADS.

Amended and Restated Equity Incentive Plan
At our Annual General Meeting held on April 12, 2022, our shareholders approved our 2022 Plan, which amended and restated our 2014 Global Incentive Option Scheme. The number of shares reserved for issuance under the Plan is equal to 15% of our outstanding Ordinary Shares on a fully-diluted basis. The purpose of the Plan is to attract, retain and motivate our employees (including prospective employees), non-employee directors and consultants. The Board has the power to administer the Plan, either directly or upon the recommendation of the Compensation Committee of the Board, in accordance with applicable law and our Articles of Association. Options granted under the Plan are subject to applicable vesting schedules and generally expire ten years from the grant date
Company Policies and Practices Related to the Grant of Certain Equity Awards Close in Time to the Release of Material Nonpublic Information
The Company does not have a formal policy on the timing of awards of options in relation to the disclosure of material nonpublic information by the Company. The Board and the Compensation Committee does not seek to time equity grants to take advantage of information, either positive or negative, about our company that has not been publicly disclosed. Option grants are effective on the date the award determination is made by the Board and/or the Compensation Committee, and the exercise price of options is the closing market price of our ADSs on the date of the grant or, if the grant is made on a weekend or holiday, on the prior business day.
Option Grants
At our October 2023 Annual General Meeting, our shareholders approved the grant of an option to purchase 2,313 and 2,313 ADSs under the 2022 Plan to Dr. Myers and Ms. Carter, respectively. In addition, our Board approved the grant of an option to purchase 1,461 ADSs under the 2022 Plan to Mr. Dunn. The 2023 option grants were each at an exercise price of $201.25 per ADS, vesting in three annual installments of 20% and a fourth annual installment of 40% beginning on October 26, 2024. At our 2024 Annual Meeting, our shareholders approved the CEO Compensation Program and the COO Compensation Program described above. On December 9, 2024, the Compensation Committee and the Board approved the grant of an option to purchase 15,332 and 15,332 ADSs under the 2022 Plan to Dr. Myers and Ms. Carter, respectively, consistent with the terms of the CEO Compensation Program and the COO Compensation Program, as applicable. In addition, the Compensation Committee and the Board approved the grant of an option to purchase 9,686 ADSs under the 2022 Plan to Mr. Dunn. The 2024 option grants were each at an exercise price of $27.30 per ADS, vesting in three annual installments of 20% and a fourth annual installment of 40% beginning on December 9, 2026. Under the Companies Law, shareholder approval was not required for the option grants to Mr. Dunn.
Potential Payments Upon Termination or in Connection With a Change of Control
Employment Agreements
Pursuant to each of the Myers Agreement and the Carter Agreement, Dr. Myers and Ms. Carter, respectively, are entitled to the following benefits upon termination of their employment:
•
Termination for any reason:   Upon the termination of such executive’s employment for any reason, such executive will receive (i) his or her Base Salary (as defined in the Myers Agreement or the Carter Agreement, as applicable) through the Exit Date (as defined in the Myers Agreement or the Carter Agreement, as applicable), (ii) any Bonuses (as defined in the Myers Agreement or the Carter Agreement, as applicable) to which he or she is entitled and has already earned for the prior fiscal year, and (iii) any other accrued or vested benefits or reimbursements through the Exit Date to which such executive is entitled to contractually or by operation of law.

•
Termination upon death or Disability:   In the event of the executive’s termination due to his or her death or Disability (as defined in the Myers Agreement or the Carter Agreement, as applicable), then, in addition to the payments set forth above, the executive will receive his or her pro rata portion of the Bonus such executive would have been entitled to receive for the fiscal year in which the Exit Date occurs, based upon the percentage of the fiscal year that elapsed through the Exit Date. Additionally, in the event of termination due to Disability, the executive will receive, for a period of 24 months following the Exit Date, such executive’s monthly COBRA premium.

•
Termination without Cause or for Good Reason:   In addition to the payments set forth in the first bullet above, if Dr. Myers or Ms. Carter is terminated by the Company without Cause (as defined in the Myers Agreement or the Carter Agreement, as applicable), or Dr. Myers or Ms. Carter terminates his or her employment for Good Reason (as defined in the Myers Agreement or the

Carter Agreement, as applicable), he or she will be entitled to receive (i) his or her Base Salary for 2 years from the Exit Date and 2 times the current years’ Bonus, and (ii) continuation of such executive’s medical benefits for 2 years from the Exit Date (unless the executive becomes employed elsewhere during such 2 year period and is eligible to receive comparable medical benefits).
As a condition precedent to receiving any of the foregoing benefits, Dr. Myers and/or Ms. Carter, as applicable, must first sign a Release (as defined in the Myers Agreement or the Carter Agreement, as applicable).
Mr. Dunn, pursuant to the Dunn Agreement, is also entitled to the following benefits upon termination of his employment:
•
Garden Leave:   During any period of notice to terminate Mr. Dunn’s employment, Mr. Dunn will continue to be entitled to his base salary and contractual benefits in the usual course.

•
Payment in lieu of notice:   Upon the termination of Mr. Dunn’s employment at any time, Mr. Dunn will receive payment equal to his base salary as of the termination date which he would have been entitled to receive under the Dunn Agreement during the notice period referred to in the bullet below, less income tax and national insurance contributions. Payment in lieu of notice will not include (i) any bonus or commission payments that might otherwise have been paid to Mr. Dunn during the period for which such payment in lieu of notice is made, (ii) benefits Mr. Dunn would have been entitled to during such time, and (iii) holiday entitlement that would have accrued during such time.

•
Termination:   Subject to successful completion of the probationary employment period as set forth in the Dunn Agreement, and except in connection with certain “for cause” events, as set forth in Section 20.2 of the Dunn Agreement, the Company may terminate Mr. Dunn’s employment by giving at least 12 months’ prior written notice, and is continuing to pay Mr. Dunn his base salary and other benefits during such notice period.

Option Awards
Under the 2022 Plan, upon termination of employment for any reason, other than in the event of death or disability or for “Cause” (as defined in the 2022 Plan), all unvested options will expire and all vested options at time of termination will generally be exercisable for 90 days following termination, subject to the terms of the 2022 Plan and the governing option agreement. If we terminate a grantee for Cause, the grantee’s right to exercise all vested and unvested the options granted to the grantee will expire immediately. Upon termination of employment due to death or disability, all the vested options at the time of termination will be exercisable for 12 months after date of termination, subject to the terms of the 2022 Plan and the governing option agreement.
Existing Compensation Policy under the Companies Law
In general, under the Companies Law, a public company must have a compensation policy approved by the board of directors after receiving and considering the recommendations of its compensation committee. In addition, a company’s compensation policy must be approved at least once every three years, first, by the company’s board of directors, upon the recommendation of the compensation committee, and second, by a simple majority of the ordinary shares present, in person or by proxy, and voting (excluding abstentions) at a general meeting of shareholders, provided that either:
•
such majority includes at least a majority of the shares held by shareholders who are not controlling shareholders and shareholders who do not have a personal interest in such compensation policy; or

•
the total number of shares of non-controlling shareholders and shareholders who do not have a personal interest in the compensation policy and who vote against the policy does not exceed two percent (2%) of the aggregate voting rights in the company.

Under special circumstances, the board of directors may approve the compensation policy despite the objection of the shareholders on the condition that the compensation committee and then the board of directors decide, on the basis of detailed grounds and after discussing again the compensation policy, that approval of the compensation policy, despite the objection of shareholders, is for the benefit of the company.
If a company that initially offers its securities to the public, adopts a compensation policy in advance of its initial public offering, and describes it in its prospectus for such offering, then such compensation policy shall be deemed a validly adopted policy in accordance with the Companies Law requirements described above. Furthermore, if the compensation policy is established in accordance with the aforementioned relief, then it will remain in effect for a term of five years from the date such company becomes a public company.
The compensation policy must be based on certain considerations, include certain provisions and reference certain matters as set forth in the Companies Law. The compensation policy must serve as the basis for decisions concerning the financial terms of employment or engagement of office holders, including exculpation, insurance, indemnification or any monetary payment or obligation of payment in respect of employment or engagement. The compensation policy must be determined and later reevaluated according to certain factors, including: the advancement of the company’s objectives, business plan and long-term strategy; the creation of appropriate incentives for office holders, while considering, among other things, the company’s risk management policy; the size and the nature of the company’s operations; and with respect to variable compensation, the contribution of the office holder towards the achievement of the company’s long-term goals and the maximization of its profits, all with a long-term objective and according to the position of the office holder. The compensation policy must furthermore consider the following additional factors:
•
the education, skills, experience, expertise and accomplishments of the relevant office holder;

•
the office holder’s position and responsibilities;

•
prior compensation agreements with the office holder;

•
the ratio between the cost of the terms of employment of an office holder and the cost of the employment of other employees of the company, including employees employed through contractors who provide services to the company, in particular the ratio between such cost to the average and median salary of such employees of the company, as well as the impact of disparities between them on the work relationships in the company;

•
if the terms of employment include variable components — the possibility of reducing variable components at the discretion of the board of directors and the possibility of setting a limit on the value of non-cash variable equity-based components; and

•
if the terms of employment include severance compensation — the term of employment or office of the office holder, the terms of the office holder’s compensation during such period, the company’s performance during such period, the office holder’s individual contribution to the achievement of the company goals and the maximization of its profits and the circumstances under which he or she is leaving the company.

The compensation policy must also include, among other things:
•
with regards to variable components:

•
with the exception of office holders who report to the chief executive officer, a means of determining the variable components on the basis of long-term performance and measurable criteria; provided that the company may determine that an immaterial part of the variable components of the compensation package of an office holder shall be awarded based on non-measurable criteria, or if such amount is not higher than three months’ salary per annum, taking into account such office holder’s contribution to the company;

•
the ratio between variable and fixed components, as well as the limit of the values of variable components at the time of their payment, or in the case of equity-based compensation, at the time of grant;

•
a condition under which the office holder will return to the company, according to conditions to be set forth in the compensation policy, any amounts paid as part of the office holder’s terms of employment, if such amounts were paid based on information later to be discovered to be wrong, and such information was restated in the company’s financial statements;
•
the minimum holding or vesting period of variable equity-based components to be set in the terms of office or employment, as applicable, while taking into consideration long-term incentives; and

•
a limit to retirement grants.

Our Existing Compensation Policy was designed to promote retention and motivation of directors and executive officers, incentivize superior individual excellence, align the interests of our directors and executive officers with our long-term performance and provide a risk management tool. To that end, a portion of our executive officer compensation package is targeted to reflect our short and long-term goals, as well as the executive officer’s individual performance. On the other hand, our Existing Compensation Policy includes measures designed to reduce the executive officer’s incentives to take excessive risks that may harm us in the long-term, such as limits on the value of cash bonuses and equity-based compensation, limitations on the ratio between the variable and the total compensation of an executive officer and minimum vesting periods for equity-based compensation.
Our Existing Compensation Policy also addresses our executive officers’ individual characteristics (such as their respective position, education, scope of responsibilities and contribution to the attainment of our goals) as the basis for compensation variation among our executive officers and considers the internal ratios between compensation of our executive officers and directors and other employees. Pursuant to our Existing Compensation Policy, the compensation that may be granted to an executive officer may include: base salary, annual bonuses and other cash bonuses (such as a signing bonus and special bonuses with respect to significant events, such as a significant partnership, collaboration agreement or the generation of positive clinical trial results or regulatory approval of one of the Company’s products), equity-based compensation and termination of service grants.
An annual cash bonus may be awarded to executive officers upon the attainment of pre-set periodic objectives and individual targets. The annual cash bonus that may be granted to our executive officers is based primarily on measurable short- and long-term criteria. A non-material part of variable compensation for executive officers may be based on qualitative or non-measurable criteria which focus on the executive officer’s contribution to the Company, subject to a maximum amount linked to the executive officer’s base salary.
The equity-based compensation under our Existing Compensation Policy for our executive officers is designed in a manner consistent with the underlying objectives in determining the base salary and the annual cash bonus, with its main objectives being to enhance the alignment between the executive officers’ interests with our long-term interests and those of our shareholders and to strengthen the retention and the motivation of executive officers in the long term. Our Existing Compensation Policy provides for equity compensation in any form permitted under our equity incentive plan then in place. The equity-based compensation shall be granted from time to time and be individually determined and awarded according to the performance, educational background, prior business experience, qualifications, role and the personal responsibilities of the executive officer.
In addition, our Existing Compensation Policy contains compensation recovery provisions which allow us under certain conditions to recover bonuses paid in excess, enables our compensation committee and board of directors to approve an immaterial change in the terms of employment of an executive officer and allow us to exculpate, indemnify and insure our executive officers and directors to the maximum extent permitted by Israeli law subject to certain limitations set forth therein.
Our Existing Compensation Policy also provides for compensation to the members of our board of directors in accordance with market compensation trends, provided however that in the case of an external director, such compensation will be paid in accordance with the amounts provided in the Companies Regulations (Rules Regarding the Compensation and Expenses of an External Director) of 2000, as amended by the Companies Regulations (Relief for Public Companies Traded in Stock Exchange Outside of Israel) of 2000, as such regulations may be amended from time to time.
Our compensation policy was approved by our Compensation Committee, our Board and shareholders and became effective on April 12, 2022. Our Compensation Committee, and Board reviewed our Existing

Compensation Policy during the period leading up to the convening of the Annual Meeting. Based on that review, the Compensation Committee and the Board have proposed a New Compensation Policy which is now being brought to the approval of the shareholders in accordance with the requirements under the Companies Law. See “Proposal Three: Approval of a New Compensation Policy for Executive Officers and Directors.” A copy of the proposed policy is attached to this Proxy Statement as Annex A.

PAY VERSUS PERFORMANCE
The following table shows (i) the total compensation for our principal executive officer (PEO), and on an average basis, our other named executive officers (NEOs) as set forth in the summary compensation tables set forth in the Company’s proxy statements for 2024, 2023 and 2022 (“SCT”); (ii) the “compensation actually paid” to our PEO and, on an average basis, our other named executive officers (in each case, as determined under applicable SEC rules); (iii) our total shareholder return, and (iv) our net income (loss). No dividends were paid or accrued on stock awards for the years presented.
Year	Summary Compensation Table Total for PEO(1) ($)	Compensation Actually Paid to PEO(1)(2)(3) ($)	Average Summary Compensation Table Total for Non-PEO NEOs(1) ($)	Average Compensation Actually Paid to Non-PEO NEOs(1)(2)(3) ($)	Value of Initial Fixed $100 Investment based on Total Shareholder Return(4) ($)	Net Income (Loss) ($ in Millions)
2024	1,406,801	1,032,728	933,947	627,971	0.26	(9.0)
2023	1,255,188	1,219,056	923,451	886,422	1.80	(8.7)
2022	1,966,799	941,195	1,627,805	687,668	6.24	(9.4)

(1)
Michael Myers was our PEO for each year presented. Denise Carter and Gordon Dunn were the individuals comprising our Non-PEO NEOs for each year presented. See footnote 1 of “Summary Compensation Table for Fiscal 2024”.

(2)
The amounts shown for Compensation Actually Paid have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually earned, realized, or received by our named executive officers. These amounts reflect the Summary Compensation Table Total with certain adjustments as described in footnote 3 below.

(3)
Compensation Actually Paid reflects the exclusions and inclusions of certain amounts for the PEO and the Non-PEO NEOs as set forth below. Amounts in the Exclusion of Option Awards column are the totals from the Option Awards column set forth in the Summary Compensation Table, with equity values calculated in accordance with FASB ASC Topic 718.

Year		Summary Compensation Table Total ($)	Exclusion of Option Awards ($)	Inclusion of Equity Values ($)	Compensation Actually Paid to ($)
2024	PEO	1,406,801	(353,013)	(21,060)	1,032,728
	Other NEOS Average	933,947	(288,015)	(17,961)]	627,971
The amounts in the Inclusion of Equity Values in the table above are derived from the amounts set forth in the following table, with fair values calculated in accordance with FASB ASC Topic 718:
Year		Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year ($)	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards ($)	Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year ($)	Change in Fair Value from Last Day of Prior Year to Vesting Date of Equity Awards that Vested During Year ($)	Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year ($)	Total — Inclusion of Equity Values ($)
2024	PEO	289,078	(248,708)	0	(61,431)	0	(21,060)
	Other NEOS Average	235,852	(203,442)	0	(50,371)	0	(17,961)

(4)
TSR is determined based on the value of an initial fixed investment of $100 in Quoin’s ADSs at December 31, 2021.

Description of Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Our Total Shareholder Return (“TSR”)
The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our Non-PEO NEOs, and our cumulative TSR over the three most recently completed fiscal years.
Description of Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Net Income (Loss)
The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our Non-PEO NEOs, and our Net Income (Loss) during the three most recently completed fiscal years.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Due to the limited funding of Quoin Inc. prior to the consummation of the Merger, the compensation, including salary, office and car allowances and other benefits, due to Dr. Myers and Ms. Carter under their respective employment agreements, as well as reimbursement of expenses and other amounts paid by Dr. Myers and Ms. Carter to third parties on behalf of Quoin Inc., were not paid by Quoin Inc. to Dr. Myers and Ms. Carter, and were accrued as indebtedness to Dr. Myers and Ms. Carter. Following the closing of the Merger, Quoin Inc. began making payments of $25,000 per month to each of Dr. Myers and Ms. Carter to repay the above-described non-interest-bearing indebtedness. We repaid $300,000 and $300,000 of such indebtedness to Dr. Myers, and $300,000 and $300,000 to Ms. Carter, during the years ended December 31, 2023 and 2024, respectively. As of December 31, 2024, approximately $1,659,000 and $1,265,000 of such indebtedness was outstanding to Dr. Myers and Ms. Carter, respectively.
On October 2 2020, Quoin Inc. issued promissory notes (the “2020 Notes”) to five noteholders, including our directors, Messrs. Langer and Culverwell (collectively, “2020 Noteholders”). The 2020 Notes were mandatorily convertible into 12 ADSs, subject to adjustment and were converted in 2021. The ADSs issued to the 2020 Noteholders did not include accrued interest. Two of the five 2020 Noteholders received their amount due during the year ended December 31, 2022 and the Company’s estimate of the liability to the remaining three 2020 Noteholders (including Messrs Langer and Culverwell) was estimated to be $1,146,000 as of December 31, 2024 and December 31, 2023.
On December 23, 2024, we completed an offering (the “December 2024 Offering”) of the following securities (i) 3,137,778 ordinary shares represented by 89,651 ADSs, (ii) Series F warrants (the “Series F Warrants”) to purchase 15,111,110 ordinary shares represented by 431,746 ADSs, (iii) Series G warrants (the “Series G Warrants” and together with the Series F Warrants, the “December 2024 Warrants”) to purchase 15,111,110 ordinary shares represented by 431,746 ADSs, and (iv) pre-funded warrants (the “December 2024 Pre-Funded Warrants”) to purchase 11,973,332 Ordinary Shares represented by 342,095 ADSs for aggregate gross proceeds of approximately $6.8 million, resulting in net proceeds of approximately $5.8 million, after deducting the placement agent’s fees and offering expenses paid by the Company. Each ADS (or December 2024 Pre-Funded Warrant to purchase one ADS in lieu thereof) was sold together with a Series F Warrant to purchase one ADS and a Series G Warrant to purchase one ADS. Dr. Myers, Ms. Carter, Mr. Dunn and Mr. Culverwell purchased an aggregate of 1,333,333 of ordinary shares represented by 38,095 ADSs and accompanying Series F Warrants and Series G Warrants to purchase an aggregate of 2,666,666 ordinary shares represented by 76,190 ADSs, for a total purchase price of approximately $600,000, at the public offering price and on the same terms as the other purchasers in the December 2024 Offering.

BENEFICIAL OWNERSHIP OF SECURITIES BY
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information regarding the ownership of our ordinary shares (including ordinary shares represented by ADSs) as of the Record Date by: (i) each director and nominee for director; (ii) each named executive officer; (iii) all our executive officers and directors as a group; and (iv) all those known by us to be beneficial owners of more than five percent of our ordinary shares.
Beneficial ownership is determined in accordance with the rules of the SEC and generally means sole or shared power to vote or direct the voting or to dispose or direct the disposition of any ordinary shares. Unless otherwise indicated in the footnotes to this table, we believe that each of the persons named in this table has sole voting and investment power with respect to the shares indicated as being beneficially owned.
Except as indicated by footnote, the beneficial ownership information is based upon [20,585,830] ordinary shares outstanding as of the Record Date. Ordinary shares that may be acquired by a person within 60 days of the Record Date, pursuant to the exercise of options or warrants are deemed to be outstanding for purposes of computing the percentage ownership of such person, but are not deemed to be outstanding for purposes of computing the percentage ownership of ordinary shares of any other person shown in the table. Each ADS represents thirty-five (35) ordinary shares.
Unless indicated otherwise below, the address of our directors and executive officers is c/o Quoin Pharmaceuticals Ltd., 42127 Pleasant Forest Court, Ashburn, VA 20148-7349.
Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class
Directors and Named Executive Officers:
Dr. Michael Myers(1)	1,049,510	4.99
Denise Carter(2)	1,049,510	4.99
Joseph Cooper(3)	2,625	*
James Culverwell(4)	302,925	1.46
Dr. Dennis Langer(5)	2,660	*
Natalie Leong(6)	2,625	*
Michael Sember(7)	2,625	*
Gordon Dunn(8)	410,200	1.97
All directors and officers as a group (8 persons)(9)	2,822,680	13.46

*
Less than 1%

(1)
Consists of (i) 602,805 ordinary shares represented by 17,223 ADSs held directly, (ii) 21,560 ordinary shares represented by 616 ADSs issuable upon the exercise of options which may be exercised within 60 days of July 16, 2025, (iii) 425,145 ordinary shares represented by 12,147 ADSs issuable upon the exercise of December 2024 Warrants acquired in the December 2024 Offering which may be exercised within 60 days of July 16, 2025 (does not include 685,965 ordinary shares represented by 19,599 ADSs issuable upon the exercise of December 2024 Warrants due to the 4.99% beneficial ownership limitation in such warrants).

(2)
Consists of (i) 602,630 ordinary shares represented by 17,218 ADSs held directly, (ii) 21,560 ordinary shares represented by 616 ADSs issuable upon the exercise of options which may be exercised within 60 days of July 16, 2025, and (iii) 425,320 ordinary shares represented by 12,152 ADSs issuable upon the exercise of December 2024 Warrants acquired in the December 2024 Offering which may be exercised within 60 days of July 16, 2025 (does not include 685,790 ordinary shares represented by 19,594 ADSs issuable upon the exercise of December 2024 Warrants due to the 4.99% beneficial ownership limitation in such warrants).

(3)
Represents 2,625 ordinary shares represented by 75 ADSs issuable upon the exercise of options which may be exercised within 60 days of July 16, 2025.

(4)
Consists of (i) 100,310 ordinary shares represented by 2,866 ADSs held directly, (ii) 2,625 ordinary shares represented by 75 ADSs issuable upon the exercise of options which may be exercised within 60 days of July 16, 2025, and (iii) 199,990 ordinary shares represented by 5,714 ADSs issuable upon the exercise of December 2024 Warrants acquired in the December 2024 Offering which may be exercised within 60 days of July 16, 2025.

(5)
Consists of (i) 35 ordinary shares represented by 1 ADS held directly and (ii) 2,625 ordinary shares represented by 75 ADSs issuable upon the exercise of options which may be exercised within 60 days of July 16, 2025.

(6)
Represents 2,625 ordinary shares represented by 75 ADSs issuable upon the exercise of options which may be exercised within 60 days of July 16, 2025.

(7)
Represents 2,625 ordinary shares represented by 75 ADSs issuable upon the exercise of options which may be exercised within 60 days of July 16, 2025.

(8)
Represents (i) 151,060 ordinary shares represented by 4,316 ADSs held directly, (ii) 14,700 ordinary shares represented by 420 ADSs issuable upon the exercise of options which may be exercised within 60 days of July 16, 2025, and (iii) 244,440 ordinary shares represented by 6,984 ADSs issuable upon the exercise of December 2024 Warrants acquired in the December 2024 Offering.

(9)
Consists of (i) 1,456,840 ordinary shares represented by 41,624 ADSs held directly, (ii) 70,945 ordinary shares represented by 2,027 ADSs issuable upon the exercise of options which may be exercised within 60 days of July 16, 2025, and (iii) 1,294,895 ordinary shares represented by 36,997 ADSs issuable upon the exercise of December 2024 acquired in the December 2024 Offering (such number does not include 1,371,755 ordinary shares represented by 39,193 ADSs issuable upon the exercise of December 2024 Warrants due to the 4.99% beneficial ownership limitation in such warrants).

SHAREHOLDER PROPOSALS
Any one or more shareholders of Quoin holding at least five percent (5%) of Quoin’s voting rights may request, subject to the Companies Law and the regulations promulgated thereunder, that the Board include a matter on the agenda of a general meeting to nominate a candidate to serve on our Board or to remove an acting director from service therefrom, if the Board determines that the proposed matter is appropriate to be considered at a general meeting, whereas the proposal to include any other matter on the agenda of a general meeting can be requested by any one or more shareholders of Quoin holding at least one percent (1%) of Quoin’s voting rights. In order for the Board to consider a shareholder proposal and whether to include the matter stated therein in the agenda of a general meeting, notice of the shareholder proposal must be timely delivered in accordance with the Companies Law and the regulations thereto and must comply with the requirements of our Articles of Association, and any applicable law and stock exchange rules and regulations. To be considered submitted in a timely manner under the Companies Law, such proposal must be delivered by no later than seven days following our notice of the annual meeting (which for this Annual Meeting is July [•], 2025). The proposal must be in writing, signed by all proposing shareholder(s) making such request, accompanied by evidence satisfactory to us of their aggregate holdings of at least 1% of our voting rights and, for a proposal of a candidate to serve on our Board or to remove an acting director from service therefrom, evidence satisfactory to us of their aggregate holdings of at least 5% of our voting rights, and further accompanied by such candidate’s details in accordance with Section 26 of the Israeli Securities Regulations (Periodic and Immediate Reports), 1970, and by the candidate’s affidavit as required under Section 224B of the Companies Law.
In addition, shareholder proposals may be submitted for inclusion in proxy materials under Rule 14a-8 under the Exchange Act. Pursuant to Rule 14a-8 under the Exchange Act, to be eligible for inclusion in our proxy materials for the 2026 Annual General Meeting of Shareholders, shareholder proposals must be received by Quoin no later than [•], 2026, and must comply with all applicable requirements of Rule 14a-8. In addition, to satisfying the foregoing requirements, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than Quoin’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than June 22, 2026.
All shareholder proposals should be addressed to: Quoin c/o Quoin Pharmaceuticals Ltd. at 42127 Pleasant Forest Ct., Ashburn, VA 20148, Attention: Corporate Secretary.
HOUSEHOLDING OF PROXY MATERIALS
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for annual meeting materials with respect to two or more shareholders sharing the same address by delivering a single set of annual meeting materials addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for shareholders and cost savings for companies.
This year, a number of brokers with account holders who are shareholders will be “householding” our proxy materials. A single set of annual meeting materials will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate set of annual meeting materials, please notify us and such materials will be promptly delivered to you. Direct your written request to Quoin Pharmaceuticals Ltd., 42127 Pleasant Forest Ct., Ashburn, VA 20148, Attn: Corporate Secretary. Shareholders who currently receive multiple copies of the Annual Meeting materials at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER BUSINESS
The Board is not aware of any other matters that may be presented at the Annual Meeting other than those specified in the enclosed Notice of Annual General Meeting of Shareholders. If any other matters do properly come before the Annual Meeting, it is intended that the person named as proxy will vote, pursuant to his discretionary authority, according to his best judgment and discretion.
ANNUAL REPORT
A copy of our Annual Report on Form 10-K for the year ended December 31, 2024 is being delivered to shareholders concurrently with this proxy statement on or about July [•], 2025. This Annual Report on Form 10-K is also available at https://quoinpharma.gcs-web.com/annual-report-and-proxy-statement. A copy of our Annual Report on Form 10-K for the year ended December 31, 2024, including the financial statements (except for exhibits), can also be obtained without charge by writing to Quoin Pharmaceuticals Ltd., 42127 Pleasant Forest Ct., Ashburn, VA 20148, Attn: Corporate Secretary.
BY ORDER OF THE BOARD OF DIRECTORS
July [•], 2025
Dr. Michael Myers
Chairman of the Board of Directors
and Chief Executive Officer

Annex A
QUOIN PHARMACEUTICALS LTD.
Compensation Policy for Executive Officers and Directors
(As Adopted by the Shareholders on       , 2025)

A. Overview and Objectives
1.
Introduction

This document sets forth the Compensation Policy for Executive Officers and Directors (this “Compensation Policy” or “Policy”) of Quoin Pharmaceuticals Ltd. (“Quoin” or the “Company”), in accordance with the requirements of the Companies Law and the regulations promulgated thereunder, 5759-1999 (the “Companies Law”).
Compensation is a key component of Quoin’s overall human capital strategy to attract, retain, reward, and motivate highly skilled individuals that will enhance Quoin’s value and otherwise assist Quoin to reach its business and financial long-term goals. Accordingly, the structure of this Policy is established to tie the compensation of each officer to Quoin’s goals and performance.
For purposes of this Policy, “Executive Officers” shall mean “Office Holders” as such term is defined in Section 1 of the Companies Law, excluding, unless otherwise expressly indicated herein, Quoin’s directors.
This policy is subject to applicable law and is not intended, and should not be interpreted as limiting or derogating from, provisions of applicable law to the extent not permitted.
This Policy shall apply to compensation agreements and arrangements which will be approved after the date on which this Policy is adopted and shall serve as Quoin’s Compensation Policy for three (3) years, commencing as of its adoption.
The Compensation Committee and the Board of Directors of Quoin (the “Compensation Committee” and the “Board”, respectively) shall review and reassess the adequacy of this Policy from time to time, as required by the Companies Law.
2.
Objectives

Quoin’s objectives and goals in setting this Policy are to attract, motivate and retain highly experienced leaders who will contribute to Quoin’s success and enhance shareholder value, while demonstrating professionalism in a highly achievement-oriented culture that is based on merit and rewards excellent performance in the long term, and embedding Quoin’s core values as part of a motivated behavior. To that end, this Policy is designed, among others:
2.1.
To closely align the interests of the Executive Officers with those of Quoin’s shareholders in order to enhance shareholder value;

2.2.
To align a significant portion of the Executive Officers’ compensation with Quoin’s short and long-term goals and performance;

2.3.
To provide the Executive Officers with a structured compensation package, including competitive salaries, performance-motivating cash and equity incentive programs and benefits, and to be able to present to each Executive Officer an opportunity to advance in a growing organization;

2.4.
To strengthen the retention and the motivation of Executive Officers in the long term;

2.5.
To provide appropriate awards in order to incentivize superior individual excellency and corporate performance; and

2.6.
To maintain consistency in the way Executive Officers are compensated.

3.
Compensation Instruments

Compensation instruments under this Policy may include the following:
3.1.
Base salary;

3.2.
Benefits;

3.3.
Cash bonuses;

3.4.
Equity based compensation;

3.5.
Change of control provision; and

3.6.
Retirement and termination terms.

4.
Overall Compensation — Ratio Between Fixed and Variable Compensation

4.1.
This Policy aims to balance the mix of “Fixed Compensation” (comprised of base salary and benefits) and “Variable Compensation” (comprised of cash bonuses and equity-based compensation) in order to, among other things, appropriately incentivize Executive Officers to meet Quoin’s short- and long-term goals while taking into consideration the Company’s need to manage a variety of business risks.

4.2.
The total annual bonus and equity-based compensation of each Executive Officer shall not exceed 95% of the total compensation package of such Executive Officer on an annual basis.

5.
Inter-Company Compensation Ratio

5.1.
In the process of drafting and updating this Policy, Quoin’s Board and Compensation Committee have examined the ratio between employer cost associated with the engagement of the Executive Officers, including directors, and the average and median employer cost associated with the engagement of Quoin’s other employees (including contractor employees as defined in the Companies Law) (the “Ratio”).

5.2.
The possible ramifications of the Ratio on the daily working environment in Quoin were examined and will continue to be examined by Quoin from time to time in order to ensure that levels of executive compensation, as compared to the overall workforce will not have a negative impact on work relations in Quoin.

B. Base Salary and Benefits
6.
Base Salary

6.1.
A base salary provides stable compensation to Executive Officers and allows Quoin to attract and retain competent executive talent and maintain a stable management team. The base salary varies among Executive Officers, and is individually determined according to the educational background, prior vocational experience, qualifications, company’s role, business responsibilities and the past performance of each Executive Officer.

6.2.
Since a competitive base salary is essential to Quoin’s ability to attract and retain highly skilled professionals, Quoin will seek to establish a base salary that is competitive with base salaries paid to Executive Officers in a peer group of other companies operating in pharmaceutical sectors which are similar in their characteristics to Quoin’s, as much as possible, while considering, among others, such companies’ size and characteristics including their revenues, profitability rate, number of employees and operating arena (in Israel or globally), the list of which shall be reviewed and approved by the Compensation Committee at least every two years. To that end, Quoin shall utilize as a reference, comparative market data and practices, which will include a compensation survey that compares and analyses the level of the overall compensation package offered to an Executive Officer of the Company with compensation packages in similar positions to that of the relevant officer) in such companies. Such compensation survey may be conducted internally or through an external independent consultant.
6.3.
The Compensation Committee and the Board may periodically consider and approve base salary adjustments for Executive Officers. The main considerations for salary adjustment are similar to those used in initially determining the base salary, but may also include change of role or responsibilities, recognition for professional achievements, regulatory or contractual requirements, budgetary constraints or market trends. The Compensation Committee and the Board will also consider the previous and existing compensation arrangements of the Executive Officer whose base salary is being considered for adjustment. Any limitation herein based on the base salary shall be calculated based on the monthly base salary applicable at the time of consideration of the respective grant or benefit.

7.
Benefits

7.1.
The following benefits may be granted to the Executive Officers in order, among other things, to comply with legal requirements:

7.1.1.
Vacation days in accordance with market practice;

7.1.2.
Sick days in accordance with market practice;

7.1.3.
Convalescence pay according to applicable law;

7.1.4.
Monthly remuneration for a study fund, as allowed by applicable law and with reference to Quoin’s practice and the practice in peer group companies;

7.1.5.
Quoin shall contribute on behalf of the Executive Officer to an insurance policy or a pension fund, as allowed by applicable law and with reference to Quoin’s policies and procedures and the practice in peer group companies; and

7.1.6.
Quoin shall contribute on behalf of the Executive Officer towards work disability insurance, as allowed by applicable law and with reference to Quoin’s policies and procedures and to the practice in peer group companies.

7.2.
Non-Israeli Executive Officers may receive other similar, comparable or customary benefits as applicable in the relevant jurisdiction in which they are employed. Such customary benefits shall be determined based on the methods described in Section 6.2 of this Policy (with the necessary changes and adjustments).

7.3.
In the event of relocation of an Executive Officer to another geography, such Executive Officer may receive other similar, comparable or customary benefits as applicable in the relevant jurisdiction in which he or she is employed or additional payments to reflect adjustments in cost of living. Such benefits shall include reimbursement for out of pocket one-time payments and other ongoing expenses, such as housing allowance, car allowance, and home leave visit, etc.

7.4.
Quoin may offer additional benefits to its Executive Officers, which will be comparable to customary market practices, such as, but not limited to: cellular and land line phone benefits, company car and travel benefits, reimbursement of business travel including a daily stipend when traveling and other business related expenses, insurances, other benefits (such as newspaper subscriptions, academic and professional studies), etc., provided, however, that such additional benefits shall be determined in accordance with Quoin’s policies and procedures.

C. Cash Bonuses
8.
Annual Cash Bonuses — The Objective

8.1.
Compensation in the form of an annual cash bonus is an important element in aligning the Executive Officers’ compensation with Quoin’s objectives and business goals. Therefore, a pay-for-performance element, as payout eligibility and levels are determined based on actual financial and operational results, in addition to other factors the Compensation Committee may determine, as well as individual performance.

8.2.
An annual cash bonus may be awarded to Executive Officers upon the attainment of pre-set periodical objectives and individual targets determined by the Compensation Committee (and, if required by law, by the Board) at the beginning of each calendar year, or upon engagement, in case of newly hired Executive Officers, taking into account Quoin’s short and long-term goals, as well as its compliance and risk management policies. The Compensation Committee and the Board shall also determine applicable minimum thresholds that must be met for entitlement to the annual cash bonus (all or any portion thereof) and the formula for calculating any annual cash bonus payout, with respect to each calendar year, for each Executive Officer. In special circumstances, as determined by the Compensation Committee and the Board (e.g., regulatory changes, significant changes in Quoin’s business environment, a significant organizational change and a significant merger and acquisition events), the Compensation Committee and the Board may modify the objectives and/or their relative weights during the calendar year.

8.3.
In the event the employment of an Executive Officer is terminated prior to the end of a fiscal year, the Company may pay such Executive Officer a full annual cash bonus or a prorated one. Such bonus will become due on the same scheduled date for annual cash bonus payments by the Company.

8.4.
The actual annual cash bonus to be awarded to Executive Officers shall be approved by the Compensation Committee and the Board.

9.
Annual Cash Bonuses — The Formula

Executive Officers other than the CEO
9.1.
The performance objectives for the annual cash bonus of Quoin’s Executive Officers, other than the chief executive officer (the “CEO”), may be approved by Quoin’s CEO (in lieu of the Compensation Committee) and may be based on company and individual objectives. Measurable performance objectives will include the objectives and the weight to be assigned to each achievement in the overall evaluation, and will be based on actual results. The Company may also grant annual cash bonuses to Quoin’s Executive Officers, other than the CEO, on a discretionary basis.

9.2.
The target annual cash bonus that an Executive Officer, other than the CEO, will be entitled to receive for any given calendar year, will not exceed 100% of such Executive Officer’s annual base salary.

9.3.
The maximum annual cash bonus including for overachievement performance that an Executive Officer, other than the CEO, will be entitled to receive for any given calendar year, will not exceed 200% of such Executive Officer’s annual base salary.

CEO
9.4.
The annual cash bonus of Quoin’s CEO will be mainly based on measurable performance objectives and subject to minimum thresholds as provided in Section 8.2 above. Such measurable performance objectives will be determined annually by Quoin’s Compensation Committee (and, if required by law, by Quoin’s Board) and will be based on company and personal objectives. These measurable performance objectives, which include the objectives and the weight to be assigned to each achievement in the overall evaluation, will be based on overall company performance measures, which are based on actual financial and operational results.

9.5.
The less significant part of the annual cash bonus granted to Quoin’s CEO, and in any event not more than 40% of the annual cash bonus, may be based on a discretionary evaluation of the CEO’s overall performance by the Compensation Committee and the Board based on quantitative and qualitative criteria.

9.6.
The target annual cash bonus that the CEO will be entitled to receive for any given calendar year, will not exceed 100% of his or her annual base salary.

9.7.
The maximum annual cash bonus including for overachievement performance that the CEO will be entitled to receive for any given calendar year, will not exceed 200% of his or her annual base salary.

10.
Other Bonuses

10.1.
Special Bonus.   Quoin may grant its Executive Officers a special bonus as an award for special achievements (such as in connection with mergers and acquisitions, offerings, achieving target budget or business plan under exceptional circumstances or special recognition in case of retirement) at the CEO’s discretion (and in the CEO’s case, at the Board’s discretion), subject to any additional approval as may be required by the Companies Law (the “Special Bonus”). The Special Bonus will not exceed 200% of the Executive Officer’s total compensation package on an annual basis. A Special Bonus can be paid, in whole or in part, in equity in lieu of cash and the value of any such equity component of a Special Bonus shall be determined in accordance with Section 13.3 below.

10.2.
Signing Bonus.   Quoin may grant a newly recruited Executive Officer a signing bonus at the CEO’s discretion (and in the CEO’s case, at the Board’s discretion), subject to any additional approval as may be required by the Companies Law (the “Signing Bonus”). The Signing Bonus will not exceed twelve (12) monthly entry base salaries of the Executive Officer.

10.3.
Relocation Bonus.   Quoin may grant its Executive Officers a special bonus in the event of relocation of an Executive Officer to another geography (the “Relocation Bonus”). The Relocation bonus will include customary benefits associated with such relocation and its monetary value will not exceed 100% of the Executive Officer’s annual base salary.

11.
Compensation Recovery (“Clawback”)

11.1.
In the event of an accounting restatement, Quoin shall be entitled to recover from its Executive Officers the bonus compensation or performance-based equity compensation in accordance with the clawback policy adopted by the Company from time to time under the applicable stock exchange rules.

11.2.
Nothing in this Section 11 derogates from any other “Clawback” or similar provisions regarding disgorging of profits imposed on Executive Officers by virtue of applicable securities laws or a separate contractual obligation.

D. Equity Based Compensation
12.
The Objective

12.1.
The equity-based compensation for Quoin’s Executive Officers is designed in a manner consistent with the underlying objectives in determining the base salary and the annual cash bonus, with its main objectives being to enhance the alignment between the Executive Officers’ interests with the long-term interests of Quoin and its shareholders, and to strengthen the retention and the motivation of Executive Officers in the long term. In addition, since equity-based awards are structured to vest over several years, their incentive value to recipients is aligned with longer-term strategic plans.

12.2.
The equity-based compensation offered by Quoin is intended to be in a form of share options and/or other equity based awards, such as RSUs, in accordance with the Company’s equity incentive plan in place as may be updated from time to time.

12.3.
All equity-based incentives granted to Executive Officers shall be subject to vesting periods in order to promote long-term retention of the awarded Executive Officers. Unless determined otherwise in a specific award agreement or in a specific compensation plan approved by the Compensation Committee and the Board, grants to Executive Officers other than directors shall vest gradually over a period of between two (2) to four (4) years or based on performance.

12.4.
All other terms of the equity awards shall be in accordance with Quoin’s incentive plans and other related practices and policies. Accordingly, the Board may, following approval by the Compensation Committee, extend the period of time for which an award is to remain exercisable and make provisions with respect to the acceleration of the vesting period of any Executive Officer’s awards, including, without limitation, in connection with a corporate transaction involving a change of control, subject to any additional approval as may be required by the Companies Law.

13.
General Guidelines for the Grant of Awards

13.1.
The equity-based compensation shall be granted from time to time and be individually determined and awarded according to the performance, educational background, prior business experience, qualifications, role and the personal responsibilities of the Executive Officer.

13.2.
In determining the equity-based compensation granted to each Executive Officer, the Compensation Committee and Board shall consider the factors specified in Section 13.1 above, and in any event the total fair market value of an annual equity-based compensation at the time of grant (not including bonus paid in equity in lieu of cash) shall not exceed 500% of such Executive Officer’s total fixed component (base salary and benefits) to which such Executive Officer is entitled in the grant year.

13.3.
The fair market value of the equity-based compensation for the Executive Officers will be determined according to acceptable valuation practices at the time of grant.

13.4.
The Company may satisfy tax withholding obligations related to equity-based compensation by net issuance, sale-to-cover or any other mechanism as determined by the Board from time to time.

E. Retirement and Termination of Service Arrangements
14.
Advanced Notice Period

Quoin may provide an Executive Officer, other than the CEO, according to his/her seniority in the Company, his/her contribution to the Company’s goals and achievements and the circumstances of retirement a prior notice of termination of up to six (6) months, during which the Executive Officer may be entitled to all of the compensation elements, and to the continuation of vesting of his/her options and/or other equity based awards.
Quoin may provide the CEO a prior notice of termination of up to twelve (12) months, during which the Executive Officer may be entitled to all of the compensation elements, and to the continuation of vesting of his/her options and/or other equity based awards.
15.
Adjustment Period

Quoin may provide an additional adjustment period of up to nine (9) months to an Executive Officer, other than the CEO, according to his/her seniority in the Company, his/her contribution to the Company’s goals and achievements and the circumstances of retirement and to the CEO, during which the Executive Officer may be entitled to all of the compensation elements, and to the continuation of vesting of his/her options and/or other equity based awards.
16.
Additional Retirement and Termination Benefits

Quoin may provide additional retirement and terminations benefits and payments as may be required by applicable law (e.g., mandatory severance pay under Israeli labor laws), or which will be comparable to customary market practices.

17.
Non-Compete Grant

Upon termination of employment and subject to applicable law, Quoin may grant to its Executive Officers a non-compete grant as an incentive to refrain from competing with Quoin for a defined period of time. The terms and conditions of the non-compete grant shall be decided by the Board and shall not exceed such Executive Officer’s monthly base salary multiplied by twelve (12).
18.
Limitation Retirement and Termination of Service Arrangements

The total non-statutory payments under Sections 14-17 above shall not exceed the Executive Officer’s monthly base salary multiplied by twenty-four (24).
F. Exculpation, Indemnification and Insurance
19.
Exculpation

Quoin may exempt its directors and Executive Officers in advance for all or any of his/her liability for damage in consequence of a breach of the duty of care vis-a-vis Quoin, to the fullest extent permitted by applicable law.
20.
Insurance and Indemnification

20.1.
Quoin may indemnify its directors and Executive Officers to the fullest extent permitted by applicable law, for any liability and expense that may be imposed on the director or the Executive Officer, as provided in the indemnity agreement between such individuals and Quoin, all subject to applicable law and the Company’s articles of association.

20.2.
Quoin will provide directors’ and officers’ liability insurance (the “Insurance Policy”) for its directors and Executive Officers as follows:

20.2.1.
The limit of liability of the insurer shall not exceed the greater of $50 million or 50% of the Company’s shareholders equity based on the most recent financial statements of the Company at the time of approval by the Compensation Committee; and

20.2.2.
The Insurance Policy, as well as the limit of liability and the premium for each extension or renewal shall be approved by the Compensation Committee (and, if required by law, by the Board) which shall determine that the sums are reasonable considering Quoin’s exposures, the scope of coverage and the market conditions and that the Insurance Policy reflects the current market conditions, and it shall not materially affect the Company’s profitability, assets or liabilities.

20.3.
Upon circumstances to be approved by the Compensation Committee (and, if required by law, by the Board), Quoin shall be entitled to enter into a “run off” Insurance Policy of up to seven (7) years, with the same insurer or any other insurance, as follows:

20.3.1.
The limit of liability of the insurer shall not exceed the greater of $50 million or 50% of the Company’s shareholders equity based on the most recent financial statements of the Company at the time of approval by the Compensation Committee; and

20.3.2.
The Insurance Policy, as well as the limit of liability and the premium for each extension or renewal shall be approved by the Compensation Committee (and, if required by law, by the Board) which shall determine that the sums are reasonable considering the Company’s exposures covered under such policy, the scope of cover and the market conditions, and that the Insurance Policy reflects the current market conditions and that it shall not materially affect the Company’s profitability, assets or liabilities.

20.4.
Quoin may extend the Insurance Policy in place to include cover for liability pursuant to a future public offering of securities. The Insurance Policy, as well as the additional premium shall be approved by the Compensation Committee (and if required by law, by the Board) which shall determine that the sums are reasonable considering the exposures pursuant to such public offering of securities, the scope of cover and the market conditions and that the Insurance Policy reflects the current market conditions, and it does not materially affect the Company’s profitability, assets or liabilities.
G. Arrangements upon Change of Control
21.
The following benefits may be granted to the Executive Officers in addition to, or in lieu of, the benefits applicable in the case of any retirement or termination of service upon a “Change of Control” or, where applicable, in the event of a Change of Control following which the employment of the Executive Officer is terminated or adversely adjusted in a material way:

21.1.
Vesting acceleration of outstanding options or other equity-based awards;

21.2.
Extension of the exercising period of options or vesting of other equity-based awards for Quoin’s Executive Officer for a period of up to one (1) year in case of an Executive Officer other than the CEO and two (2) years in case of the CEO, following the date of employment termination; and

21.3.
Up to an additional six (6) months of continued base salary and benefits following the date of employment termination (the “Additional Adjustment Period”). For avoidance of doubt, such additional Adjustment Period shall be in addition to the advance notice and adjustment periods pursuant to Sections 14 and 15 of this Policy, but subject to the limitation set forth in Section 18 of this Policy.

21.4.
A cash bonus not to exceed 200% of the Executive Officer’s annual base salary in case of an Executive Officer other than the CEO and COO and 250% in case of the CEO and COO.

H. Board of Directors Compensation
22.
Members of the Board and its chairperson may be entitled to receive an annual cash retainer for their service on the Board. Additional payments may be made to Board members for their service on the audit, compensation, nominating, or other committees of the Board, as well as for their service as chairpersons of such committees.

23.
Members of the Board and its chairperson may also be granted (i) annual equity-based awards and (ii) welcome equity-based awards. Any payment or award under this Section 23 shall be approved as required by applicable law.

24.
The compensation of the Company’s external directors, if elected, shall be in accordance with the Companies Regulations (Rules Regarding the Compensation and Expenses of an External Director), 5760-2000, as amended by the Companies Regulations (Relief for Public Companies Traded on Stock Exchange Outside of Israel), 5760-2000, as such regulations may be amended from time to time.

25.
Notwithstanding the provisions of Section 22 above, in special circumstances, such as in the case of a professional director, an expert director or a director who makes a unique contribution to the Company, such director’s compensation may be different than the compensation of all other directors.

26.
In addition, members of the Board may be entitled to reimbursement of expenses when traveling abroad on behalf of Quoin.

27.
It is hereby clarified that the compensation stated under Section H will not apply to directors who serve as Executive Officers.

I. Miscellaneous
28.
Nothing in this Policy shall be deemed to grant any of Quoin’s Executive Officers or employees or any third party any right or privilege in connection with their employment by the Company. Such rights and privileges shall be governed by the respective personal employment agreements or other separate compensation agreements entered into between Quoin and the recipient of such rights and privileges. The Board may determine that none or only part of the payments, benefits and perquisites detailed in this Policy shall be granted, and is authorized to cancel or suspend a compensation package or part of it.

29.
An Immaterial Change in the Terms of Employment of an Executive Officer other than the CEO may be approved by the CEO, provided that the amended terms of employment are in accordance with this Policy. An “Immaterial Change in the Terms of Employment” means a change in the terms of employment of an Executive Officer with an annual total cost to the Company not exceeding an amount equal to two (2) monthly base salaries of such employee.

30.
In the event that new regulations or law amendment in connection with Executive Officers and directors compensation will be enacted following the adoption of this Policy, Quoin may follow such new regulations or law amendments, even if such new regulations are in contradiction to the compensation terms set forth herein.

*********************
This Policy is designed solely for the benefit of Quoin and none of the provisions thereof are intended to provide any rights or remedies to any person other than Quoin.

Annex B

Quoin Pharmaceuticals Ltd.
2025 Equity Incentive Plan

PURPOSE; TYPES OF AWARDS; CONSTRUCTION.
1.1.   Purpose.   The purpose of the Quoin Pharmaceuticals Ltd. 2025 Equity Incentive Plan (as amended, this “Plan”) is to provide an incentive to Service Providers of Quoin Pharmaceuticals Ltd., an Israeli company (together with any successor corporation thereto, the “Company”), or any Affiliate of the Company, which now exists or hereafter is organized or otherwise becomes an Affiliate (e.g. if it is acquired by the Company or its Affiliates), to continue as Service Providers, to increase their efforts on behalf of the Company or its Affiliates and to promote the success of the Company’s business, by providing such Service Providers with opportunities to acquire a proprietary interest in the Company by the issuance of Shares or restricted Shares (“Restricted Shares”) of the Company, Options, Restricted Shares Units (“RSUs”), share appreciation rights and other Share-based Awards pursuant to Sections 7 through 13 of this Plan.
1.2.   Types of Awards.   This Plan is intended to enable the Company to issue Awards under various tax regimes, including:
(i)   pursuant and subject to the provisions of Section 102 of the Ordinance (or the corresponding provision of any subsequently enacted statute, as amended from time to time), and all regulations and interpretations adopted by any competent authority, including the Israel Tax Authority (the “ITA”), including the Income Tax Rules (Tax Benefits in Stock Issuance to Employees) 5763-2003 or such other rules so adopted from time to time (the “Rules”) (such Awards that are intended to be (as set forth in the Grant Notification Letter) and which qualify as such under Section 102 of the Ordinance and the Rules, “102 Awards”);
(ii)   pursuant to Section 3(i) of the Ordinance or the corresponding provision of any subsequently enacted statute, as amended from time to time (such Awards, “3(i) Awards”);
(iii)   Options granted to U.S. Service Providers who are Employees that qualify as “incentive stock options” within the meaning of Section 422 of the Code (“Incentive Stock Options”);
(iv)   Options granted to U.S. Service Providers that are not Incentive Stock Options (“Nonqualified Stock Options”);
(v)   Share appreciation rights; and
(vi)   Restricted Shares, RSUs and other forms of Share-based Awards.
In addition to the issuance of Awards under the relevant tax regimes in the United States of America and the State of Israel, and without derogating from the generality of Section 24, this Plan contemplates issuances to Grantees in other jurisdictions or under other tax regimes with respect to which the Committee is empowered, but is not required, to make the requisite adjustments in this Plan and set forth the relevant conditions in an appendix to this Plan or in the Company’s agreement with the Grantee in order to comply with the requirements of such other tax regimes.
1.3.   Construction.   To the extent any provision herein conflicts with the conditions of any relevant tax law, rule or regulation which are relied upon for tax relief in respect of a particular Award to a Grantee, the Committee is empowered, but, to the extent permissible under applicable law, is not required, hereunder to determine that the provisions of such law, rule or regulation shall prevail over those of this Plan and to interpret and enforce such prevailing provisions. With respect to 102 Awards, if and to the extent any action or the exercise or application of any provision hereof or authority granted hereby is conditioned or subject to obtaining a ruling or tax determination from the ITA, to the extent required by Applicable Law, then the taking of any such action or the exercise or application of such section or authority with respect to 102 Awards shall be conditioned upon obtaining such ruling or tax determination, and, if obtained, shall be subject to any condition set forth therein; it being clarified that there is no obligation to apply for any such ruling or tax determination (which shall be in the sole discretion of the Committee) and no assurance is made that if applied any such ruling or tax determination will be obtained (or the conditions thereof).
2.   DEFINITIONS.
2.1.   Terms Generally.   Except when otherwise indicated by the context, (i) the singular shall include the plural and the plural shall include the singular; (ii) any pronoun shall include the corresponding masculine, feminine and neuter forms; (iii) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, supplements or modifications set forth therein or herein), (iv) references to any law, constitution, statute, treaty, regulation, rule or ordinance, including any section or other part thereof shall refer to it as amended from time to time and shall include any successor thereof, (v) reference to a “company” or “entity” shall include a, partnership, corporation, limited liability company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof, and reference to a “person” shall mean any of the foregoing or an individual, (vi) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Plan in its entirety, and not to any particular provision hereof, (vii) all references herein to Sections shall be construed to refer to Sections to this Plan; (viii) the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”; and (ix) use of the term “or” is not intended to be exclusive.
2.2.   Defined Terms.   The following terms shall have the meanings ascribed to them in this Section 2.2:
(i)   “ADSs” shall mean the American Depository Shares, represents Ordinary Shares of the Company, issued under the Company’s America Depository Receipt facility.
(ii)   “Affiliate” shall mean (a) with respect to any person, any other person that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such person (with the term “control” or “controlled by” within the meaning of Rule 405 of Regulation C under the Securities Act), including, without limitation, any Parent or Subsidiary, and (b) any Employer.
(iii)   “Applicable Law” shall mean any applicable law, rule, regulation, statute, pronouncement, policy, interpretation, judgment, order or decree of any federal, provincial, state or local governmental, regulatory or adjudicative authority or agency, of any jurisdiction, and the rules and regulations of any stock exchange, over-the-counter market or trading system on which the Company’s shares are then traded or listed.
(iv)   “Award” shall mean any issuance of Shares or Restricted Shares, Options, RSUs, share appreciation rights and other Share-based Awards granted under this Plan.
(v)   “Board” shall mean the Board of Directors of the Company.
(vi)   “Cause” shall mean any of the following: (a) conviction of any felony involving moral turpitude or affecting the Company or any of its Affiliates; (b) any refusal to carry out a reasonable directive of the chief executive officer, the Board or the Grantee’s direct supervisor, which involves the business of the Company or any of its Affiliates and was capable of being lawfully performed; (c) embezzlement of funds of the Company or any of its Affiliates; (d) any breach of the Grantee’s fiduciary duties or duties of care of the Company or any of its Affiliates, including, without limitation, disclosure of confidential information of the Company or any of its Affiliates; (e) any conduct (other than conduct in good faith), including, without limitation, any act or omission, reasonably determined by the Board to be materially detrimental to the Company or any of its Affiliates; and/or (f) if and as such term is or may be defined under the Grantee’s employment agreement, service agreement or any other engagement agreement with the Company or any of its affiliates. For the avoidance of any doubt, it is hereby clarified that in any event of conflict between the definition of the term “Cause” in this Plan and the definition of the term “Cause” in a certain employment agreement, the definition in this Plan shall prevail in connection with the Option, with the Grant Notification Letter and with this Plan.

(vii)   “Change in Board Event” shall mean any time at which individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose appointment, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board.
(viii)   “Code” shall mean the United States Internal Revenue Code of 1986, and any applicable regulations promulgated thereunder, all as amended.
(ix)   “Committee” shall mean a committee established or appointed by the Board to administer this Plan, subject to Section 3.1.
(x)   “Companies Law” shall mean the Israel Companies Law, 5759-1999, and the regulations promulgated thereunder, all as amended from time to time.
(xi)   “Controlling Shareholder” shall have the meaning set forth in Section 32(9) of the Ordinance.
(xii)   “Disability” shall mean (i) the inability of a Grantee to engage in any substantial gainful activity or to perform the major duties of the Grantee’s position with the Company or its Affiliates by reason of any medically determinable physical or mental impairment which has lasted or can be expected to last for a continuous period of not less than 12 months (or such other period as determined by the Committee), as determined by a qualified doctor acceptable to the Company, or (ii) as defined in a policy of the Company that the Committee deems applicable to this Plan, or that makes reference to this Plan, for purposes of this definition.
(xiii)   “Employee” shall mean any person treated as an employee (including an officer or a director who is also treated as an employee) in the records of the Company or any of its Affiliates (and in the case of 102 Awards, subject to Section 9.3 or in the case of Incentive Stock Options, who is an employee for purposes of Section 422 of the Code); provided, however, that neither service as a director nor payment of a director’s fee shall be sufficient to constitute employment for purposes of this Plan. The Company shall determine in good faith and in the exercise of its discretion whether an individual has become or has ceased to be an Employee and the effective date of such individual’s employment or termination of employment, as the case may be. For purposes of a person’s rights, if any, under this Plan as of the time of the Company’s determination, all such determinations by the Company shall be final, binding and conclusive, notwithstanding that the Company or any court of law or governmental agency subsequently makes a contrary determination.
(xiv)   “Employer” means, for purpose of a 102 Trustee Award, the Company or an Affiliate, Subsidiary or Parent thereof, which is an “employing company” within the meaning and subject to the conditions of Section 102(a) of the Ordinance.
(xv)   “employment”, “employed” and words of similar import shall be deemed to refer to the employment of Employees or to the services of any other Service Provider, as the case may be.
(xvi)   “Exchange Act” shall mean the U.S. Securities Exchange Act of 1934, and all rules, regulations, guidance and other interpretative authority issued thereunder, all as amended from time to time.
(xvii)   “exercise,” “exercised” and words of similar import, when referring to an Award that does not require exercise or that is settled upon vesting (such as may be the case with RSUs or Restricted Shares, if so determined in their terms), shall be deemed to refer to the vesting of such an Award (regardless of whether or not the wording included reference to vesting of such an Awards explicitly).
(xviii)   “Exercise Period” shall mean the period, commencing on the date of grant of an Award, during which an Award shall be exercisable, subject to any vesting provisions thereof (including any acceleration thereof, if any) and subject to the termination provisions hereof.

(xix)   “Exercise Price” shall mean the exercise price for each Share covered by an Option or share appreciation right or the purchase price for each Share covered by any other Award.
(xx)   “Fair Market Value” shall mean, as of any date, the value of a Share or other securities, property or rights as determined by the Committee, in its discretion, subject to the following: (i) if, on such date, the Shares are listed on any securities exchange, the closing sales price per Share on which the Shares are principally traded on such date, or if no sale occurred on such date, the last day preceding such date on which a sale occurred, as reported in The Wall Street Journal or such other source as the Committee deems reliable; (ii) if, on such date, the Shares are then quoted in an over-the-counter market, the average of the closing bid and asked prices for the Shares in that market on such date, or if there are no bid and asked prices on such date, the last day preceding such date on which there are bid and asked prices, as reported in The Wall Street Journal or such other source as the Committee deems reliable; or (iii) if, on such date, the Shares are not then listed on a securities exchange or quoted in an over-the-counter market, or in case of any other securities, property or rights, such value as the Committee, in its sole discretion, shall determine, with full authority to determine the method for making such determination and which determination shall be conclusive and binding on all parties, and shall be made after such consultations with outside legal, accounting and other experts as the Committee may deem advisable; provided, however, that, with respect to Nonqualified Stock Options, the Fair Market Value of the Shares shall be determined in a manner that is intended to satisfy the applicable requirements of Section 409A of the Code, and with respect to Incentive Stock Options, in a manner that is intended to satisfy the applicable requirements of Section 422 of the Code. The Committee shall maintain a written record of its method of determining such value. If the Shares are listed or quoted on more than one established stock exchange or over-the-counter market, the Committee shall determine the principal such exchange or market and utilize the price of the Shares on that exchange or market (determined as per the method described in clauses (i) or (ii) above, as applicable) for the purpose of determining Fair Market Value.
(xxi)   “Grant Notification Letter” shall mean a document to be signed between the Company and a Grantee that sets out and informs the Grantee with respect to the terms and conditions of the grant of an Award.
(xxii)   “Grantee” shall mean a person who has been granted an Award(s) under this Plan.
(xxiii)   “Option” shall mean a grant of options to purchase Shares, including, for the avoidance of doubt, Incentive Stock Options and Nonqualified Stock Options.
(xxiv)   “Ordinance” shall mean the Israeli Income Tax Ordinance (New Version) 5271-1961, and the regulations and rules (including the Rules) promulgated thereunder, all as amended from time to time.
(xxv)   “Parent” shall mean any company (other than the Company), which now exists or is hereafter organized, (a) in an unbroken chain of companies ending with the Company if, at the time of granting an Award, each of the companies (other than the Company) owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other companies in such chain, or (b) with respect to Incentive Stock Options, that is a “parent corporation” of the Company, as defined in Section 424(e) of the Code.
(xxvi)   “Securities Act” shall mean the U.S. Securities Act of 1933, and all rules, regulations, guidance and other interpretative authority issued thereunder, all as amended from time to time.
(xxvii)   “Service Provider” shall mean an Employee, director, officer, consultant, advisor and any other person or entity who provides services to the Company or any Parent, Subsidiary or other Affiliate thereof. Notwithstanding the foregoing, unless otherwise determined by the Committee, each Service Provider must also qualify as an “employee” as defined in the General Instructions to Form S-8 Registration Statement under the Securities Act (or any successor form thereto) at the time the Award is granted to the Service Provider.
(xxviii)   “Share(s)” shall mean Ordinary Share(s), of no par value, of the Company (including Ordinary Shares resulting or issued as a result of share split, reverse share split, bonus shares,

combination or other recapitalization events, and including in the form of American Depositary Shares) and/or ADSs as the case may be.
(xxix)   “Subsidiary” shall mean any company (other than the Company), which now exists or is hereafter organized or acquired by the Company, (i) in an unbroken chain of companies beginning with the Company if, at the time of granting an Award, each of the companies other than the last company in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other companies in such chain, or (ii) with respect to Incentive Stock Options, that is a “subsidiary corporation” of the Company, as defined in Section 424(f) of the Code.
(xxx)   “tax(es)” shall mean (a) all federal, state, local or foreign taxes, charges, fees, imposts, levies or other assessments, including all income, capital gains, alternative or add-on minimum, transfer, value added tax, real and personal property, withholding, payroll, employment, escheat, social security, disability, national security, health tax, wealth surtax, stamp, registration and estimated taxes, customs duties, fees, assessments and charges of any similar kind whatsoever (including under Section 4999 of the Code) or other tax of any kind whatsoever, (b) all interest, indexation differentials, penalties, fines, additions to tax or additional amounts imposed by any taxing authority in connection with any item described in clause (a), (c) any transferee or successor liability in respect of any items described in clauses (a) or (b) payable by reason of contract, assumption, transferee liability, successor liability, operation of Applicable Law, or as a result of any express or implied obligation to assume taxes or to indemnify any other person, and (d) any liability for the payment of any amounts of the type described in clause (a) or (b) payable as a result of being a member of an affiliated, consolidated, combined, unitary or aggregate or other group for any taxable period, including under U.S. Treasury Regulations Section 1.1502-6(a) (or any predecessor or successor thereof of any analogous or similar provision under Applicable Law) or otherwise.
(xxxi)   “Ten Percent Shareholder” shall mean a Grantee who, at the time an Incentive Stock Option is granted to the Grantee, owns shares possessing more than ten percent (10%) of the total combined voting power of all classes of shares of the Company or any Parent or Subsidiary.
(xxxii)   “Trustee” shall mean the trustee appointed by the Committee to hold the Awards (and, in relation with 102 Trustee Awards, approved by the ITA), if so appointed.
(xxxiii)   “U.S. Service Provider” shall mean a Service Provider who is subject to taxation in the United States with respect to an Award.
3.   ADMINISTRATION.
3.1   To the extent permitted under Applicable Law, the Company’s Amended and Restated Articles of Association (as may be amended and supplemented from time to time, the “Articles of Association”) and any other governing document of the Company, this Plan shall be administered by the Committee. In the event that the Board does not appoint or establish a committee to administer this Plan, this Plan shall be administered by the Board and, accordingly, any and all references herein to the Committee shall be construed as references to the Board. In the event that an action necessary for the administration of this Plan is required under Applicable Law to be taken by the Board without the right of delegation, or if such action or power was explicitly reserved by the Board in appointing, establishing and empowering the Committee, then such action shall be so taken by the Board. In any such event, all references herein to the Committee shall be construed as references to the Board. Even if such a Committee was appointed or established, the Board may take any actions that are stated to be vested in the Committee, and shall not be restricted or limited from exercising all rights, powers and authorities under this Plan or Applicable Law.
3.2.   The Board shall appoint the members of the Committee, may from time to time remove members from, or add members to, the Committee, and shall fill vacancies in the Committee, however caused, provided that the composition of the Committee shall at all times be in compliance with any mandatory requirements of Applicable Law, the Articles of Association and any other governing document of the Company. The Committee may select one of its members as its Chairman and shall hold its meetings at such times and places as it shall determine. The Committee may appoint a Secretary, who shall keep records of its meetings, and shall make such rules and regulations for the conduct of its business as it shall deem advisable and subject to mandatory requirements of Applicable Law.
3.3.   Subject to the terms and conditions of this Plan, any mandatory provisions of Applicable Law and any provisions of any Company policy required under mandatory provisions of Applicable Law, and in addition to the Committee’s powers contained elsewhere in this Plan, the Committee shall have full authority, in its discretion, from time to time and at any time, to determine any of the following, or to recommend to the Board any of the following if it is not authorized to take such action according to Applicable Law:
(i)   Service Providers who are eligible to receive Awards,
(ii)   grants of Awards and setting the terms and provisions of Grant Notification Letters (which need not be identical) and any other agreements or instruments under which Awards are made, including, the number of Shares underlying each Award and the class of Shares underlying each Award (if more than one class was designated by the Board),
(iii)   the time or times at which Awards shall be granted,
(iv)   the terms, conditions and restrictions applicable to each Award (which need not be identical) and any Shares acquired upon the exercise or (if applicable) vesting thereof, including, (a) designating the type of Award under Section 1.2; (b) the vesting schedule and any acceleration thereof and the terms and conditions upon which Awards may be exercised or become vested, (c) the Exercise Price, (d) the method of payment for Shares purchased upon the exercise or (if applicable) vesting of the Awards, (e) the method for satisfaction of any tax withholding obligation arising in connection with the Awards or such Shares, including by the withholding or delivery of Shares, (f) the time of the expiration of the Awards, (g) the effect of the Grantee’s termination of employment with the Company or any of its Affiliates, and (h) all other terms, conditions and restrictions applicable to the Award or the Shares not inconsistent with the terms of this Plan,
(v)   to accelerate, continue, extend or defer the exercisability of any Award or the vesting thereof, including with respect to the period following a Grantee’s termination of employment or other service; provided, that if the Committee takes such action with respect to an Award held by a U.S. Service Provider, the Committee shall do so in accordance with the requirements of Section 409A of the Code, if applicable,
(vi)   the interpretation of this Plan and any Grant Notification Letter and the meaning, interpretation and applicability of terms referred to in Applicable Law,
(vii)   policies, guidelines, rules and regulations relating to and for carrying out this Plan, and any amendment, supplement or rescission thereof, as it may deem appropriate,
(viii)   to adopt supplements to, or alternative versions of, this Plan, including, without limitation, as it deems necessary or desirable to comply with the laws of, or to accommodate the tax regime or custom of, foreign jurisdictions whose citizens or residents may be granted Awards,
(ix)   the Fair Market Value of the Shares or other securities, property or rights,
(x)   the tax track (capital gains, ordinary income track or any other track available under the Section 102 of the Ordinance) for the purpose of 102 Awards,
(xi)   the authorization and approval of the conversion, substitution, cancellation or suspension under and in accordance with this Plan of any or all Awards or Shares,
(xii)   unless otherwise provided under the terms of this Plan, the amendment, modification, waiver or supplement of the terms of any outstanding Award (including reducing the Exercise Price of an Award), provided, however, that if such amendments increase the Exercise Price of an Award or reduce the number of Shares underlying an Award, then such amendments shall require the consent of the applicable Grantee, unless such amendment is made pursuant to the exercise of rights or authorities in accordance with Sections 14 or 24; provided, that if the Committee takes such action with respect to an Award held by a U.S. Service Provider, the Committee shall do so in accordance with the requirements of Section 409A of the Code, if applicable,
(xiv)   to correct any defect, supply any omission or reconcile any inconsistency in this Plan or any Grant Notification Letter and all other determinations and take such other actions with respect to this Plan or any Award as it may deem advisable to the extent not inconsistent with the provisions of this Plan or Applicable Law, and
(xv)   any other matter which is necessary or desirable for, or incidental to, the administration of this Plan and any Award thereunder.
3.4.   The authority granted hereunder includes the authority to modify Awards to eligible individuals who are foreign nationals or are individuals who are employed outside the State of Israel or the United States of America, to recognize differences in local law, tax policy or custom, in order to effectuate the purposes of this Plan but without amending this Plan.
3.5.   The Board and the Committee shall be free at all times to make such determinations and take such actions as they deem fit. The Board and the Committee need not take the same action or determination with respect to all Awards, with respect to certain types of Awards, with respect to all Service Providers or any certain type of Service Providers and actions and determinations may differ as among the Grantees, and as between the Grantees and any other holders of securities of the Company.
3.6.   All decisions, determinations, and interpretations of the Committee, the Board and the Company under this Plan shall be final and binding on all Grantees (whether before or after the issuance of Shares pursuant to Awards), unless otherwise determined by the Committee, the Board or the Company, respectively. The Committee shall have the authority (but not the obligation) to determine the interpretation and applicability of Applicable Law to any Grantee or any Awards. No member of the Committee or the Board shall be liable to any Grantee (or to the estate or beneficiary of any Grantee) for any action taken or determination made in good faith with respect to this Plan or any Award granted hereunder.
3.7.   Any officer or authorized signatory of the Company shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, determination or election which is the responsibility of or which is allocated to the Company herein, provided such person has apparent authority with respect to such matter, right, obligation, determination or election. Such person or authorized signatory shall not be liable to any Grantee (or to the estate or beneficiary of any Grantee) for any action taken or determination made in good faith with respect to this Plan or any Award granted hereunder.
4.   ELIGIBILITY.
Awards may be granted to Service Providers of the Company or any Affiliate thereof, taking into account, at the Committee’s discretion and without an obligation to do so, the qualification under each tax regime pursuant to which such Awards are granted; provided, that Nonqualified Stock Options may be granted only to U.S. Service Providers and Incentive Stock Options may be granted only to U.S. Service Providers who are Employees. A person who has been granted an Award hereunder may be granted additional Awards, if the Committee shall so determine, subject to the limitations herein. However, eligibility in accordance with this Section 4 shall not entitle any person to be granted an Award, or, having been granted an Award, to be granted an additional Award.
Subject to Section 7.1 and Section 8.1, Awards (other than Incentive Stock Options) may also be granted to individuals who are prospective Service Providers in connection with written offers of an employment or other service relationship with the Company or any Affiliates thereof; provided, however, that such employment or service shall have actually commenced.
Awards may differ in the number of Shares covered thereby, the terms and conditions applying to them or on the Grantees or in any other respect (including, that there should not be any expectation (and it is hereby disclaimed) that a certain treatment, interpretation or position granted to one shall be applied to the other, regardless of whether or not the facts or circumstances are the same or similar).

5.   SHARES.
5.1.   The maximum aggregate number of Shares that may be issued pursuant to Awards under this Plan (the “Pool”) shall be equal to 3,000,000 Shares, provided that the maximum aggregate number of Shares that may be issued under the Plan as set forth in this Section 5.1 shall be cumulatively increased on January 1, 2026 and on each subsequent January 1 through and including January 1, 2025 by a number of shares (the “Annual Increase”) equal to the smaller of (a) fifteen percent (15%) of the number of Shares issued and outstanding on the immediately preceding December 31, or (b) an amount determined by the Board; in all events subject to adjustment as provided in Section 14.1. Shares issued under this Plan may be, in whole or in part, authorized but unissued Shares, (and, subject to obtaining a ruling as it applies to 102 Awards) treasury shares (dormant shares) or otherwise Shares that shall have been or may be repurchased by the Company (to the extent permitted pursuant to the Companies Law).
5.2.   Any Shares (a) underlying an Award granted hereunder that has expired, or was cancelled, terminated, forfeited, or settled in cash in lieu of issuance of Shares, for any reason, without resulting in the issuance of Shares; (b) if permitted by the Company, subject to an Award that are tendered to pay the Exercise Price of an Award or withholding tax obligations with respect to an Award; or (c) if permitted by the Company, subject to an Award that are not delivered to a Grantee because such Shares are withheld to pay the Exercise Price of such Award or withholding tax obligations with respect to such Award; shall automatically, and without any further action on the part of the Company or any Grantee, again be available for the grant of Awards and for issuance upon exercise or (if applicable) vesting thereof for the purposes of this Plan (unless this Plan shall have been terminated), unless the Board determines otherwise.
5.3.   Notwithstanding anything to the contrary in Section 5.1 or Section 5.2, the maximum aggregate number of Shares that may be issued pursuant to the exercise of Incentive Stock Options granted under this Plan (the “ISO Limit”) shall be 3,000,000. To the extent permitted under Section 422 of the Code, any Shares covered by an Award that has expired, or was cancelled, terminated, forfeited, or settled in cash without the issuance of Shares shall not count against the ISO Limit. Shares that actually have been issued under this Plan shall not become available for future issuance hereunder pursuant to Incentive Stock Options.
5.4.   Any Shares under the Pool that are not subject to outstanding or exercised Awards at the termination of this Plan shall cease to be reserved for the purpose of this Plan.
5.5.   From and after the Effective Date, no further grants or awards shall be made under the Company’s Amended and Restated Equity Incentive Plan (the “Prior Plan”); however, Awards made under the Prior Plan before the Effective Date shall continue in effect in accordance with their terms.
6.   TERMS AND CONDITIONS OF AWARDS.
Each Award granted pursuant to this Plan shall be evidenced by a Grant Notification Letter. The Grant Notification Letter shall comply with and be subject to the following general terms and conditions and the provisions of this Plan (except for any provisions applying to Awards under different tax regimes), unless otherwise specifically provided in such Grant Notification Letter, and the terms referred to in other Sections of this Plan applying to Awards under such applicable tax regimes, and terms prescribed by Applicable Law. Grant Notification Letters need not be in the same form and may differ in the terms and conditions included therein.
6.1.   Number of Shares.   Each Grant Notification Letter shall state the number of Shares covered by the Award.
6.2.   Type of Award.   Each Grant Notification Letter may state the type of Award granted thereunder, provided that the tax treatment of any Award, whether or not stated in the Grant Notification Letter, shall be as determined in accordance with Applicable Law.
6.3.   Exercise Price.   Each Grant Notification Letter shall state the Exercise Price, if applicable. Unless otherwise set forth in this Plan, an Exercise Price of an Award of less than the par value of the Shares (if shares bear a par value) shall comply with Section 304 of the Companies Law. The Exercise Price shall be subject to adjustment as provided in Section 14 hereof. The Exercise Price of any Nonqualified Stock Option shall comply with Section 7.2 and the Exercise Price of any Incentive Stock Option shall comply with Section 8.2. In no event may any Option or stock appreciation right granted under this Plan be amended, other than pursuant to Section 14.1, to decrease the Exercise Price thereof, be cancelled in exchange for cash or other Awards or in conjunction with the grant of any new Option or stock appreciation right with a lower exercise price, or otherwise be subject to any action that would be treated, under the listing standards on the exchange on which the Shares are listed or for accounting purposes, as a “repricing” of such Option or stock appreciation right, unless such amendment, cancellation, or action is approved by the Company’s shareholders.
6.4.   Manner of Exercise.
(i)   An Award may be exercised, as to any or all Shares as to which the Award has become exercisable, (a) by written notice delivered in person or by mail (or such other methods of delivery prescribed by the Company) to the General Counsel of the Company or, if no such officer is then incumbent, to the Chief Financial Officer of the Company or to such other person as determined by the Committee, (b) by way of an exercise order submitted via the online service operated and maintained by the Company or any of its service providers, or (c) in any other manner as the Committee shall prescribe from time to time, specifying the number of Shares with respect to which the Award is being exercised (which may be equal to or lower than the aggregate number of Shares that have become exercisable at such time), accompanied by payment of the aggregate Exercise Price for such Shares in the manner specified in the following sentence. The Exercise Price shall be paid in full with respect to each Share, at the time of exercise and as a condition therefor, either (i) in cash, by either certified or bank check, by wire transfer of immediately available funds, or other instrument acceptable to the Committee, (ii) if the Company’s shares are listed for trading on any securities exchange or over-the-counter market, and if the Committee so determines, all or part of the Exercise Price and any withholding taxes may be paid by the delivery (on a form prescribed by the Company) of an irrevocable direction to a securities broker approved by the Company to sell Shares and to deliver all or part of the sales proceeds to the Company or the Trustee, (iii) if the Company’s shares are listed for trading on any securities exchange or over-the-counter market, and if the Committee so determines, all or part of the Exercise Price and any withholding taxes may be paid by the delivery (on a form prescribed by the Company) of an irrevocable direction to pledge Shares to a securities broker or lender approved by the Company, as security for a loan, and to deliver all or part of the loan proceeds to the Company or the Trustee, (iv) by applying the Cashless Exercise Mechanism set forth in Section 6.4(iii) below, or (v) in such other manner as the Committee shall determine, which may include procedures for cashless exercise.
(ii)   The application of Cashless Exercise Mechanism with respect to any 102 Awards shall be subject to obtaining a ruling from the ITA, to the extent required by Applicable Law.
(iii)   Unless otherwise determined by the Committee, any and all Options may be exercised using a cashless exercise mechanism, in which case the number of the Shares to be issued by the Company upon such exercise shall be calculated pursuant to the following formula (the “Cashless Exercise Mechanism”):
X = Y * (A – B)
A
Where:
X = the number of Shares to be issued to the Grantee.

Y = the number of the Shares for the which the Option is being exercised.
A = the Fair Market Value of one Share at the exercise date.
B = the Exercise Price of the Option being exercised.
Upon the completion of the calculation, if X is a negative number, then X shall be deemed to equal 0 (zero).
6.5.   Term and Vesting of Awards.
(i)   Each Grant Notification Letter shall provide the vesting schedule for the Award as determined by the Committee. The Committee shall have the authority to determine the vesting schedule and accelerate the vesting of any outstanding Award at such time and under such circumstances as it, in its sole discretion, deems appropriate.
(ii)   The Grant Notification Letter may contain performance goals and measurements (which, in case of 102 Trustee Awards, may, if then required, be subject to obtaining a specific tax ruling or determination from the ITA), and the provisions with respect to any Award need not be the same as the provisions with respect to any other Award. Such performance goals may include, but are not limited to, revenues, sales, operating income, earnings before interest and taxes, return on investment, earnings per share, any combination of the foregoing or rate of growth of any of the foregoing, as determined by the Committee. The Committee may adjust performance goals pursuant to Awards previously granted to take into account changes in law and accounting and tax rules and to make such adjustments as the Committee deems necessary or appropriate to reflect the inclusion or the exclusion of the impact of extraordinary or unusual items, events or circumstances.
(iii)   The Exercise Period of an Award will be determined by the Committee and stated in the Grant Notification Letter, but will in no event be longer than ten (10) years from the date of grant of the Award. The Exercise Period for an Incentive Stock Option shall be subject to Section 8.4 and Section 8.6. At the expiration of the Exercise Period, any Award, or any part thereof, that has not been exercised within the Exercise Period and the Shares covered thereby not paid for in accordance with this Plan and the Grant Notification Letter shall terminate and become null and void, and all interests and rights of the Grantee in and to the same shall expire.
6.6.   Termination.
(i)   Unless otherwise determined by the Committee, and subject to this Section 6.6 and Section 6.7 hereof, an Award may not be exercised unless the Grantee was, since the date of grant of the Award throughout the vesting dates, and is then (at the time of exercise), a Service Provider.
(ii)   In the event that the employment or service of a Grantee shall terminate (other than by reason of a termination for Cause or by reason of death or Disability), such that Grantee is no longer a Service Provider, all Awards of such Grantee that are unvested at the time of such termination shall terminate on the date of such termination, and all Awards of such Grantee that are vested and exercisable at the time of such termination may be exercised within up to three (3) months after the date of such termination (or such different period as the Committee shall prescribe, in general or on a case-by-case basis), but in any event no later than the date of expiration of the Award’s term as set forth in the Grant Notification Letter or pursuant to this Plan; provided, however, that if the Company (or its Subsidiary or other Affiliate thereof, as applicable) shall have terminated the Grantee’s employment or service for Cause (whether the facts or circumstances that constitute such Cause occur prior to or after termination of employment or service), or if facts or circumstances arise or are discovered with respect to the Grantee that would have constituted Cause, then all Awards theretofore granted to such Grantee (whether vested or not) shall terminate and be subject to recoupment by the Company on the date of such termination (or on such subsequent date on which such facts or circumstances arise or are discovered, as the case may be) unless otherwise determined by the Committee, and any Shares issued upon exercise or (if applicable) vesting of Awards (including other Shares or securities issued or distributed with respect thereto, and including the gross amount of any proceeds, gains or other economic benefit the Grantee actually or constructively receives upon receipt or exercise of any Award or the receipt or resale of any Shares underlying the Award), whether held by the Grantee or by the Trustee for the Grantee’s benefit, shall be deemed to be irrevocably offered for sale to the Company, any of its Affiliates or any person designated by the Company to purchase, at the Company’s election and subject to Applicable Law, either for no consideration, for the par value of such Shares (if such Shares bear a par value) or against payment of the Exercise Price previously received by the Company for such Shares upon their issuance, as the Committee deems fit, upon written notice to the Grantee at any time prior to, at or after the Grantee’s termination of employment or service. Such Shares or other securities shall be sold and transferred within 30 days from the date of the Company’s notice of its election to exercise its right. If the Grantee fails to transfer such Shares or other securities to the Company, the Company, at the decision of the Committee, shall be entitled to forfeit or repurchase such Shares and to authorize any person to execute on behalf of the Grantee any document necessary to effect such transfer, whether or not the share certificates are surrendered. The Company shall have the right and authority to effect the above either by: (i) repurchasing all of such Shares or other securities held by the Grantee or by the Trustee for the benefit of the Grantee, or designate the purchaser of all or any part of such Shares or other securities, for the Exercise Price paid for such Shares, the par value of such Shares (if such Shares bear a par value) or for no payment or consideration whatsoever, as the Committee deems fit; (ii) forfeiting all or any part of such Shares or other securities; (iii) redeeming all or any part of such Shares or other securities, for the Exercise Price paid for such Shares, the par value of such Shares (if such Shares bear a par value) or for no payment or consideration whatsoever, as the Committee deems fit; (iv) taking action in order to have all or any part of such Shares or other securities converted into deferred shares entitling their holder only to their par value (if such Shares bear a par value) upon liquidation of the Company; or (v) taking any other action which may be required in order to achieve similar results; all as shall be determined by the Committee, at its sole and absolute discretion, and the Grantee is deemed to irrevocably empower the Company or any person which may be designated by it to take any action by, in the name of or on behalf of the Grantee to comply with and give effect to such actions (including, voting such shares, filling in, signing and delivering share transfer deeds, etc.).
(iii)   Notwithstanding anything to the contrary, the Committee, in its absolute discretion, may, on such terms and conditions as it may determine appropriate, extend the periods for which Awards held by any Grantee may continue to vest and/or be exercisable; it being clarified that such Awards may lose their entitlement to certain tax benefits under Applicable Law (including, without limitation, qualification of an Award as an Incentive Stock Option) as a result of the modification of such Awards and/or in the event that the Award is exercised beyond the later of: (i) three (3) months after the date of termination of the employment or service relationship; or (ii) the applicable period under Section 6.7 below with respect to a termination of the employment or service relationship because of the death or Disability of Grantee. If the Committee takes action under this Section 6.6(iii) with respect to an Award held by a U.S. Service Provider, the Committee shall do so in accordance with the requirements of Section 409A of the Code, if applicable.
(iv)   For purposes of this Plan:
(a)   A termination of the employment or service relationship of a Grantee shall not be deemed to occur (except to the extent required by the Code with respect to the Incentive Stock Option status of an Option) in case of (I) a transition or transfer of a Grantee among the Company and its Affiliates (including a transition or transfer of a Grantee to the Successor Corporation that assumes the Grantee’s Awards pursuant to Section 14), (II) a change in the capacity in which the Grantee is employed or renders service to the Company or any of its Affiliates or a change in the identity of the employing or engagement entity among the Company and its Affiliates, provided, in case of the foregoing clauses (I) and (II) above, that the Grantee has remained continuously employed by and/or in the service of the Company and its Affiliates since the date of grant of the Award and throughout the vesting period; or (III) if the Grantee takes any unpaid leave as set forth in Section 6.8 below.
(b)   An entity or an Affiliate thereof assuming an Award or issuing in substitution thereof in a transaction to which Section 424(a) of the Code applies or in a Merger/Sale in accordance with Section 14 shall be deemed as an Affiliate of the Company for purposes of this Section 6.6, unless the Committee determines otherwise.
(c)   In the case of a Grantee whose principal employer or service recipient is a Subsidiary or other Affiliate of the Company, the Grantee’s employment or service relationship shall also be deemed terminated for purposes of this Section 6.6 as of the date on which such principal employer or service recipient ceases to be a Subsidiary or other Affiliate of the Company.
6.7.   Death or Disability of Grantee.   If a Grantee shall die while employed by, or performing service for, the Company or any of its Affiliates, or within the three (3) month period (or such longer period of time as determined by the Board, in its discretion) after the date of termination of such Grantee’s employment or service (or within such different period as the Committee may have provided pursuant to Section 6.6 hereof), or if the Grantee’s employment or service with the Company or any of its Affiliates shall terminate by reason of Disability, all Awards theretofore granted to such Grantee may (to the extent otherwise vested and exercisable and unless earlier terminated in accordance with their terms) be exercised by the Grantee or by the Grantee’s estate or by a person who acquired the legal right to exercise such Awards by bequest or inheritance, or by a person who acquired the legal right to exercise such Awards in accordance with applicable law in the case of Disability of the Grantee, as the case may be, at any time within one (1) year (or such longer period of time as determined by the Committee, in its discretion) after the death or date of termination due to Disability of the Grantee (or such different period as the Committee shall prescribe), but in any event no later than the date of expiration of the Award’s term as set forth in the Grant Notification Letter or pursuant to this Plan. In the event that an Award granted hereunder shall be exercised as set forth above by any person other than the Grantee, written notice of such exercise shall be accompanied by a certified copy of letters testamentary or proof satisfactory to the Committee of the right of such person to exercise such Award.
6.8.   Suspension of Vesting.   Unless the Committee provides otherwise or as otherwise required by Applicable Law, vesting of Awards granted hereunder shall be suspended during any unpaid leave of absence, other than in the case of any (i) leave of absence which was pre-approved by the Company explicitly for purposes of continuing the vesting of Awards, or (ii) transfers between locations of the Company or any of its Affiliates, or between the Company and any of its Affiliates, or any respective successor thereof. For clarity, for purposes of this Plan, military leave, statutory maternity or paternity leave or sick leave are not deemed unpaid leave of absence, unless otherwise determined by the Committee.
6.9.   Securities Law Restrictions.   Except as otherwise provided in the applicable Grant Notification Letter or other agreement between the Service Provider and the Company, if the exercise of an Award following the termination of the Service Provider’s employment or service (other than for Cause) would be prohibited at any time solely because the issuance of Shares would violate the registration requirements under the Securities Act or equivalent requirements under equivalent laws of other applicable jurisdictions, then the Award shall remain exercisable and terminate on the earlier of (i) the expiration of a period of three (3) months (or such longer period of time as determined by the Committee, in its discretion) commencing on the first day following the termination of the Service Provider’s employment or service on which the exercise or settlement of the Award, as applicable, would not be in such violation, or (ii) the expiration of the term of the Award as set forth in the Grant Notification Letter or pursuant to this Plan. In addition, unless otherwise provided in a Grantee’s Grant Notification Letter, if the sale of any Shares received upon exercise or (if applicable) vesting of an Award following the termination of the Grantee’s employment or service (other than for Cause) would violate the Company’s insider trading policy, then the Award shall terminate on the earlier of (i) the expiration of a period equal to the applicable post-termination exercise period after the termination of the Grantee’s employment or service during which the exercise of the Award would not be in violation of the Company’s insider trading policy, or (ii) the expiration of the term of the Award as set forth in the applicable Grant Notification Letter or pursuant to this Plan.
6.10.   Other Provisions.   The Grant Notification Letter evidencing Awards under this Plan shall contain such other terms and conditions not inconsistent with this Plan as the Committee may determine, at or after the date of grant, including provisions in connection with the restrictions on transferring the Awards or Shares covered by such Awards, which shall be binding upon the Grantees and any purchaser, assignee or transferee of any Awards, and other terms and conditions as the Committee shall deem appropriate.
7.   NONQUALIFIED STOCK OPTIONS.
Awards granted pursuant to this Section 7 are intended to constitute Nonqualified Stock Options and shall be subject to the general terms and conditions specified in Section 6 hereof and other provisions of this Plan, except for any provisions of this Plan applying to Awards under different tax laws or regulations. In the event of any inconsistency or contradictions between the provisions of this Section 7 and the other terms of this Plan, this Section 7 shall prevail.
7.1.   Certain Limitations on Eligibility for Nonqualified Stock Options.   Nonqualified Stock Options may not be granted to a U.S. Service Provider unless (i) the Shares underlying such Options constitute “service recipient stock” under Section 409A of the Code and such Options meet the other requirements to be exempt from Section 409A of the Code or (ii) such Options comply with the requirements of Section 409A of the Code.

7.2.   Exercise Price.   The Exercise Price of a Nonqualified Stock Option shall not be less than 100% of the Fair Market Value of a Share on the date of grant of such Option. Notwithstanding the foregoing, a Nonqualified Stock Option may be granted with an Exercise Price lower than the minimum exercise price set forth above if (i) such Option is granted pursuant to an assumption or substitution for another option in accordance with and pursuant to Section 409A of the Code or (ii) the Committee expressly determines that the Option will have a lower Exercise Price and the Option complies with Section 409A of the Code or meets another exemption under Section 409A of the Code.
8.   INCENTIVE STOCK OPTIONS.
Awards granted pursuant to this Section 8 are intended to constitute Incentive Stock Options and shall be granted subject to the following special terms and conditions, the general terms and conditions specified in Section 6 hereof and other provisions of this Plan, except for any provisions of this Plan applying to Awards under different tax laws or regulations. In the event of any inconsistency or contradictions between the provisions of this Section 8 and the other terms of this Plan, this Section 8 shall prevail.
8.1.   Eligibility for Incentive Stock Options.   Incentive Stock Options may be granted only to U.S. Service Providers who are Employees of the Company or a Parent or Subsidiary thereof, determined as of the date of grant of such Options. However, if for any reason an Option (or portion thereof) does not qualify as an Incentive Stock Option, then, to the extent of such non-qualification, such Option (or portion thereof) shall be treated as a Nonqualified Stock Option granted under this Plan. In no event will the Board, the Company or any Parent or Subsidiary or any of their respective employees or directors have any liability to Grantee (or any other person) due to the failure of an Option to qualify for any reason as an Incentive Stock Option.
8.2.   Exercise Price.   The Exercise Price of an Incentive Stock Option shall not be less than 100% of the Fair Market Value of a Share on the date of grant of such Option, subject to Section 8.6. Notwithstanding the foregoing, an Incentive Stock Option may be granted with an Exercise Price lower than the minimum exercise price set forth above if such Option is granted pursuant to an assumption or substitution for another option in accordance with and pursuant to Section 424 of the Code.
8.3.   No Grants After Ten Years.   Notwithstanding any other provision of this Plan to the contrary, no Incentive Stock Option may be granted under this Plan after 10 years from the date this Plan is adopted, or the date this Plan is approved by the shareholders, whichever is earlier.
8.4.   Exercise Period.   No Incentive Stock Option shall be exercisable after the expiration of ten (10) years after the date of grant of such Option, subject to Section 8.6.
8.5.   $100,000 Per Year Limitation.   The aggregate Fair Market Value (determined as of the date the Incentive Stock Option is granted) of the Shares with respect to which all Incentive Stock Options granted under this Plan and all other “incentive stock option” plans of the Company, or of any Parent or Subsidiary, become exercisable for the first time by each Grantee during any calendar year shall not exceed one hundred thousand United States dollars ($100,000) with respect to such Grantee. To the extent that the aggregate Fair Market Value of Shares with respect to which such Incentive Stock Options and any other such incentive stock options are exercisable for the first time by any Grantee during any calendar year exceeds one hundred thousand United States dollars ($100,000), the excess portion of such options shall be treated as Nonqualified Stock Options. The foregoing shall be applied by taking options into account in the order in which they were granted. If an Option is treated as an Incentive Stock Option in part and as a Nonqualified Stock Option in part by reason of the limitation set forth in this Section 8.5, the Grantee may designate which portion of such Option the Grantee is exercising. In the absence of such designation, the Grantee shall be deemed to have exercised the Incentive Stock Option portion of the Option first. Separate certificates representing each such portion may be issued upon the exercise of the Option.
8.6.   Ten Percent Shareholder.   In the case of an Incentive Stock Option granted to a Ten Percent Shareholder, notwithstanding the foregoing provisions of this Section 8, (i) the Exercise Price shall not be less than one hundred and ten percent (110%) of the Fair Market Value of a Share on the date of grant of such Incentive Stock Option, and (ii) the Exercise Period shall not exceed five (5) years from the date of grant of such Incentive Stock Option.

8.7.   Payment of Exercise Price.   Each Grant Notification Letter evidencing an Incentive Stock Option shall state each alternative method by which the Exercise Price thereof may be paid.
8.8.   Employment Condition.   In accordance with Section 422 of the Code, any Option that is intended to be an Incentive Stock Option and is exercised later than three (3) months after the Grantee ceases to be employed by the Company or any Parent or Subsidiary, except in the case of death or “disability” (as defined in Section 22(e)(3) of the Code), will be deemed a Nonqualified Stock Option. If the Grantee ceases to be employed by the Company or any Parent or Subsidiary due to “disability” (as defined in Section 22(e)(3) of the Code), any Option that is intended to be an Incentive Stock Option and is exercised later than twelve (12) months after such termination date will be deemed a Nonqualified Stock Option. In accordance with Treasury Regulation Section 1.421-1(h)(2), an employee will be considered to be employed during military or sick leave or any other bona fide leave of absence that does not exceed three months and during any period longer than three months only if his or her right to reemployment is guaranteed by statute or contract.
8.9.   Notice to Company of Disqualifying Disposition.   Each Grantee who receives an Incentive Stock Option must agree to notify the Company in writing immediately after the Grantee makes a Disqualifying Disposition of any Shares received pursuant to the exercise of Incentive Stock Options. A “Disqualifying Disposition” is any disposition (including any sale) of such Shares before the later of (i) two years after the date the Grantee was granted the Incentive Stock Option, or (ii) one year after the date the Grantee acquired Shares by exercising the Incentive Stock Option. If the Grantee dies before such Shares are sold, the notice obligation in this paragraph does not apply.
9.   102 AWARDS
Awards granted pursuant to this Section 9 are intended to constitute 102 Awards and shall be granted subject to the following special terms and conditions, the general terms and conditions specified in Section 6 hereof and other provisions of this Plan, except for any provisions of this Plan applying to Awards under different tax laws or regulations. In the event of any inconsistency or contradictions between the provisions of this Section 9 and the other terms of this Plan, this Section 9 shall prevail.
9.1.   Tracks.   Awards granted pursuant to this Section 9 are intended to be granted pursuant to Section 102 of the Ordinance pursuant to either (i) Section 102(b)(2) or (3) thereof (as applicable), under the capital gain track (“102 Capital Gain Track Awards”), or (ii) Section 102(b)(1) thereof under the ordinary income track (“102 Ordinary Income Track Awards”, and together with 102 Capital Gain Track Awards, “102 Trustee Awards”). 102 Trustee Awards shall be granted subject to the special terms and conditions contained in this Section 9, the general terms and conditions specified in Section 6 hereof and other provisions of this Plan, except for any provisions of this Plan applying to Options under different tax laws or regulations.
9.2.   Election of Track.   Subject to Applicable Law, the Company may grant only one type of 102 Trustee Awards at any given time to all Grantees who are to be granted 102 Trustee Awards pursuant to this Plan, and shall file an election with the ITA regarding the type of 102 Trustee Awards it elects to grant before the date of grant of any 102 Trustee Awards (the “Election”). Such Election shall also apply to any other securities, including bonus shares, received by any Grantee as a result of holding the 102 Trustee Awards. The Company may change the type of 102 Trustee Awards that it elects to grant only after the expiration of at least 12 months from the end of the year in which the first grant was made in accordance with the previous Election, or as otherwise provided by Applicable Law. Any Election shall not prevent the Company from granting Awards, pursuant to Section 102(c) of the Ordinance without a Trustee (“102 Non-Trustee Awards”).
9.3.   Eligibility for Awards.   Subject to Applicable Law, 102 Awards may only be granted to an “employee” within the meaning of Section 102(a) of the Ordinance (which as of the date of the adoption of this Plan means (i) individuals employed by an Israeli company being the Company or any of its Affiliates, and (ii) individuals who are serving and are engaged personally (and not through an entity) as “office holders” by such an Israeli company), but may not be granted to a Controlling Shareholder (“Eligible 102 Grantees”). Eligible 102 Grantees may receive only 102 Awards, which may either be granted to a Trustee or granted under Section 102 of the Ordinance without a Trustee.

9.4.   102 Award Grant Date.
(i)   Each 102 Award will be deemed granted on the date determined by the Committee, subject to Section 9.4(ii), provided that (i) the Grantee has signed all documents required by the Company or pursuant to Applicable Law, and (ii) with respect to 102 Trustee Award, the Company has provided all applicable documents to the Trustee in accordance with the guidelines published by the ITA, and if an agreement is not signed and delivered by the Grantee within 90 days from the date determined by the Committee (subject to Section 9.4.2), then such 102 Trustee Award shall be deemed granted on such later date as such agreement is signed and delivered and on which the Company has provided all applicable documents to the Trustee in accordance with the guidelines published by the ITA. In the case of any contradiction, this provision and the date of grant determined pursuant hereto shall supersede and be deemed to amend any date of grant indicated in any corporate resolution or Grant Notification Letter.
(ii)   Unless otherwise permitted by the Ordinance, any grants of 102 Trustee Awards that are made on or after the date of the adoption of this Plan or an amendment to this Plan, as the case may be, that may become effective only at the expiration of thirty (30) days after the filing of this Plan or any amendment thereof (as the case may be) with the ITA in accordance with the Ordinance shall be conditional upon the expiration of such 30-day period, such condition shall be read and is incorporated by reference into any corporate resolutions approving such grants and into any Grant Notification Letter evidencing such grants (whether or not explicitly referring to such condition), and the date of grant shall be at the expiration of such 30-day period, whether or not the date of grant indicated therein corresponds with this Section. In the case of any contradiction, this provision and the date of grant determined pursuant hereto shall supersede and be deemed to amend any date of grant indicated in any corporate resolution or Grant Notification Letter.
9.5.   102 Trustee Awards.
(i)   Each 102 Trustee Award, each Share issued pursuant to the exercise of any 102 Trustee Award, and any rights granted thereunder, including bonus shares, shall be issued to and registered in the name of the Trustee and shall be held in trust for the benefit of the Grantee for the requisite period prescribed by the Ordinance (the “Required Holding Period”). In the event that the requirements under Section 102 of the Ordinance to qualify an Award as a 102 Trustee Award are not met, then the Award may be treated as a 102 Non-Trustee Award or 3(9) Award, all in accordance with the provisions of the Ordinance. After expiration of the Required Holding Period, the Trustee may release such 102 Trustee Awards and any such Shares, provided that (i) the Trustee has received an acknowledgment from the ITA that the Grantee has paid any applicable taxes due pursuant to the Ordinance, or (ii) the Trustee and/or the Company and/or the Employer withholds all applicable taxes and compulsory payments due pursuant to the Ordinance arising from the 102 Trustee Awards and/or any Shares issued upon exercise or (if applicable) vesting of such 102 Trustee Awards. The Trustee shall not release any 102 Trustee Awards or Shares issued upon exercise or (if applicable) vesting thereof prior to the payment in full of the Grantee’s tax and compulsory payments arising from such 102 Trustee Awards and/or Shares or the withholding referred to in (ii) above.
(ii)   Each 102 Trustee Award shall be subject to the relevant terms of the Ordinance, the Rules and any determinations, rulings or approvals issued by the ITA, which shall be deemed an integral part of the 102 Trustee Awards and shall prevail over any term contained in this Plan or Grant Notification Letter that is not consistent therewith. Any provision of the Ordinance, the Rules and any determinations, rulings or approvals by the ITA not expressly specified in this Plan or Grant Notification Letter that are necessary to receive or maintain any tax benefit pursuant to Section 102 of the Ordinance shall be binding on the Grantee. Any Grantee granted a 102 Trustee Awards shall comply with the Ordinance and the terms and conditions of the trust agreement entered into between the Company and the Trustee. The Grantee shall execute any and all documents that the Company and/or its Affiliates and/or the Trustee determine from time to time to be necessary in order to comply with the Ordinance and the Rules.
(iii)   During the Required Holding Period, the Grantee shall not release from trust or sell, assign, transfer or give as collateral, the Shares issuable upon the exercise or (if applicable) vesting of a 102 Trustee Awards and/or any securities issued or distributed with respect thereto, until the expiration of the Required Holding Period. Notwithstanding the above, if any such sale, release or other action occurs during the Required Holding Period it may result in adverse tax consequences to the Grantee under Section 102 of the Ordinance and the Rules, which shall apply to and shall be borne solely by such Grantee. Subject to the foregoing, the Trustee may, pursuant to a written request from the Grantee, but subject to the terms of this Plan, release and transfer such Shares to a designated third party, provided that both of the following conditions have been fulfilled prior to such release or transfer: (i) payment has been made to the ITA of all taxes and compulsory payments required to be paid upon the release and transfer of the Shares, and confirmation of such payment has been received by the Trustee and the Company, and (ii) the Trustee has received written confirmation from the Company that all requirements for such release and transfer have been fulfilled according to the terms of the Company’s corporate documents, any agreement governing the Shares, this Plan, the Grant Notification Letter and any Applicable Law.
(iv)   If a 102 Trustee Award is exercised or (if applicable) vested, the Shares issued upon such exercise or (if applicable) vesting shall be issued in the name of the Trustee for the benefit of the Grantee.
(v)   Upon or after receipt of a 102 Trustee Award, if required, the Grantee may be required to sign an undertaking to release the Trustee from any liability with respect to any action or decision duly taken and executed in good faith by the Trustee in relation to this Plan, or any 102 Trustee Awards or Share granted to such Grantee thereunder.
9.6.   102 Non-Trustee Awards.   The foregoing provisions of this Section 9 relating to 102 Trustee Awards shall not apply with respect to 102 Non-Trustee Awards, which shall, however, be subject to the relevant provisions of Section 102 of the Ordinance and the applicable Rules. The Committee may determine that 102 Non-Trustee Awards, the Shares issuable upon the exercise or (if applicable) vesting of a 102 Non-Trustee Awards and/or any securities issued or distributed with respect thereto, shall be allocated or issued to the Trustee, who shall hold such 102 Non-Trustee Awards and all accrued rights thereon (if any), in trust for the benefit of the Grantee and/or the Company, as the case may be, until the full payment of tax arising from the 102 Non-Trustee Awards, the Shares issuable upon the exercise or (if applicable) vesting of a 102 Non-Trustee Awards and/or any securities issued or distributed with respect thereto. The Company may choose, alternatively, to require that the Grantee provide a guarantee or other security, to the satisfaction of each of the Trustee and the Company, until the full payment of the applicable taxes.
9.7.   Written Grantee Undertaking.   To the extent and with respect to any 102 Trustee Award, and as required by Section 102 of the Ordinance and the Rules, by virtue of the receipt of such Award, the Grantee is deemed to have provided, undertaken and confirmed the following written undertaking (and such undertaking is deemed incorporated into any documents signed by the Grantee in connection with the employment or service of the Grantee and/or the grant of such Award), which undertaking shall be deemed to apply and relate to all 102 Trustee Awards granted to the Grantee, whether under this Plan or other plans maintained by the Company, and whether prior to or after the date hereof.
(i)   The Grantee shall comply with all terms and conditions set forth in Section 102 of the Ordinance with regard to the “Capital Gain Track” or the “Ordinary Income Track”, as applicable, and the applicable rules and regulations promulgated thereunder, as amended from time to time.
(ii)   The Grantee is familiar with, and understands the provisions of, Section 102 of the Ordinance in general, and the tax arrangement under the “Capital Gain Track” or the “Ordinary Income Track” in particular, and its tax consequences; the Grantee agrees that the 102 Trustee Awards and Shares that may be issued upon exercise or (if applicable) vesting of the 102 Trustee Awards (or otherwise in relation to the 102 Trustee Awards), will be held by the Trustee appointed pursuant to Section 102 of the Ordinance for at least the duration of the “Holding Period” (as such term is defined in Section 102) under the “Capital Gain Track” or the “Ordinary Income Track”, as applicable. The Grantee understands that any release of such 102 Trustee Awards or Shares from trust, or any sale of the Share prior to the termination of the Holding Period, as defined above, will result in taxation at marginal tax rate, in addition to deductions of appropriate social security, health tax contributions or other compulsory payments; and

(iii)   The Grantee agrees to the trust agreement signed between the Company, the Employer and the Trustee appointed pursuant to Section 102 of the Ordinance.
10.   3(I) AWARDS.
Awards granted pursuant to this Section 10 are intended to constitute 3(i) Awards and shall be granted subject to the general terms and conditions specified in Section 6 hereof and other provisions of this Plan, except for any provisions of this Plan applying to Awards under different tax laws or regulations. In the event of any inconsistency or contradictions between the provisions of this Section 10 and the other terms of this Plan, this Section 10 shall prevail.
10.1.   To the extent required by the Ordinance or the ITA or otherwise deemed by the Committee to be advisable, the 3(i) Awards and/or any shares or other securities issued or distributed with respect thereto granted pursuant to this Plan shall be issued to a Trustee nominated by the Committee in accordance with the provisions of the Ordinance or the terms of a trust agreement, as applicable. In such event, the Trustee shall hold such Awards and or other securities issued or distributed with respect thereto in trust, until exercised or (if applicable) vested by the Grantee and the full payment of tax arising therefrom, pursuant to the Company’s instructions from time to time as set forth in a trust agreement, which will have been entered into between the Company and the Trustee. If determined by the Board or the Committee, and subject to such trust agreement, the Trustee shall be responsible for withholding any taxes to which a Grantee may become liable upon issuance of Shares, whether due to the exercise or (if applicable) vesting of Awards.
10.2.   Shares pursuant to a 3(i) Award shall not be issued, unless the Grantee delivers to the Company payment in cash or by bank check or such other form acceptable to the Committee of all withholding taxes due, if any, on account of the Grantee acquired Shares under the Award or gives other assurance satisfactory to the Committee of the payment of those withholding taxes.
11.   RESTRICTED SHARES.
The Committee may award Restricted Shares to any Service Provider, including under Section 102 of the Ordinance. Each Award of Restricted Shares under this Plan shall be evidenced by a Grant Notification Letter, in such form as the Committee shall from time to time approve. The Restricted Shares shall be subject to all applicable terms of this Plan, which in the case of Restricted Shares granted under Section 102 of the Ordinance shall include Section 9 hereof, and may be subject to any other terms that are not inconsistent with this Plan. The provisions of the various Grant Notification Letters need not be identical with respect to any two Awards or Grantees. The Grant Notification Letter shall comply with and be subject to Section 6 and the following terms and conditions, unless otherwise specifically provided in such Agreement and not inconsistent with this Plan or Applicable Law:
11.1.   Purchase Price.   Section 6.4 shall not apply. Each Restricted Share Agreement shall state an amount of Exercise Price to be paid by the Grantee, if any, in consideration for the issuance of the Restricted Shares and the terms of payment thereof, which may include payment in cash or, subject to the Committee’s approval, by issuance of promissory notes or other evidence of indebtedness on such terms and conditions as determined by the Committee.
11.2.   Restrictions.   Restricted Shares may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, except by will or the laws of descent and distribution (in which case they shall be transferred subject to all restrictions then or thereafter applicable thereto), until such Restricted Shares shall have vested (the period from the date on which the Award is granted until the date of vesting of the Restricted Shares thereunder being referred to herein as the “Restricted Period”). The Committee may also impose such additional or alternative restrictions and conditions on the Restricted Shares, as it deems appropriate, including the satisfaction of performance criteria (which, in case of 102 Trustee Awards, may be subject to obtaining a specific tax ruling or determination from the ITA). Such performance criteria may include, but are not limited to, sales, earnings before interest and taxes, return on investment, earnings per share, any combination of the foregoing or rate of growth of any of the foregoing, as determined by the Committee or pursuant to the provisions of any Company policy required under mandatory provisions of Applicable Law. Certificates for shares issued pursuant to Restricted Share Awards, if issued, shall bear an appropriate legend referring to such restrictions, and any attempt to dispose of any such shares in contravention of such restrictions shall be null and void and without effect. Such certificates may, if so determined by the Committee, be held in escrow by an escrow agent appointed by the Committee, or, if a Restricted Share Award is made pursuant to Section 102 of the Ordinance, by the Trustee. To the extent required by the Ordinance or the ITA, the Restricted Shares issued pursuant to Section 102 of the Ordinance shall be issued to the Trustee in accordance with the provisions of the Ordinance and the Restricted Shares shall be held for the benefit of the Grantee for at least the Required Holding Period.
11.3.   Forfeiture; Repurchase.   Subject to such exceptions as may be determined by the Committee, if the Grantee’s continuous employment with or service to the Company or any Affiliate thereof shall terminate (such that Grantee is no longer a Service Provider of either the Company or any Affiliate thereof) for any reason prior to the expiration of the Restricted Period of an Award or prior to the timely payment in full of the Exercise Price of any Restricted Shares, any Restricted Shares remaining subject to vesting or with respect to which the purchase price has not been paid in full, shall thereupon be forfeited, transferred to, and redeemed, repurchased or cancelled by, as the case may be, in any manner as set forth in Section 6.6.2(i) through (v), subject to Applicable Law and the Grantee shall have no further rights with respect to such Restricted Shares.
11.4.   Ownership.   During the Restricted Period the Grantee shall possess all shareholder rights with respect to such Restricted Shares, subject to Section 6.10 and Section 11.2, including the right to vote and receive dividends with respect to such Shares. All securities, if any, received by a Grantee with respect to Restricted Shares as a result of any stock split, stock dividend, combination of shares, or other similar transaction shall be subject to the restrictions applicable to the original Award.
12.   RESTRICTED SHARE UNITS.
An RSU is an Award covering a number of Shares that is settled, if vested and (if applicable) exercised, by issuance of those Shares. An RSU may be awarded to any Service Provider, including under Section 102 of the Ordinance. The grant of RSUs under this Plan shall be evidenced by a Grant Notification Letter in such form as the Committee shall from time to time approve. The RSUs shall be subject to all applicable terms of this Plan, which in the case of RSUs granted under Section 102 of the Ordinance shall include Section 9 hereof, and may be subject to any other terms that are not inconsistent with this Plan. The provisions of the various Grant Notification Letters entered into under this Plan need not be identical. Subject to Applicable Law, RSUs may be granted in consideration of a reduction in the recipient’s other compensation.
12.1.   Exercise Price.   No payment of Exercise Price shall be required as consideration for RSUs, unless included in the Grant Notification Letter or as required by Applicable Law (including, Section 304 of the Companies Law), and Section 6.4 shall apply, if applicable.
12.2.   Shareholders’ Rights.   The Grantee shall not possess or own any ownership rights in the Shares underlying the RSUs and no rights as a shareholder shall exist prior to the actual issuance of Shares in the name of the Grantee.
12.3.   Settlements of Awards.   Settlement of vested RSUs shall be made in the form of Shares. Distribution to a Grantee of an amount (or amounts) from settlement of vested RSUs can be deferred to a date after vesting as determined by the Committee; provided, that no such deferral shall be made with respect to RSUs held by a U.S. Service Provider if such deferral would cause such RSUs to fail to qualify for an exemption under Section 409A of the Code and become subject to the requirements of Section 409A of the Code, unless expressly determined by the Committee, or would violate the requirements of Section 409A. The amount of a deferred distribution may be increased by an interest factor or by dividend equivalents. In no event shall any dividends or dividend equivalent rights be paid before the vesting of the portion of the RSUs to which such dividends or dividend equivalent rights relate, unless otherwise provided for in the Grant Notification Letter or determined by the Committee. Until the grant of RSUs is settled, the number of Shares underlying such RSUs shall be subject to adjustment pursuant to Section 14 hereto.
12.4.   Section 409A Restrictions.   Notwithstanding anything to the contrary set forth herein, any RSUs granted under this Plan that are not exempt from the requirements of Section 409A of the Code shall contain such restrictions or other provisions so that such RSUs will comply with the requirements of Section 409A of the Code. Such restrictions, if any, shall be determined by the Committee and contained in the Grant

Notification Letter evidencing such RSU. Unless otherwise provided in the Grant Notification Letter or determined by the Committee, RSUs shall be settled no later than March 15 of the calendar year following the calendar year in which the RSUs vest.
13.   OTHER SHARE OR SHARE-BASED AWARDS.
13.1.   The Committee may grant other Awards under this Plan pursuant to which Shares (which may, but need not, be Restricted Shares pursuant to Section 11 hereof), cash (in settlement of Share-based Awards) or a combination thereof, are or may in the future be acquired or received, or Awards denominated in stock units, including units valued on the basis of measures other than market value.
13.2.   The Committee may also grant stock appreciation rights without the grant of an accompanying option, which rights shall permit the Grantees to receive, at the time of any exercise of such rights, cash or Shares equal to the amount by which the Fair Market Value of the Shares in respect to which the right was granted is so exercised exceeds the exercise price thereof. The exercise price of any such stock appreciation right granted to a U.S. Service Provider shall not be less than 100% of the Fair Market Value of a Share on the date of grant.
13.3.   Such other Share-based Awards as set forth above may be granted alone, in addition to, or in tandem with any Award of any type granted under this Plan (without any obligation or assurance that that such Share-based Awards will be entitled to tax benefits under Applicable Law or to the same tax treatment as other Awards under this Plan).
14.   EFFECT OF CERTAIN CHANGES.
14.1.   General.   In the event of a division or subdivision of the outstanding share capital of the Company, any distribution of bonus shares (stock split), consolidation or combination of share capital of the Company (reverse stock split), reclassification with respect to the Shares or any similar recapitalization events (each, a “Recapitalization”), a merger (including, a reverse merger and a reverse triangular merger), consolidation, amalgamation or like transaction of the Company with or into another corporation, a reorganization (which may include a combination or exchange of shares, spin-off or other corporate divestiture or division, or other similar occurrences, the Committee shall make, without the need for a consent of any holder of an Award, such adjustments as determined by the Committee to be appropriate, in its discretion, in order to adjust (i) the number and class of shares reserved and available for grants of Awards (including the ISO Limit), (ii) the number and class of shares covered by outstanding Awards, (iii) the Exercise Price per share covered by any Award, (iv) the terms and conditions concerning vesting and exercisability and the term and duration of the outstanding Awards, (v) the type or class of security, asset or right underlying the Award (which need not be only that of the Company, and may be that of the surviving corporation or any affiliate thereof or such other entity party to any of the above transactions), and (vi) any other terms of the Award that in the opinion of the Committee should be adjusted. Any fractional shares resulting from such adjustment shall be treated as determined by the Committee, and in the absence of such determination shall be rounded down to the nearest whole share, and the Company shall have no obligation to make any cash or other payment with respect to such fractional shares. No adjustment shall be made by reason of the distribution of subscription rights or rights offering to outstanding shares or other issuance of shares by the Company, unless the Committee determines otherwise. The adjustments determined pursuant to this Section 14.1 (including a determination that no adjustment is to be made) shall be final, binding and conclusive. Any adjustments made pursuant to this Section 14.1 with respect to Awards held by U.S. Service Providers shall be made in accordance with the requirements of Section 409A of the Code or Section 424 of the Code, as applicable.
Notwithstanding anything to the contrary included herein, and subject to Applicable Law and the applicable accounting standards, in the event of a distribution of cash dividend by the Company to all holders of Shares, the Committee shall have the authority to determine, without the need for a consent of any holder of an Award, that the Exercise Price of any Award, which is outstanding and unexercised on the record date of such distribution, shall be reduced by an amount equal to the per Share gross dividend amount distributed by the Company, and the Committee may determine that the Exercise Price following such reduction shall be not less than the par value of a Share (if such Shares bear a par value). The application of this Section with respect to any 102 Awards shall be subject to obtaining a ruling from the ITA, to the extent required by applicable law and subject to the terms and conditions of any such ruling. This paragraph shall not apply to any Options granted to U.S. Service Providers.
14.2.   Merger/Sale of Company.   In the event of (i) a sale of all or substantially all of the assets of the Company, or a sale (including an exchange) of all or substantially all of the capital stock of the Company, to any person, or a purchase by a shareholder of the Company or by an Affiliate of such shareholder, of all the capital stock of the Company held by all or substantially all other shareholders or by other shareholders who are not Affiliated with such acquiring party; (ii) a merger (including, a reverse merger and a reverse triangular merger), consolidation, amalgamation or like transaction of the Company with or into another corporation; (iii) a scheme of arrangement for the purpose of effecting such sale, merger, consolidation, amalgamation or other transaction; (iv) approval by the shareholders of the Company of a complete liquidation or dissolution of the Company; (v) Change in Board Event; or (vi) such other transaction or set of circumstances that is determined by the Board, in its discretion, to be a transaction subject to the provisions of this Section 14.2 excluding any of the foregoing transactions in clauses (i) through (iv) if the Board determines that such transaction should be excluded from the definition hereof and the applicability of this Section 14.2 (each of the foregoing transactions, a “Merger/Sale”), then, without derogating from the general authority and power of the Board or the Committee under this Plan, without the Grantee’s consent and action and without any prior notice requirement, the Committee may make, in its sole and absolute discretion, any determination as to the treatment of Awards, as provided herein:
(i)   Unless otherwise determined by the Committee, any Award then outstanding shall be assumed or be substituted by the Company, or by the successor corporation in such Merger/Sale or by any parent or Affiliate thereof, as determined by the Committee in its discretion (the “Successor Corporation”), under terms as determined by the Committee or the terms of this Plan applied by the Successor Corporation to such assumed or substituted Awards.
For the purposes of this Section 14.2(i), the Award shall be considered assumed or substituted if, following a Merger/Sale, the Award confers on the holder thereof the right to purchase or receive, for each Share underlying an Award immediately prior to the Merger/Sale, either (i) the consideration (whether shares or other securities, cash or other property, or rights, or any combination thereof) distributed to or received by holders of Shares in the Merger/Sale for each Share held on the effective date of the Merger/Sale (and if holders were offered a choice or several types of consideration, the type of consideration as determined by the Committee, which need not be the same type for all Grantees), or (ii) regardless of the consideration received by the holders of Shares in the Merger/Sale, solely shares or any type of Awards (or their equivalent) of the Successor Corporation at a value to be determined by the Committee in its discretion, or a certain type of consideration (whether shares or other securities, cash or other property, or rights, or any combination thereof) as determined by the Committee. Any of the consideration referred to in the foregoing clauses (i) and (ii) shall be subject to the same vesting and expiration terms of the Awards applying immediately prior to the Merger/Sale, unless determined by the Committee in its discretion that the consideration shall be subject to different vesting and expiration terms, or other terms, and the Committee may determine that it be subject to other or additional terms. The foregoing shall not limit the Committee’s authority to determine, that in lieu of such assumption or substitution of Awards for Awards of the Successor Corporation, such Award will be substituted for shares or other securities, cash or other property, or rights, or any combination thereof, including as set forth in Section 14.2(ii) hereof.
(ii)   Regardless of whether or not Awards are assumed or substituted, the Committee may (but shall not be obligated to):
(a)   provide for the Grantee to have the right to exercise the Award in respect of Shares covered by the Award which would otherwise be exercisable or vested, under such terms and conditions as the Committee shall determine, and the cancellation of all unexercised Awards (whether vested or unvested) upon or immediately prior to the closing of the Merger/Sale, unless the Committee provides for the Grantee to have the right to exercise the Award, or otherwise for the acceleration of vesting of such Award, as to all or part of the Shares covered by the Award which would not otherwise be exercisable or vested, under such terms and conditions as the Committee shall determine.

(b)   provide for the cancellation of each outstanding Award at or immediately prior to the closing of such Merger/Sale, and if and to what extent payment shall be made to the Grantee of an amount in, shares or other securities of the Company, the acquirer or of a corporation or other business entity which is a party to the Merger/Sale, in cash or other property, in rights, or in any combination thereof, as determined by the Committee to be fair in the circumstances, and subject to such terms and conditions as determined by the Committee. The Committee’s determination may provide that payment shall be set to zero if the value of the Shares is determined to be less than the Exercise Price, or in respect of Shares covered by the Award which would not otherwise be exercisable or vested, or that payment may be made only in excess of the Exercise Price; and/or
(c)   provide that the terms of any Award shall be otherwise amended, modified or terminated, as determined by the Committee to be fair in the circumstances.
(iii)   The Committee may, determine: (i) that any payments made in respect of Awards shall be made or delayed to the same extent that payment of consideration to the holders of the Shares in connection with the Merger/Sale is made or delayed as a result of escrows, indemnification, earn outs, holdbacks or any other contingencies or conditions; (ii) the terms and conditions applying to the payment made or payable to the Grantees, including participation in escrow, indemnification, releases, earn-outs, holdbacks or any other contingencies; and (iii) that any terms and conditions applying under the applicable definitive transaction agreements shall apply to the Grantees (including, appointment and engagement of a shareholders or sellers representative, payment of fees or other costs and expenses associated with such services, indemnifying such representative, and authorization to such representative within the scope of such representative’s authority in the applicable definitive transaction agreements).
(iv)   The Committee may determine to suspend the Grantee’s rights to exercise any vested portion of an Award for a period of time prior to the signing or consummation of a Merger/Sale transaction.
(v)   Without limiting the generality of this Section 14, if the consideration in exchange for Awards in a Merger/Sale includes any securities and due receipt thereof by any Grantee (or by the Trustee for the benefit of such Grantee) may require under applicable law (i) the registration or qualification of such securities or of any person as a broker or dealer or agent with respect to such securities; or (ii) the provision to any Grantee of any information under the Securities Act or any other securities laws, then the Committee may determine that the Grantee shall be paid in lieu thereof, against surrender of the Shares or cancellation of any other Awards, an amount in cash or other property, or rights, or any combination thereof, as determined by the Committee to be fair in the circumstances, and subject to such terms and conditions as determined by the Committee. Nothing herein shall entitle any Grantee to receive any form of consideration that such Grantee would be ineligible to receive as a result of such Grantee’s failure to satisfy (in the Committee’s sole determination) any condition, requirement or limitation that is generally applicable to the Company’s shareholders, or that is otherwise applicable under the terms of the Merger/Sale, and in such case, the Committee shall determine the type of consideration and the terms applying to such Grantees.
(vi)   Neither the authorities and powers of the Committee under this Section 14.2, nor the exercise or implementation thereof, shall (i) be restricted or limited in any way by any adverse consequences (tax or otherwise) that may result to any holder of an Award, and (ii) as, inter alia, being a feature of the Award upon its grant, be deemed to constitute a change or an amendment of the rights of such holder under this Plan, nor shall any such adverse consequences (as well as any adverse tax consequences that may result from any tax ruling or other approval or determination of any relevant tax authority) be deemed to constitute a change or an amendment of the rights of such holder under this Plan, and may be effected without consent of any Grantee and without any liability to the Company or its Affiliates or to its or their respective officers, directors, employees and representatives and the respective successors and assigns of any of the foregoing. The Committee need not take the same action with respect to all Awards or with respect to all Service Providers. The Committee may take different actions with respect to the vested and unvested portions of an Award. The Committee may determine an amount or type of consideration to be received or distributed in a Merger/Sale which may differ as among the Grantees, and as between the Grantees and any other holders of shares of the Company.

(vii)   The Committee may determine that upon a Merger/Sale any Shares held by Grantees (or for Grantee’s benefit) are sold in accordance with instructions issued by the Committee in connection with such Merger/Sale, which shall be final, conclusive and binding on all Grantees.
(viii)   All of the Committee’s determinations pursuant to this Section 14 shall be at its sole and absolute discretion, and shall be final, conclusive and binding on all Grantees (including, for clarity, as it relates to Shares issued upon exercise or vesting of any Awards or that are Awards, unless otherwise determined by the Committee) and without any liability to the Company or its Affiliates, or to their respective officers, directors, employees, shareholders and representatives, and the respective successors and assigns of any of the foregoing, in connection with the method of treatment, chosen course of action or determinations made hereunder.
(ix)   If determined by the Committee, the Grantees shall be subject to the definitive agreement(s) in connection with the Merger/Sale as applying to holders of Shares including, such terms, conditions, representations, undertakings, liabilities, limitations, releases, indemnities, appointing and indemnifying shareholders/sellers representative, participating in transaction expenses, shareholders/sellers representative expense fund and escrow arrangement, in each case as determined by the Committee. Each Grantee shall execute (and authorizes any person designated by the Company to so execute, as well as (if applicable) the Trustee holding any Shares for the Grantee’s behalf) such separate agreement(s) or instruments as may be requested by the Company, the Successor Corporation or the acquirer in connection with such in such Merger/Sale or otherwise under or for the purpose of implementing this Section 14.2, and in the form required by them. The execution of such separate agreement(s) may be a condition to the receipt of assumed or substituted Awards, payment in lieu of the Award, the exercise of any Award or otherwise to be entitled to benefit from shares or other securities, cash or other property, or rights, or any combination thereof, pursuant to this Section 14.2 (and the Company (and, if applicable, the Trustee) may exercise its authorization above and sign such agreement on behalf of the Grantee or subject the Grantee to the provisions of such agreements).
(x)   Notwithstanding anything to the contrary in this Section 14.2, (i) any action taken pursuant to this Section 14.2 with respect to Awards held by U.S. Service Providers shall be made in accordance with the requirements of Section 409A of the Code or Section 424 of the Code, as applicable and (ii) to the extent necessary to avoid adverse tax consequences under Section 409A of the Code, a transaction or other event will not be deemed a Merger/Sale for purposes of Awards granted to U.S. Service Providers unless the transaction or other event qualifies as a change in control event within the meaning of Section 409A of the Code.
14.3.   Reservation of Rights.   Except as expressly provided in this Section 14 (if any), the Grantee of an Award hereunder shall have no rights by reason of any transaction or event referred to in this Section 14 (including, Recapitalization of shares of any class, any increase or decrease in the number of shares of any class, or any dissolution, liquidation, reorganization, business combination, exchange of shares, spin-off or other corporate divestiture or division, or other similar occurrences, or Merger/Sale). Unless required by Section 14.1, any issue by the Company of shares of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number, type or price of shares subject to an Award. The grant of an Award pursuant to this Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structures or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or part of its business or assets or engage in any similar transactions.
15.   NON-TRANSFERABILITY OF AWARDS; SURVIVING BENEFICIARY.
15.1.   All Awards granted under this Plan by their terms shall not be transferable other than by will or by the laws of descent and distribution, unless otherwise determined by the Committee or under this Plan, provided that with respect to Shares issued upon exercise of Awards, Shares issued upon the vesting of Awards or Awards that are Shares, the restrictions on transfer shall be the restrictions referred to in Section 16 (Conditions upon Issuance of Shares) hereof. Subject to the above provisions, the terms of such Award, this Plan and any applicable Grant Notification Letter shall be binding upon the beneficiaries, executors, administrators, heirs and successors of such Grantee. Awards may be exercised or otherwise realized, during the lifetime of the Grantee, only by the Grantee or by his guardian or legal representative, to the extent provided for herein. Any transfer of an Award not permitted hereunder (including transfers pursuant to any decree of divorce, dissolution or separate maintenance, any property settlement, any separation agreement or any other agreement with a spouse) and any grant of any interest in any Award to, or creation in any way of any direct or indirect interest in any Award by, any party other than the Grantee shall be null and void and shall not confer upon any party or person, other than the Grantee, any rights. A Grantee may file with the Committee a written designation of a beneficiary, who shall be permitted to exercise such Grantee’s Award or to whom any benefit under this Plan is to be paid, in each case, in the event of the Grantee’s death before he or she fully exercises his or her Award or receives any or all of such benefit, on such form as may be prescribed by the Committee and may, from time to time, amend or revoke such designation. If no designated beneficiary survives the Grantee, the executor or administrator of the Grantee’s estate shall be deemed to be the Grantee’s beneficiary. Notwithstanding the foregoing, upon the request of the Grantee and subject to Applicable Law, the Committee, at its sole discretion, may permit the Grantee to transfer the Award to a trust whose beneficiaries are the Grantee and/or the Grantee’s immediate family members (all or several of them).
15.2.   Notwithstanding any other provisions of the Plan to the contrary, no Incentive Stock Option may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution or in accordance with a beneficiary designation pursuant to Section 15.1. Further, all Incentive Stock Options granted to a Grantee shall be exercisable during his or her lifetime only by such Grantee.
15.3.   As long as the Shares are held by the Trustee in favor of the Grantee, all rights possessed by the Grantee over the Shares are personal, and may not be transferred, assigned, pledged or mortgaged, other than by will or laws of descent and distribution.
15.4.   If and to the extent a Grantee is entitled to transfer an Award and/or Shares underlying an Award in accordance with the terms of the Plan and any other applicable agreements, such transfer shall be subject (in addition, to any other conditions or terms applying thereto) to receipt by the Company from such proposed transferee of a written instrument, on a form reasonably acceptable to the Company, pursuant to which such proposed transferee agrees to be bound by all provisions of the Plan and any other applicable agreements, including without limitation, any restrictions on transfer of the Award and/or Shares set forth herein (however, failure to so deliver such instrument to the Company as set forth above shall not derogate from all such provisions applying on any transferee).
15.5.   The provisions of this Section 15 shall apply to the Grantee and to any purchaser, assignee or transferee of any Shares.
16.   CONDITIONS UPON ISSUANCE OF SHARES; GOVERNING PROVISIONS.
16.1.   Legal Compliance.   The grant of Awards and the issuance of Shares upon exercise or settlement of Awards shall be subject to compliance with all Applicable Law as determined by the Company, including, applicable requirements of federal, state and foreign law with respect to such securities. The Company shall have no obligations to issue Shares pursuant to the exercise or settlement of an Award and Awards may not be exercised or settled, if the issuance of Shares upon exercise or settlement would constitute a violation of any Applicable Law as determined by the Company, including, applicable federal, state or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Shares may then be listed. In addition, no Award may be exercised unless (i) a registration statement under the Securities Act or equivalent law in another jurisdiction shall at the time of exercise or settlement of the Award be in effect with respect to the shares issuable upon exercise of the Award, or (ii) in the opinion of legal counsel to the Company, the shares issuable upon exercise of the Award may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act or equivalent law in another jurisdiction. The inability of the Company to obtain authority from any regulatory body having jurisdiction, if any, deemed by the Company to be necessary to the lawful issuance and sale of any Shares hereunder, and the inability to issue Shares hereunder due to non-compliance with any Company policies with respect to the sale of Shares, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority or compliance shall not have been obtained or achieved. As a condition to the exercise of an Award, the Company may require the person exercising such Award to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any Applicable Law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company, including to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares, all in form and content specified by the Company.
16.2.   Provisions Governing Shares.   Shares issued pursuant to an Award shall be subject to this Plan and shall be subject to the Articles of Association of the Company, and any other governing documents of the Company and all policies, manuals and internal regulations of the Company, as in effect from time to time.
16.3.   Share Purchase Transactions; Forced Sale.   In the event that the Board approves a Merger/Sale effected by way of a forced or compulsory sale (whether pursuant to the Company’s Articles of Association or pursuant to Section 341 of the Companies Law or any Shareholders Agreement or otherwise) or in the event of a transaction for the sale of all shares of the Company, then, without derogating from such provisions and in addition thereto, the Grantee shall be obligated, and shall be deemed to have agreed to the offer to effect the Merger/Sale (and the Shares held by or for the benefit of the Grantee shall be included in the shares of the Company approving the terms of such Merger/Sale for the purpose of satisfying the required majority), and shall sell all of the Shares held by or for the benefit of the Grantee on the terms and conditions applying to the holders of Shares, in accordance with the instructions then issued by the Board, whose determination shall be final. To the maximum extent permitted by Applicable Law, no Grantee shall contest, bring any claims or demands, or exercise any appraisal or dissenters’ rights related to any of the foregoing. Each Grantee shall execute (and authorizes any person designated by the Company to so execute, as well as (if applicable) the Trustee holding any Shares for the Grantee’s behalf) such documents and agreements, as may be requested by the Company relating to matters set forth in or otherwise for the purpose of implementing this Section 16.3. The execution of such separate agreement(s) may be a condition by the Company to the exercise of any Award and the Company (and, if applicable, the Trustee) may exercise its authorization above and sign such agreement on behalf of the Grantee or subject the Grantee to the provisions of such agreements.
16.4.   Data Privacy; Data Transfer.   Information related to Grantees and Awards hereunder, as shall be received from Grantee or others, and/or held by, the Company or its Affiliates from time to time, and which information may include sensitive and personal information related to Grantees (“Information”), will be used by the Company or its Affiliates (or third parties appointed by any of them, including the Trustee) to comply with any applicable legal requirement, or for administration of the Plan as they deems necessary or advisable, or for the respective business purposes of the Company or its Affiliates (including in connection with transactions related to any of them). The Company and its Affiliates shall be entitled to transfer the Information among the Company or its Affiliates, and to third parties for the purposes set forth above, which may include persons located abroad (including, any person administering the Plan or providing services in respect of the Plan or in order to comply with legal requirements, or the Trustee, their respective officers, directors, employees and representatives, and the respective successors and assigns of any of the foregoing), and any person so receiving Information shall be entitled to transfer it for the purposes set forth above. The Company shall use commercially reasonable efforts to ensure that the transfer of such Information shall be limited to the reasonable and necessary scope. By receiving an Award hereunder, Grantee acknowledges and agrees that the Information is provided at Grantee’s free will and Grantee consents to the storage and transfer of the Information as set forth above.
16.5.   Prohibition on Executive Officer Loans.   Notwithstanding any other provision of the Plan to the contrary, no Grantee who is a member of the Board or an “executive officer” of the Company within the meaning of Section 13(k) of the Exchange Act shall be permitted to make payment with respect to any Awards granted under the Plan, or continue any extension of credit with respect to such payment, with a loan from the Company or a loan arranged by the Company in violation of Section 13(k) of the Exchange Act.
16.6.   Clawback Provisions.   All Awards (including the gross amount of any proceeds, gains or other economic benefit the Grantee actually or constructively receives upon receipt, exercise or settlement of any Award or the receipt or resale of any Shares underlying the Award) will be subject to recoupment by the Company to the extent required to comply with Applicable Law or any policy of the Company (subject to Applicable Law) providing for the reimbursement of incentive compensation, whether or not such policy was in place at the time of grant of an Award.

17.   AGREEMENT REGARDING TAXES; DISCLAIMER.
17.1.   As a condition of exercise or (if applicable) vesting of an Award, the release of Shares by the Trustee or the vesting or settlement of an Award, a Grantee shall agree that, no later than the date of such occurrence, the Grantee will pay to the Company (or the Trustee, as applicable) or make arrangements satisfactory to the Company and the Trustee (if applicable) regarding payment of any applicable taxes and compulsory payments of any kind required by Applicable Law to be withheld or paid.
17.2.   TAX LIABILITY.   ALL TAX CONSEQUENCES UNDER ANY APPLICABLE LAW WHICH MAY ARISE FROM THE GRANT OF ANY AWARDS OR THE EXERCISE OR (IF APPLICABLE) VESTING THEREOF, THE SALE OR DISPOSITION OF ANY SHARES GRANTED HEREUNDER OR ISSUED UPON EXERCISE OR (IF APPLICABLE) THE VESTING OF ANY AWARD, THE ASSUMPTION, SUBSTITUTION, CANCELLATION OR PAYMENT IN LIEU OF AWARDS OR FROM ANY OTHER ACTION IN CONNECTION WITH THE FOREGOING (INCLUDING WITHOUT LIMITATION ANY TAXES AND COMPULSORY PAYMENTS, SUCH AS SOCIAL SECURITY OR HEALTH TAX PAYABLE BY THE GRANTEE OR THE COMPANY IN CONNECTION THEREWITH) SHALL BE BORNE AND PAID SOLELY BY THE GRANTEE, AND THE GRANTEE SHALL INDEMNIFY THE COMPANY, ITS SUBSIDIARIES AND AFFILIATES AND THE TRUSTEE, AND SHALL HOLD THEM HARMLESS AGAINST AND FROM ANY LIABILITY FOR ANY SUCH TAX OR PAYMENT OR ANY PENALTY, INTEREST OR INDEXATION THEREON. EACH GRANTEE AGREES TO, AND UNDERTAKES TO COMPLY WITH, ANY RULING, SETTLEMENT, CLOSING AGREEMENT OR OTHER SIMILAR AGREEMENT OR ARRANGEMENT WITH ANY TAX AUTHORITY IN CONNECTION WITH THE FOREGOING WHICH IS APPROVED BY THE COMPANY.
17.3.   NO TAX ADVICE.   THE GRANTEE IS ADVISED TO CONSULT WITH A TAX ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES OF RECEIVING, EXERCISING OR DISPOSING OF AWARDS HEREUNDER. THE COMPANY DOES NOT ASSUME ANY RESPONSIBILITY TO ADVISE THE GRANTEE ON SUCH MATTERS, WHICH SHALL REMAIN SOLELY THE RESPONSIBILITY OF THE GRANTEE.
17.4.   TAX TREATMENT.   THE COMPANY AND ITS AFFILIATES (INCLUDING THE EMPLOYER) DO NOT UNDERTAKE OR ASSUME ANY LIABILITY OR RESPONSIBILITY TO THE EFFECT THAT ANY AWARD SHALL QUALIFY WITH ANY PARTICULAR TAX REGIME OR RULES APPLYING TO PARTICULAR TAX TREATMENT, OR BENEFIT FROM ANY PARTICULAR TAX TREATMENT OR TAX ADVANTAGE OF ANY TYPE AND THE COMPANY AND ITS AFFILIATES (INCLUDING THE EMPLOYER) SHALL BEAR NO LIABILITY IN CONNECTION WITH THE MANNER IN WHICH ANY AWARD IS TREATED FOR TAX PURPOSES, REGARDLESS OF WHETHER THE AWARD WAS GRANTED OR WAS INTENDED TO QUALIFY UNDER ANY PARTICULAR TAX REGIME OR TREATMENT. THIS PROVISION SHALL SUPERSEDE ANY TYPE OF AWARDS OR TAX QUALIFICATION INDICATED IN ANY CORPORATE RESOLUTION OR GRANT NOTIFICATION LETTER, WHICH SHALL AT ALL TIMES BE SUBJECT TO THE REQUIREMENTS OF APPLICABLE LAW. THE COMPANY AND ITS AFFILIATES (INCLUDING THE EMPLOYER) DO NOT UNDERTAKE AND SHALL NOT BE REQUIRED TO TAKE ANY ACTION IN ORDER TO QUALIFY ANY AWARD WITH THE REQUIREMENT OF ANY PARTICULAR TAX TREATMENT AND NO INDICATION IN ANY DOCUMENT TO THE EFFECT THAT ANY AWARD IS INTENDED TO QUALIFY FOR ANY TAX TREATMENT SHALL IMPLY SUCH AN UNDERTAKING. THE COMPANY AND ITS AFFILIATES (INCLUDING THE EMPLOYER) DO NOT UNDERTAKE TO REPORT FOR TAX PURPOSES ANY AWARD IN ANY PARTICULAR MANNER, INCLUDING IN ANY MANNER CONSISTENT WITH ANY PARTICULAR TAX TREATMENT. NO ASSURANCE IS MADE BY THE COMPANY OR ANY OF ITS AFFILIATES (INCLUDING THE EMPLOYER) THAT ANY PARTICULAR TAX TREATMENT ON THE DATE OF GRANT WILL CONTINUE TO EXIST OR THAT THE AWARD WOULD QUALIFY AT THE TIME OF EXERCISE, VESTING OR DISPOSITION THEREOF WITH ANY PARTICULAR TAX TREATMENT. THE COMPANY AND ITS AFFILIATES (INCLUDING THE EMPLOYER) SHALL NOT HAVE ANY LIABILITY OR OBLIGATION OF ANY NATURE IN THE EVENT THAT AN AWARD DOES NOT QUALIFY FOR ANY PARTICULAR TAX

TREATMENT, REGARDLESS WHETHER THE COMPANY COULD HAVE OR SHOULD HAVE TAKEN ANY ACTION TO CAUSE SUCH QUALIFICATION TO BE MET AND SUCH QUALIFICATION REMAINS AT ALL TIMES AND UNDER ALL CIRCUMSTANCES AT THE RISK OF THE GRANTEE. THE COMPANY DOES NOT UNDERTAKE OR ASSUME ANY LIABILITY TO CONTEST A DETERMINATION OR INTERPRETATION (WHETHER WRITTEN OR UNWRITTEN) OF ANY TAX AUTHORITIES, INCLUDING IN RESPECT OF THE QUALIFICATION UNDER ANY PARTICULAR TAX REGIME OR RULES APPLYING TO PARTICULAR TAX TREATMENT. IF THE AWARDS DO NOT QUALIFY UNDER ANY PARTICULAR TAX TREATMENT IT COULD RESULT IN ADVERSE TAX CONSEQUENCES TO THE GRANTEE.
17.5.   The Company or any Subsidiary or other Affiliate thereof (including the Employer) may take such action as it may deem necessary or appropriate, in its discretion, for the purpose of or in connection with withholding of any taxes and compulsory payments which the Trustee, the Company or any Subsidiary or other Affiliate thereof (including the Employer) (or any applicable agent thereof) is required by any Applicable Law to withhold in connection with any Awards, including, without limitations, any income tax, social benefits, social insurance, health tax, pension, payroll tax, fringe benefits, excise tax, payment on account or other tax-related items related to the Grantee’s participation in the Plan and applicable by law to the Grantee (collectively, “Withholding Obligations”). Such actions may include (i) requiring Grantees to remit to the Company or the Employer in cash an amount sufficient to satisfy such Withholding Obligations and any other taxes and compulsory payments, payable by the Company or the Employer in connection with the Award or the exercise or (if applicable) the vesting thereof; (ii) subject to Applicable Law, allowing the Grantees to surrender Shares to the Company, in an amount that at such time, reflects a value that the Committee determines to be sufficient to satisfy such Withholding Obligations; (iii) withholding Shares otherwise issuable upon the exercise or settlement of an Award at a value which is determined by the Company to be sufficient to satisfy such Withholding Obligations; (iv) allowing Grantees to satisfy all or part of the Withholding Obligations by the delivery (on a form prescribed by the Company) of an irrevocable direction to a securities broker approved by the Company to sell Shares and to deliver all or part of the sales proceeds to the Company or the Trustee; or (iv) any combination of the foregoing. The Company shall not be obligated to allow the exercise or vesting of any Award by or on behalf of a Grantee until all tax consequences arising therefrom are resolved in a manner acceptable to the Company.
17.6.   Each Grantee shall notify the Company in writing promptly and in any event within ten (10) days after the date on which such Grantee first obtains knowledge of any tax authority inquiry, audit, assertion, determination, investigation, or question relating in any manner to the Awards granted or received hereunder or Shares issued thereunder and shall continuously inform the Company of any developments, proceedings, discussions and negotiations relating to such matter, and shall allow the Company and its representatives to participate in any proceedings and discussions concerning such matters. Upon request, a Grantee shall provide to the Company any information or document relating to any matter described in the preceding sentence, which the Company, in its discretion, requires.
17.7.   With respect to 102 Non-Trustee Options, if the Grantee ceases to be employed by the Company, Parent, Subsidiary or any Affiliate (including the Employer), the Grantee shall extend to the Company and/or the Employer a security or guarantee for the payment of taxes due at the time of sale of Shares, all in accordance with the provisions of Section 102 of the Ordinance and the Rules.
17.8.   If a Grantee who is a U.S. Service Provider makes an election under Section 83(b) of the Code with respect to an Award of Restricted Shares, such Grantee shall deliver a copy of such election to the Company upon or prior to the filing such election with the U.S. Internal Revenue Service. Neither the Company nor any Affiliate (including the Employer) shall have any liability or responsibility relating to or arising out of the filing or not filing of any such election or any defects in its construction.
18.   RIGHTS AS A SHAREHOLDER; VOTING AND DIVIDENDS.
18.1.   Subject to Section 11.4, a Grantee shall have no rights as a shareholder of the Company with respect to any Shares covered by an Award until the Grantee shall have exercised or (as applicable) vests in the Award, paid any Exercise Price therefor and becomes the record holder of the subject Shares. In the case of 102 Awards, the Trustee shall have no rights as a shareholder of the Company with respect to the Shares covered by such Award until the Trustee becomes the record holder for such Shares for the Grantee’s benefit, and the Grantee shall not be deemed to be a shareholder and shall have no rights as a shareholder of the Company with respect to the Shares covered by the Award until the date of the release of such Shares from the Trustee to the Grantee and the transfer of record ownership of such Shares to the Grantee (provided, however, that the Grantee shall be entitled to receive from the Trustee any cash dividend or distribution made on account of the Shares held by the Trustee for such Grantee’s benefit, subject to any tax withholding and compulsory payment). No adjustment shall be made for dividends (ordinary or extraordinary, whether in shares or other securities, cash or other property, or rights, or any combination thereof) or distribution of other rights for which the record date is prior to the date on which the Grantee or Trustee (as applicable) becomes the record holder of the Shares covered by an Award, except as provided in Section 14 hereof.
18.2.   With respect to all Awards issued in the form of Shares hereunder or upon the exercise or (if applicable) the vesting of Awards hereunder, any and all voting rights attached to such Shares shall be subject to Section 18.1, and the Grantee shall be entitled to receive dividends distributed with respect to such Shares, subject to the provisions of the Company’s Articles of Association, as amended from time to time, and subject to any Applicable Law.
18.3.   The Company may, but shall not be obligated to, register or qualify the sale of Shares under any applicable securities law or any other Applicable Law.
19.   NO REPRESENTATION BY COMPANY.
By granting the Awards, the Company is not, and shall not be deemed as, making any representation or warranties to the Grantee regarding the Company, its business affairs, its prospects or the future value of its Shares and such representations and warranties are hereby disclaimed. The Company shall not be required to provide to any Grantee any information, documents or material in connection with the Grantee’s considering an exercise of an Award, or the acceptance of an Award, unless required by Applicable Law. To the extent that any information, documents or materials are provided, the Company shall have no liability with respect thereto. Any decision by a Grantee to exercise an Award, or to accept an Award, shall solely be at the risk of the Grantee.
20.   NO RETENTION RIGHTS.
Nothing in this Plan, any Grant Notification Letter or in any Award granted or agreement entered into pursuant hereto shall confer upon any Grantee the right to continue in the employ of, or be in the service of the Company or any Subsidiary or other Affiliate thereof as a Service Provider or to be entitled to any remuneration or benefits not set forth in this Plan or such agreement, or to interfere with or limit in any way the right of the Company or any such Subsidiary or other Affiliate thereof to terminate such Grantee’s employment or service (including, any right of the Company or any of its Affiliates to immediately cease the Grantee’s employment or service or to shorten all or part of the notice period, regardless of whether notice of termination was given by the Company or its Affiliates or by the Grantee). Awards granted under this Plan shall not be affected by any change in duties or position of a Grantee, subject to Sections 6.6 through 6.8. No Grantee shall be entitled to claim and the Grantee hereby waives any claim against the Company or any Subsidiary or other Affiliate thereof that he or she was prevented from continuing to vest Awards as of the date of termination of his or her employment with, or services to, the Company or any Subsidiary or other Affiliate thereof. No Grantee shall be entitled to any compensation in respect of the Awards which would have vested had such Grantee’s employment or engagement with the Company (or any Subsidiary or other Affiliate thereof) not been terminated.
21.   PERIOD DURING WHICH AWARDS MAY BE GRANTED.
Awards may be granted pursuant to this Plan from time to time within a period of ten (10) years from the Effective Date. From and after such date (as extended) no grants of Awards may be made and this Plan shall continue to be in full force and effect with respect to Awards or Shares issued thereunder that remain outstanding.
22.   AMENDMENT OF THIS PLAN AND AWARDS.
22.1.   The Board at any time and from time to time may suspend, terminate, modify or amend this Plan, whether retroactively or prospectively. Any amendment effected in accordance with this Section shall be binding upon all Grantees and all Awards, whether granted prior to or after the date of such amendment. No termination or amendment of this Plan shall affect any then outstanding Award unless expressly provided by the Board.
22.2.   Subject to changes in Applicable Law that would permit otherwise, without the approval of the Company’s shareholders, there shall be (i) no increase in the maximum aggregate number of Shares that may be issued under this Plan as Incentive Stock Options (except by operation of the provisions of Section 14.1), (ii) no change in the class of persons eligible to receive Incentive Stock Options, and (iii) no other amendment of this Plan that would require approval of the Company’s shareholders under any Applicable Law or the rules of the applicable stock market or exchange, if any, on which the Shares are principally quoted or traded. Unless not permitted by Applicable Law, if the grant of an Award is subject to approval by shareholders, the date of grant of the Award shall be determined as if the Award had not been subject to such approval. Failure to obtain approval by the shareholders shall not in any way derogate from the valid and binding effect of any grant of an Award that is not an Incentive Stock Option.
22.3.   The Board or the Committee at any time and from time to time may modify or amend any Award theretofore granted, including any Grant Notification Letter, whether retroactively or prospectively.
22.4.   Notwithstanding anything to the contrary in Section 22.1 and Section 22.3, the Grantee’s consent to any amendment to the Plan, any Award or any Grant Notification Letter shall not be required unless the Committee determines that the action would materially infringe upon the Grantee’s rights under an outstanding Award. For the avoidance of doubt, the Grantee’s consent shall not be required (i) if an Option intended to be an Incentive Stock Option is deemed a Nonqualified Stock Option, (ii) with respect to the acceleration of vesting of an Incentive Stock Option, or (iii) if the Committee in its discretion deems the action necessary or advisable to comply with Section 422 of the Code, Section 409A of the Code or other Applicable Law.
23.   APPROVAL.
23.1.   This Plan shall take effect upon its adoption by the Board (the date of the Board’s adoption of this Plan, the “Effective Date”). No Incentive Stock Option granted under this Plan may be exercised until this Plan is approved by shareholders of the Company holding a majority of the outstanding securities of the Company entitled to vote (determined on an as-converted basis). If such shareholder approval is not obtained within twelve (12) months after the date of the Board’s adoption of the Plan, then all Incentive Stock Options previously granted under this Plan shall immediately and automatically terminate and cease to be outstanding, and no further Incentive Stock Options shall be granted under this Plan.
23.2.   102 Awards are conditional upon the filing with or approval by the ITA, if required, as set forth in Section 9.4. Failure to so file or obtain such approval shall not in any way derogate from the valid and binding effect of any grant of an Award, which is not a 102 Award.
24.   RULES PARTICULAR TO SPECIFIC COUNTRIES; SECTION 409A.
24.1.   Notwithstanding anything herein to the contrary, the terms and conditions of this Plan may be supplemented or amended with respect to a particular country or tax regime by means of an appendix to this Plan, and to the extent that the terms and conditions set forth in any appendix conflict with any provisions of this Plan, the provisions of such appendix shall govern. Terms and conditions set forth in such appendix shall apply only to Awards granted to Grantees under the jurisdiction of the specific country or such other tax regime that is the subject of such appendix and shall not apply to Awards issued to a Grantee not under the jurisdiction of such country or such other tax regime. The adoption of any such appendix shall be subject to the approval of the Board or the Committee, and if determined by the Committee to be required in connection with the application of certain tax treatment, pursuant to applicable stock exchange rules or regulations or otherwise, then also the approval of the shareholders of the Company at the required majority.
24.2.   This Section 24.2 shall only apply to Awards granted to U.S. Service Providers.
(i)   It is the intention of the Committee that no Award shall be deferred compensation subject to Section 409A of the Code unless and to the extent that the Committee specifically determines otherwise as provided in Section 24.2(ii), and the Plan and the terms and conditions of all Awards shall be interpreted and administered accordingly.
(ii)   The terms and conditions governing any Awards that the Committee specifically determines will be subject to Section 409A of the Code, including any rules for payment or elective or mandatory deferral of the payment or delivery of Shares or cash pursuant thereto, and any rules regarding treatment of such Awards in the event of a Merger/Sale, shall be set forth in the applicable Grant Notification Letter and shall be intended to comply in all respects with Section 409A of the Code, and the Plan and the terms and conditions of such Awards shall be interpreted and administered accordingly.
(iii)   The Committee shall have complete discretion to interpret and construe the Plan and any Grant Notification Letter in any manner that establishes an exemption from (or compliance with) the requirements of Section 409A of the Code. If, notwithstanding the foregoing provisions of this Section 24.2(iii), any provision of the Plan or any such agreement would cause a Grantee to incur any additional tax or interest under Section 409A of the Code, the Committee may reform such provision in a manner intended to avoid the incurrence by such Grantee of any such additional tax or interest; provided that the Committee shall maintain, to the extent reasonably practicable, the original intent and economic benefit to the Grantee of the applicable provision without violating the provisions of Section 409A of the Code. For the avoidance of doubt, no provision of this Plan shall be interpreted or construed to transfer any liability for failure to comply with the requirements of Section 409A of the Code from any Grantee or any other individual to the Company or any of its affiliates, employees or agents.
(iv)   Notwithstanding any other provision in the Plan, any Grant Notification Letter, or any other written document establishing the terms and conditions of an Award, if any Grantee is a “specified employee,” within the meaning of Section 409A of the Code, as of the date of his or her “separation from service” (as defined under Section 409A of the Code), then, to the extent necessary to avoid adverse tax consequences under Section 409A of the Code, any payment made to such Grantee on account of his or her separation from service shall not be made before a date that is six months after the date of his or her separation from service (or death, if earlier).
(v)   Notwithstanding any other provision of this Section 24.2 to the contrary, although the Committee intends to administer the Plan so that Awards will be exempt from, or will comply with, the requirements of Section 409A of the Code, the Committee does not warrant that any Award under the Plan will qualify for favorable tax treatment under Section 409A of the Code or any other provision of federal, state, local, or non-United States law. None of the Committee, the Board, the Company or any of its Affiliates shall be liable to any Grantee for any tax, interest, or penalties the Grantee might owe as a result of the grant, holding, vesting, exercise, or payment of any Award under the Plan.
25.   GOVERNING LAW; JURISDICTION.
This Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Israel, except with respect to matters that are subject to tax laws, regulations and rules of any specific jurisdiction, which shall be governed by the respective laws, regulations and rules of such jurisdiction. Certain definitions, which refer to laws other than the laws of such jurisdiction, shall be construed in accordance with such other laws. The competent courts located in Tel Aviv-Jaffa, Israel shall have exclusive jurisdiction over any dispute arising out of or in connection with this Plan and any Award granted hereunder. By signing any Grant Notification Letter or any other agreement relating to an Award, each Grantee irrevocably submits to such exclusive jurisdiction.
26.   NON-EXCLUSIVITY OF THIS PLAN.
The adoption of this Plan shall not be construed as creating any limitations on the power or authority of the Company to adopt such other or additional incentive or other compensation arrangements of whatever nature as the Company may deem necessary or desirable or preclude or limit the continuation of any other plan, practice or arrangement for the payment of compensation or fringe benefits to employees generally, or to any class or group of employees, which the Company or any Affiliate now has or will lawfully put into effect, including any retirement, pension, savings and stock purchase plan, insurance, death and disability benefits and executive short-term or long-term incentive plans.

27.   MISCELLANEOUS.
27.1.   Survival.   The Grantee shall be bound by and the Shares issued upon exercise or (if applicable) the vesting of any Awards granted hereunder shall remain subject to this Plan after the exercise or (if applicable) the vesting of Awards, in accordance with the terms of this Plan, whether or not the Grantee is then or at any time thereafter employed or engaged by the Company or any of its Affiliates.
27.2.   Additional Terms.   Each Award awarded under this Plan may contain such other terms and conditions not inconsistent with this Plan as may be determined by the Committee, in its sole discretion.
27.3.   Fractional Shares.   No fractional Share shall be issuable upon exercise or vesting of any Award and the number of Shares to be issued shall be rounded down to the nearest whole Share (and the Company shall not have liability to compensate for such fractional shares at any time), with in any Share remaining at the last vesting date due to such rounding to be issued upon exercise at such last vesting date.
27.4.   Severability.   If any provision of this Plan, any Grant Notification Letter or any other agreement entered into in connection with an Award shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction. In addition, if any particular provision contained in this Plan, any Grant Notification Letter or any other agreement entered into in connection with an Award shall for any reason be held to be excessively broad as to duration, geographic scope, activity or subject, it shall be construed by limiting and reducing such provision as to such characteristic so that the provision is enforceable to fullest extent compatible with Applicable Law as it shall then appear.
27.5.   Captions and Titles.   The use of captions and titles in this Plan or any Grant Notification Letter or any other agreement entered into in connection with an Award is for the convenience of reference only and shall not affect the meaning or interpretation of any provision of this Plan or such agreement.
*    *    *

Proxy Card
PROXY
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned shareholder of Quoin Pharmaceuticals Ltd. (the “Company”) hereby appoints Rensi Sutaria, as agent and proxy of the undersigned, with full power of substitution to each of them, to appear, and to vote on behalf of the undersigned all ordinary shares of the Company which the undersigned is entitled to vote at the Annual General Meeting of Shareholders (the “Annual Meeting”) to be held at the offices of Blank Rome LLP located at One Logan Square, Philadelphia, PA 19103, on Thursday, August 21, 2025, at 12 p.m., US Eastern Time, and at any adjournments or postponements thereof, with all the powers and authority the undersigned would possess if personally present at the Annual Meeting, upon the following matters, which are more fully described in the Notice of Annual General Meeting of Shareholders (the “Notice”) and the Proxy Statement relating to the Annual Meeting (the “Proxy Statement”).
The proxy statement and Annual Report on Form 10-K are available at
https://quoinpharma.gcs-web.com/annual-report-and-proxy-statement
IMPORTANT NOTE:   BY EXECUTING THIS PROXY CARD, THE UNDERSIGNED SHAREHOLDER IS CONFIRMING THAT HE, SHE OR IT DOES NOT HAVE A CONFLICT OF INTEREST (I.E., THE UNDERSIGNED IS NOT AN “INTERESTED SHAREHOLDER”) IN THE APPROVAL OF PROPOSAL 3 AND CAN THEREFORE BE COUNTED TOWARDS OR AGAINST THE MAJORITY REQUIRED FOR APPROVAL OF THAT PROPOSAL. IF YOU HAVE SUCH A CONFLICT OF INTEREST IN THE APPROVAL OF PROPOSAL 3, PLEASE NOTIFY RENSI SUTARIA, THE COMPANY’S CHIEF REGULATORY OFFICER, AT QUOIN PHARMACEUTICALS LTD., 42127 PLEASANT FOREST CT., ASHBURN, VA 20148, TELEPHONE: (703) 980-4182, OR EMAIL RSUTARIA@QUOINPHARMA.COM.
PLEASE SEE THE COMPANY’S PROXY STATEMENT FOR A FURTHER EXPLANATION AS TO WHO IS CONSIDERED AN “INTERESTED SHAREHOLDER”.
The undersigned acknowledges receipt of the Notice and the Proxy Statement. Capitalized terms that are not defined herein have the meaning ascribed to those terms in the Proxy Statement.
This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned. If no direction is made with respect to any Proposal, this Proxy will be deemed to constitute an abstention with respect to such Proposal. Any and all proxies heretofore given by the undersigned are hereby revoked.
(Continued and to be signed on the reverse side)

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ANNUAL GENERAL MEETING OF SHAREHOLDERS OF
QUOIN PHARMACEUTICALS LTD.
August 21, 2025
PLEASE SIGN, DATE AND RETURN PROMPTLY.
PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒
THE BOARD OF DIRECTORS RECOMMENDS
A VOTE “FOR” EACH OF PROPOSALS 1-7.
		For	Against	Abstain
Proposal 1.A.	To re-elect Dr. Michael Myers to serve as Director of the Company until the Company’s next annual general meeting.	☐	☐	☐
Proposal 1.B.	To re-elect Ms. Denise Carter to serve as Director of the Company until the Company’s next annual general meeting.	☐	☐	☐
Proposal 1.C.	To re-elect Mr. Joseph Cooper to serve as Director of the Company until the Company’s next annual general meeting.	☐	☐	☐
Proposal 1.D.	To re-elect Mr. James Culverwell to serve as Director of the Company until the Company’s next annual general meeting.	☐	☐	☐
Proposal 1.E.	To re-elect Dr. Dennis H. Langer to serve as Director of the Company until the Company’s next annual general meeting.	☐	☐	☐
Proposal 1.F.	To re-elect Ms. Natalie Leong to serve as Director of the Company until the Company’s next annual general meeting.	☐	☐	☐
Proposal 1.G.	To re-elect Mr. Michael Sember to serve as Director of the Company until the Company’s next annual general meeting.	☐	☐	☐
Proposal 2	To approve the amendments to the Company’s Amended and Restated Articles of Association, as amended, as described in the Proxy Statement, dated July [17], 2025.	☐	☐	☐
Proposal 3	To approve a new Compensation Policy for the Company’s Executive Officers and Directors as described in the Proxy Statement, dated July [17], 2025.	☐	☐	☐
Proposal 4	To approve the Quoin Pharmaceuticals Ltd. 2025 Equity Incentive Plan, as described in the Proxy Statement, dated July [17], 2025.	☐	☐	☐
Proposal 5	To approve the terms of changes to the Company’s non-employee directors’ compensation program, as described in the Proxy Statement, dated July [17], 2025.	☐	☐	☐
Proposal 6	To approve certain option grants to certain non-employee directors, as described in the Proxy Statement, dated July [17], 2025.	☐	☐	☐
Proposal 7	To appoint CBIZ CPAs P.C. to serve as the Company’s auditor and independent registered public accounting firm until the Company’s next annual general meeting of shareholders.	☐	☐	☐
The approval of Proposal No. 3 is subject to the fulfillment of one of the following additional special majority voting requirements: (i) the majority of the shares that are voted at the Annual Meeting in favor of such proposals, excluding abstentions, includes a majority of the votes of shareholders who are not controlling shareholders or do not have a personal interest in the approval of the Proposal (each, an “Interested Shareholder”); or (ii) the total number of shares of the shareholders mentioned in clause (i) above that are voted against the proposals do not exceed two percent (2%) of the total voting rights in the Company.

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Please note: By voting, whether by means of the enclosed proxy card, via telephone or internet voting, you will be deemed to confirm to the Company that you are NOT an Interested Shareholder. If you are an Interested Shareholder, please notify the Company, as described in this proxy card (in which case your vote will only count for or against the simple majority, and not for or against the special tally, required for approval and adoption of Proposal No. 3).
In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the Annual Meeting or any adjournment or postponement thereof.
Please sign exactly as your name appears on the certificate representing your shares. If ordinary shares are held jointly, each holder should sign. If signing as an executor, administrator, trustee, guardian or other fiduciary, please give full title as such. If the signer is a corporation or partnership, please insert full corporate or partnership name and sign by a duly authorized officer or person of such corporation or partnership, as applicable, giving full title as such.
Name	Signature	Date	, 2025
Name	Signature	Date	, 2025

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